SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

WellPoint, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 1, 2011

To Our Shareholders:

The Board of Directors joins us in extending to you a cordial invitation to attend the 2011 Annual Meeting of Shareholders of WellPoint, Inc. (the “Company”). The meeting will be held at the Hilton Hotel at 120 West Market Street, Indianapolis, Indiana, at 8:00 a.m., Eastern Daylight Time, on Tuesday, May 17, 2011. At the meeting, we will be voting on the matters described in this Proxy Statement.

We are providing access to our proxy materials over the Internet at www.envisionreports.com/wlp. On or about April 1, 2011, we will mail a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) to the majority of our shareholders of record, and on or about the same date we will mail to our other shareholders who have requested it a printed copy of this proxy statement and a proxy card. On the mailing date of the E-Proxy Notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the E-Proxy Notice and this proxy statement.

If you are unable to attend, it is still important that your shares be represented and voted. Therefore, regardless of the number of shares you own, PLEASE VOTE THROUGH THE INTERNET, BY TELEPHONE OR BY MAIL. Any shareholder who attends the meeting may vote in person, even if he or she has voted through the Internet, by telephone or by mail.

If you plan to attend the Annual Meeting and are a registered shareholder, please bring the E-Proxy Notice, or if you received a printed copy of the proxy materials, the admission ticket portion of your proxy card, sent to you. If your shares are registered in the name of a bank or your broker, please obtain a legal proxy from your bank or broker and bring it with you to the Annual Meeting.

We hope that you will be able to attend the meeting, and we look forward to seeing you.

Sincerely,

ANGELA F. BRALY
Chair of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF WELLPOINT, INC.

TO BE HELD MAY 17, 2011

TIME AND DATE	8:00 a.m., Eastern Daylight Time, on Tuesday, May 17, 2011

PLACE	Hilton Hotel

120 West Market Street

Indianapolis, Indiana 46204

ITEMS OF BUSINESS	(1)	To elect the four members of the Board of Directors identified in the proxy statement for three-year terms.

(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

(3)	To approve proposed amendments to our Articles of Incorporation.

(4)	To provide an advisory vote on the compensation of our named executive officers.

(5)	To provide an advisory vote on the frequency of an advisory vote on the compensation of our named executive officers.

(6)	If properly presented at the meeting, to vote on the shareholder proposals set forth on pages 71 through 78 in the accompanying proxy statement.

(7)	To transact such other business as may properly come before the annual meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record on March 17, 2011.

ANNUAL REPORT	Our 2010 Annual Report on Form 10-K, which is our Annual Report to Shareholders, is being made available with the accompanying proxy statement.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote your shares through the Internet or by telephone, as we describe in the accompanying materials. As an alternative, if you received a printed copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. You can revoke a proxy at any time prior to its exercise at the annual meeting by following the instructions in the accompanying proxy statement. Voting through the Internet, by telephone or by mail will not limit your right to vote in person or to attend the annual meeting.

By Order of the Board of Directors

John Cannon
Secretary

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18

PROPOSAL NO. 1—ELECTION OF DIRECTORS	19
VOTE REQUIRED	20
RECOMMENDATION	20

NOMINEES FOR DIRECTOR	20
THREE-YEAR TERM TO EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2014	20
Angela F. Braly	20
Warren Y. Jobe	20
William G. Mays	21
William J. Ryan	21

DIRECTORS CONTINUING IN OFFICE	21
TERM EXPIRING AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2012	21
Lenox D. Baker. Jr., M.D.	21
Susan B. Bayh	21
Julie A. Hill	22
Ramiro G. Peru	22

TERM EXPIRING AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2013	22
Sheila P. Burke	22
George A. Schaefer, Jr.	22
Jackie M. Ward	23

CURRENT DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING	23
William H.T. Bush	23
Senator Donald W. Riegle, Jr	23

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23
APPOINTMENT	23
RECOMMENDATION	24

AUDIT COMMITTEE MATTERS	24
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ’S FEES	24
THE AUDIT COMMITTEE’S CONSIDERATION OF INDEPENDENCE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24
AUDIT COMMITTEE PRE-APPROVAL POLICY	24
AUDIT COMMITTEE REPORT	25

NON-INCORPORATION	26

PROPOSAL NOS. 3(a) THROUGH 3(e)—APPROVAL OF PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION	26

(a) Amendment Removing Supermajority Voting Requirements for Restrictions on Ownership and Transfer of Stock, Voting Rights of Shares and Number of Directors

(b) Amendments Removing Supermajority Voting Requirements for Removal of Directors and for Certain Business Combinations and Other Supermajority Provisions

(c) Amendments Removing Certain Restrictions on Ownership of Shares

(d) Amendments Deleting Certain Obsolete Provisions

(e) Amendments Deleting Other Obsolete Provisions and Make Conforming Changes

EXECUTIVE OFFICERS OF THE COMPANY	28
ANGELA F. BRALY	28
LORI A. BEER	29
RANDAL L. BROWN	29

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WELLPOINT, INC.

120 Monument Circle

Indianapolis, Indiana 46204

PROXY STATEMENT

Annual Meeting of Shareholders

May 17, 2011

Purpose

This proxy statement is being made available to shareholders on or about April 1, 2011 in connection with a solicitation by the Board of Directors of WellPoint, Inc. (“WellPoint,” the “Company,” “we,” “us” or “our”) of proxies to be voted at the annual meeting of shareholders and any adjournments or postponements, to be held at 8:00 a.m., Eastern Daylight Time, Tuesday, May 17, 2011, at the Hilton Hotel at 120 West Market Street, Indianapolis, Indiana, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders will be admitted to the annual meeting beginning at 7:30 a.m., Eastern Daylight Time.

Internet Availability of Proxy Materials

We are using the “e-proxy” rules adopted by the Securities and Exchange Commission (the “SEC”) to furnish proxy materials to shareholders through a “notice only” model using the Internet. This allows us to reduce costs by delivering to shareholders a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) and providing online access to the documents.

If you received an E-Proxy Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one as set forth below. The E-Proxy Notice instructs you on how to access and review all of the important information contained in the proxy statement and our 2010 Annual Report on Form 10-K as well as how to submit your proxy through the Internet. On or about April 1, 2011, we mailed the E-Proxy Notice to the majority of our shareholders of record and a printed copy of these proxy materials to our other shareholders who had requested it.

This proxy statement, the form of proxy and voting instructions are being made available to shareholders on or about April 1, 2011, at www.envisionreports.com/wlp. If you received the E-Proxy Notice and would still like to receive a printed copy of the proxy materials, you may request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) telephone at 1-866-641-4276 in the U.S., Canada or Puerto Rico or at 781-575-2300 from outside the U.S., Canada or Puerto Rico; (b) Internet at www.envisionreports.com/wlp; or (c) e-mail at investorvote@computershare.com.

Record Date, Quorum and Vote Required

Record Date—At the close of business on March 17, 2011, the record date for the annual meeting, there were 370,694,172 shares of our common stock outstanding and entitled to vote at the annual meeting.

Quorum—In order for business to be conducted at the annual meeting, 25% of the votes entitled to be cast on a matter, represented in person or by proxy, must be present.

Vote Required—You will have one vote for each share held. Shares of our common stock represented by properly executed proxies will be voted at the annual meeting in accordance with the choices indicated on the proxy. Abstentions on a specific proposal will be considered as present at the annual meeting and will be counted for purposes of determining whether a quorum is present.

If your shares of our common stock are held in street name, and you do not provide your broker with voting instructions, your broker may or may not have the discretion to vote your shares of common stock for or against the proposal, as indicated in the chart below. If your broker does not have discretion to vote your common stock without your instructions, this is referred to as a “broker non-vote”.

Each proposal at the annual meeting will be approved only if the proposal receives the vote required as set forth below.

VOTE REQUIRED

Proposal #	Proposal	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
			No Effect	Vote Against

1.(1)	Election of four directors	More votes “for” than “against”	Ö

2.	Ratification of the appointment of Ernst & Young	More votes “for” than “against”	Ö

3.	Amendments to Articles of Incorporation:

(a)	Removing supermajority voting requirements for restrictions on ownership and transfer of stock, voting rights of shares and number of directors	“For” votes by at least 75% of the votes entitled to be cast by the holders of outstanding shares		Ö

(b)	Removing supermajority voting requirements for removal of directors and for certain business combinations and other supermajority provisions	More votes “for” than “against”	Ö

(c)	Removing certain restrictions on ownership of shares	More votes “for” than “against”	Ö

(d)	Deleting certain obsolete provisions	“For” votes by at least 75% of the votes entitled to be cast by the holders of outstanding shares		Ö

(e)	Deleting other obsolete provisions and make conforming changes	More votes “for” than “against”	Ö

4.(1)	Advisory vote on compensation of our Named Executive Officers	More votes “for” than “against”	Ö

5.(1)	Advisory vote on the frequency of an advisory vote on the compensation of our Named Executive Officers	More votes “for” than “against” (2)	Ö

6.(1)	Shareholder proposal: feasibility study for converting to nonprofit status	More votes “for” than “against”	Ö

7.(1)	Shareholder proposal: change jurisdiction of incorporation from Indiana to Delaware	More votes “for” than “against”	Ö

8.(1)	Shareholder proposal: separation of Chair and CEO Positions	More votes “for” than “against”	Ö

(1)	Failure to give instructions to your broker will result in a broker non-vote on this item.

(2)

This is the voting standard under Indiana law. However, the Board will consider the frequency receiving the most votes as representing our shareholders’ preference on how frequently to hold shareholder votes on executive compensation.

Shareholders

Shares of our common stock may be held directly in your own name or may be held through a stockbroker, bank or other nominee in street name. Summarized below are some distinctions between shares held of record and those owned beneficially:

Shareholder of Record—If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares and we are providing proxy materials directly to you. As the shareholder of record, you have the right to vote in person at the annual meeting or to grant your voting proxy to the persons designated by us.

Beneficial Owner—If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and you have been provided proxy materials from your broker, bank or other nominee who is considered the shareholder of record with respect to the shares. As the beneficial owner, you have the right to direct the broker, bank or nominee on how to vote your shares and are also invited to attend the annual meeting. Your broker, bank or nominee is obligated to provide you with a voting instruction card for you to use. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you bring with you to the annual meeting a legal proxy, executed in your favor, from the shareholder of record.

Employee Shareholder—If you participate in the WellPoint 401(k) Retirement Savings Plan and you are invested in our common stock fund in your account, you may give voting instructions to the plan trustee as to the number of shares of common stock equivalent to the interest in our common stock fund credited to your account as of the most recent valuation date coincident with or preceding the record date. The trustee will vote your shares in accordance with your instructions received by May 15, 2011 at 12:00 p.m., Eastern Daylight Time. You may also revoke previously given voting instructions by May 15, 2011 at 12:00 p.m., Eastern Daylight Time, by filing with the trustee either written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the trustee. If you do not send instructions for a proposal, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions.

Voting

Whether you hold shares as a shareholder of record or as a beneficial owner you may vote before the annual meeting by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Most shareholders will have a choice of voting through the Internet or by telephone or, if you received a printed copy of the proxy materials, by completing a proxy card or voting instruction card and returning it in a postage-prepaid envelope. Please refer to the instructions below and in the E-Proxy Notice.

Through the Internet—You may vote through the Internet by going to www.envisionreports.com/wlp and following the instructions. You will need to have the E-Proxy Notice, or if you received a printed copy of the proxy materials, your proxy card or voting instruction card, available when voting through the Internet. If you want to vote through the Internet, you must do so before 11:59 p.m., Eastern Daylight Time, on May 16, 2011. If you vote through the Internet, you do not need to return a proxy card.

By Telephone—You may vote by touchtone telephone by calling (800) 652-8683. You will need to have your E-Proxy Notice, or if you received a printed copy of the proxy materials, your proxy card or voting instruction card, available when voting by telephone. In order to obtain a proxy card, please follow the instructions on the E-Proxy Notice. If you want to vote by telephone, you must do so before 11:59 p.m., Eastern Daylight Time, on May 16, 2011. If you vote by telephone, you do not need to return a proxy card.

By Mail—If you are a beneficial owner, you may vote by mail by signing and dating your proxy card or voting instruction card provided by your broker, bank or nominee and mailing it in a postage-prepaid envelope. If you are a shareholder of record and you received a printed copy of our proxy materials, you may vote by signing and dating your proxy card or voting instruction card and mailing it in a postage-prepaid envelope. If you are a shareholder of record and received the E-Proxy Notice, in order to obtain a proxy card, please follow the instructions on the E-Proxy Notice. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and date your proxy card, but do not provide instructions, your shares will be voted:

•	FOR the election of each of our nominee directors,

•	FOR the ratification of the appointment of the independent registered public accounting firm for 2011,

•	FOR the approval of each of the amendments to the Articles of Incorporation,

•	FOR the approval of the compensation of our named executive officers,

•	FOR the ONE (1) YEAR option on the frequency of the advisory vote on compensation of our named executive officers,

•	AGAINST the shareholder proposal concerning a feasibility study for conversion to nonprofit status,

•	AGAINST the shareholder proposal concerning changing our jurisdiction of incorporation from Indiana to Delaware, and

•	AGAINST the shareholder proposal to separate the Chair and CEO positions.

Changing Your Vote—You may revoke your proxy at any time prior to the annual meeting. If you provide more than one proxy, the proxy having the latest date will revoke any earlier proxy. If you attend the annual meeting you will be given the opportunity to revoke your proxy and vote in person.

Householding

Shareholders who share the same last name and address may receive only one copy of the E-Proxy Notice unless we receive contrary instructions from any shareholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the E-Proxy Notice at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the E-Proxy Notice, you may request that you receive only one copy. Please address requests for a copy of the E-Proxy Notice to our Secretary, WellPoint, Inc., 120 Monument Circle, Mail No. IN0102-B381, Indianapolis, Indiana 46204 or telephone (800) 985-0999.

Additional Information

Our Board of Directors (the “Board”) has not received notice of any, and knows of no, matters other than those described in the attached Notice of Annual Meeting of Shareholders, which are to be brought before the annual meeting. If other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy in accordance with their judgment on such matters.

Shareholders may receive, without charge, a copy of our 2010 Annual Report on Form 10-K, including consolidated financial statements, as filed with the SEC (which is our Annual Report to Shareholders). Please address requests for a copy of our 2010 Annual Report on Form 10-K to our Secretary, WellPoint, Inc.,

120 Monument Circle, Mail No. IN0102-B381, Indianapolis, Indiana 46204. Our 2010 Annual Report on Form 10-K is also available on our website under “Investor Info—Financial Information—SEC Filings” at www.wellpoint.com.

Shareholder Proposals and Nominations for Next Year’s Annual Meeting

In order to be considered at the 2012 annual meeting of shareholders, any shareholder wishing to make a proposal or nominate a candidate for election as a director must comply with the advance notice and eligibility requirements contained in our by-laws.

Shareholder Proposal—Our by-laws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to our Secretary with the information required by our by-laws. Such proposals also will need to comply with the SEC regulations regarding the inclusion of shareholder proposals in our sponsored proxy materials if the shareholder would like the proposal to be so included.

Nomination of Candidate for Election as Director—Our by-laws provide that a shareholder may nominate a person for election to our Board, provided the shareholder is entitled to vote for the election of directors at the meeting and has given timely written notice of the nomination to our Secretary along with the information required by our by-laws.

Timely Notice—In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2012 annual meeting of shareholders, in accordance with SEC rules and regulations, the proposal must be received by us by December 3, 2011. In order to be timely raised at the 2012 annual meeting of shareholders but not included in our proxy statement for such meeting, a shareholder’s notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

Copy of By-Law Provisions—The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.5 and Section 1.6 of our by-laws. Our by-laws are available on our website at www.wellpoint.com under the Corporate Governance tab.

Annual Meeting Admission

Either an admission ticket or proof of ownership of our common stock, as well as a form of personal identification, must be presented in order to be admitted to the annual meeting. If you are a shareholder of record and received an E-Proxy Notice, your E-Proxy Notice is your admission ticket. If you are a shareholder of record and received a printed copy of our proxy materials, you must bring the admission ticket portion of your proxy card to be admitted to the annual meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must bring a brokerage statement or other proof of ownership with you to the annual meeting, or you may request an admission ticket in advance by mailing a request, along with proof of your ownership of our common stock, to WellPoint Shareholder Services, 120 Monument Circle, Mail No. IN0102-B323, Indianapolis, Indiana 46204.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting. Please note that due to security reasons, all bags may be subject to search, and all persons who attend the annual meeting may be required to pass through a metal detector or be subject to a hand wand search. We will be unable to admit anyone who does not comply with these security procedures. No one will be admitted to the meeting once the meeting has commenced.

Cost of Solicitation

We will bear the cost of the solicitation of proxies and have engaged D. F. King & Co., Inc. to assist in the solicitation of proxies. D. F. King & Co., Inc. will receive a fee of approximately $7,000 plus reasonable out-of-pocket expenses for this work. We also will reimburse banks, brokers or other custodians, nominees and fiduciaries for their expenses in forwarding the proxy materials to beneficial owners and seeking instruction with respect thereto. In addition, our directors, officers or other associates, without additional compensation, may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication.

GOVERNANCE OF THE COMPANY

Our business is managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for our overall performance. We believe that the only results worth achieving are those achieved with integrity and a commitment to excellence. Accordingly, we have long recognized the importance of and have always placed a high priority upon having good corporate governance measures in place. We take great care to ensure that our measures align with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the rules promulgated by the SEC and the listing standards of the New York Stock Exchange (the “NYSE”).

Board Leadership Structure

The Board has the flexibility to establish a leadership structure that works best for the Company at a particular time, and can review that structure from time to time. On March 1, 2010, our Board combined the role of Chairman and Chief Executive Officer (“CEO”) when Larry C. Glasscock retired from his position as Chairman of the Board and as a member of our Board and Angela F. Braly was appointed Chair of the Board. Prior to 2007, the positions of our Chairman of the Board and CEO were held by the same person. When Mr. Glasscock retired as CEO in 2007, the Board separated this combined role into two roles and promoted Angela F. Braly to her positions as our President and CEO. Mr. Glasscock continued to serve as the non-executive Chairman of the Board, until March 1, 2010.

To promote independent Board leadership, as Ms. Braly is both the Chair and the CEO, the Board has an independent Lead Director. The Lead Director presides at meetings of the Board and shareholders in the Chair’s absence, presides at all meetings of the non-executive directors (which are scheduled at each Board meeting), serves as a liaison between the Chair and the independent directors, approves information sent to the Board, approves meeting agendas and schedules for the Board, has the authority to call additional meetings of the independent directors and is available for consultation and direct communication, if requested, with major shareholders. Jackie M. Ward is the Lead Director.

Given the profound transition in our industry and the changes we will likely face in the next few years, the Board believes that it is most efficient and effective to have a single individual fulfilling the two roles of Chair and CEO at this time. The Board of Directors also recognizes the important leadership roles that our Lead Director has in leading the executive sessions of our non-employee and independent directors, and that the chairpersons of each of the committees of the Board have in leading their respective committee meetings and reviewing and approving agendas in advance of such meetings. We also believe that the current leadership structure supports the Board’s role in risk oversight by combining the operational experience of a member of management with the oversight focus of a member of the Board, as more fully discussed below. The Board evaluates its leadership structure on an ongoing basis and may change it as circumstances warrant.

Board Role in Risk Oversight

Our Board of Directors oversees the risk management processes that have been designed and are implemented by our executives, in conjunction with third party experts, to determine whether those processes are functioning as intended and are consistent with our business and strategy. The Board oversees our exposure to major enterprise risks and, with the assistance of the Audit Committee, oversees the processes by which we assess, monitor and manage our exposure to major risks. The Board reviews and approves certain risk tolerance levels and action plans regarding major risks. In addition to the responsibilities delegated to the Audit Committee, the Boardappropriately delegates to the Board committees the responsibility for assisting in the oversight of categories of risk within their areas of responsibility. A description of the enterprise risks facing us is included in Item I, Part IA “Risk Factors” in our 2010 Annual Report on Form 10-K.

In addition to its oversight of certain risks as delegated by the Board of Directors, the Audit Committee is specifically tasked with the following as it relates to enterprise risk management activities:

•	Review the appointment, promotion or dismissal of the Chief Risk Officer, who serves as the head of the internal enterprise risk management function;

•	Review and discuss our enterprise risk management framework, processes and governance structure;

•

Review and discuss our major financial risk exposures, and any other categories of risk delegated by the Board to the Committee from time to time, and the steps management has taken to assess, monitor and manage such exposures; and

•	Discuss the responsibilities, budget and staffing of our enterprise risk management function.

We have formed an Enterprise Risk Council and a Strategic Risk Forum to oversee our enterprise risk management activities. The Enterprise Risk Council is comprised of members of our executive leadership team, the Chief Risk Officer and the head of internal audit. Roles and responsibilities of the Enterprise Risk Council include:

•	Drive an effective enterprise risk management culture;

•	Continually evaluate and bring forward emerging risk insight;

•	Review and approve risk tolerance levels (subject to Board review where appropriate);

•	Act on risk tolerance breaches;

•	Review and approve the evaluation and prioritization of enterprise risks;

•	Review and approve enterprise action plans against risks; and

•	Review, approve and support resource requirements (subject to Board review where appropriate).

The Strategic Risk Forum is comprised of executives from across the Company who are directly accountable for their areas of responsibility and supports the Enterprise Risk Council. The Strategic Risk Forum is chaired by our Chief Risk Officer. Roles and responsibilities of the Strategic Risk Forum include:

•	Evaluate and recommend levels of risk tolerance;

•	Identify, assess and categorize existing and emerging risks; and

•

Evaluate risks by estimating and conducting risk assessments, including analyzing and understanding root causes of risks, developing management’s action plan, and proposing accountabilities to the Enterprise Risk Council.

The Chief Risk Officer provides quarterly updates of enterprise risk management activities conducted through the Enterprise Risk Council and Strategic Risk Forum to the Board of Directors and the Audit Committee, including separate executive sessions with the Audit Committee.

Policies on Corporate Governance

Over the past several years, we have enhanced our corporate governance practices in a number of meaningful ways, and we continually seek out best practices to promote a high level of performance from the Board and management.

Among the practices we adhere to are the following:

•

We review annually our corporate governance documents, including our Articles of Incorporation, By-Laws, Corporate Governance Guidelines and committee charters, for compliance with their terms and for enhancements to improve corporate governance;

•	We have adopted majority voting for the election of directors in uncontested elections;

•	Twelve of our thirteen directors are “independent” under all applicable standards;

•	Only independent directors serve on the Audit, Compensation and Governance Committees;

•	Non-employee directors meet in executive session without management present at every Board meeting;

•	A Lead Director presides at the executive sessions of independent directors and performs various other duties; the Lead Director position is elected annually by the independent directors;

•	The lead partner of our independent registered public accounting firm is rotated at least every five years;

•	The Board, and each committee of the Board, has the authority to engage consultants and advisors at our expense;

•	The Board, each standing committee and each director annually conduct evaluations of their performance, and a third party governance expert reviews and reports on the evaluations;

•

The Board encourages directors to participate in continuing education programs and reimburses directors for the expenses of such participation; all directors have attended at least eight hours of educational programs within the past two years;

•	The Board and our executive officers and associates are governed by our Standards of Ethical Business Conduct;

•	We have a recoupment policy to recover incentive compensation payments from our executive officers in the event of a restatement of our financial statements due to misconduct;

•

Our Statement of Company Policy Regarding Security Transactions by Company Personnel prohibits short sales, hedging transactions and pledges of Company stock by all associates, including Named Executive Officers;

•	We have eliminated the payment of excise tax gross-ups on change-in-control payments for all executive officers; and

•

The Board has approved certain amendments to our Articles of Incorporation and By-Laws to eliminate supermajority voting requirements, to opt out of the Indiana Control Share Acquisitions Statute, and to make other improvements in our corporate governance practices and is submitting the amendments to our Articles of Incorporation to our shareholders for approval at the annual meeting. See “Proposals Nos. 3(a) through 3(e)” beginning on page 26.

Current versions of our Articles of Incorporation, By-Laws, Corporate Governance Guidelines, Standards of Ethical Business Conduct, and the charter of each standing committee of the Board are available on our website at www.wellpoint.com under the Corporate Governance tab.

We will continue to assess and refine our corporate governance practices and share them with you.

BOARD AND COMMITTEE MEMBERSHIP

As reflected in our Corporate Governance Guidelines, our business, property and affairs are managed under the direction of our Board. Members of our Board stay informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them, by visiting our offices, by participating in meetings of the Board and its committees and through their own industry knowledge and inquiries.

Our Board has adopted standards to assist it in making determinations of independence and whether or not a director has a material relationship with us. These standards are available on our website at www.wellpoint.com under the Corporate Governance tab.

Our Board has determined that each of the following directors meets these standards, has no material relationship with us and is “independent” as defined by the NYSE listing standards and the SEC’s rules: Lenox D. Baker, Jr., M.D., Susan B. Bayh, Sheila P. Burke, William H.T. Bush, Julie A. Hill, Warren Y. Jobe, William G. Mays, Ramiro G. Peru, Senator Donald W. Riegle, Jr., William J. Ryan, George A. Schaefer, Jr., and Jackie M. Ward. In determining that Dr. Baker was independent, the Board reviewed the transactions discussed on page 14, under “Review and Approval of Transactions with Related Persons”, and determined that such transactions did not impair his independence.

Meetings and Committees of the Board

During 2010, the Board held seventeen meetings. The non-employee directors were given the opportunity to meet in executive session without management at all meetings. Our Board committees also conduct executive sessions that are presided over by the Chairperson of the respective committee. Each director attended at least 75% of the total meetings of the Board and each committee on which he or she served.

There are five standing committees of the Board. From time to time, the Board, in its discretion, may form other committees. The following table provides membership information for each of the Board committees as of March 1, 2011.

Directors	Executive Committee	Audit Committee	Compensation Committee	Governance Committee	Planning Committee
Lenox D. Baker, Jr. M.D.					X
Susan B. Bayh					X
Angela F. Braly	Chair
Sheila P. Burke				X	X
William H.T. Bush	X		X		Chair
Julie A. Hill		X		X	X
Warren Y. Jobe		X			X
William G. Mays		X		X
Ramiro G. Peru		X	X
Donald W. Riegle, Jr.			X	X
William J. Ryan	X		Chair
George A. Schaefer, Jr.	X	Chair
Jackie M. Ward*	X		X	Chair

*	Lead Director

Set forth below are the primary responsibilities of each of the committees.

The Audit Committee

The Audit Committee represents and assists the Board in its oversight of our accounting, financial reporting and internal audit controls and procedures. In its oversight of our financial statements and the independent audit thereof, the Audit Committee is responsible for the selection, evaluation and, where deemed appropriate, replacement of the independent registered public accounting firm, and for the evaluation of the independence of the independent registered public accounting firm. The Audit Committee is also responsible for the oversight of our Compliance Program and Standards of Ethical Business Conduct, as well as assisting the Board in overseeing the processes by which we assess, monitor and manage our exposure to major risks. See “Audit Committee Matters—Audit Committee Report” and “Governance of the Company—Board Role in Risk Oversight.”

The Audit Committee met nine times during 2010. The Audit Committee also met separately with each member of management, the head of internal audit, the chief risk officer and the independent registered public accounting firm during 2010.

The current members of the Audit Committee are George A. Schaefer, Jr. (Chairperson), Warren Y. Jobe, Julie A. Hill, William G. Mays and Ramiro G. Peru. The Board has determined that each of the members of the Audit Committee is “independent” as defined by the rules of the SEC and the NYSE listing standards and that each of the members is an “audit committee financial expert” as defined by the SEC’s rules.

The Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to compensation and benefits provided to our executive officers (which are to be determined by the Compensation Committee in its sole discretion) and other employees (except to the extent delegated by the Board to another committee of the Board), including conducting an assessment of the risks related to our compensation policies and practices. See “Compensation of Executive Officers—Assessment of Compensation-Related Risks.” One of the duties and responsibilities of the Compensation Committee is to set the compensation level of our CEO and other executive officers based on an evaluation of the executive’s performance in light of our goals and objectives. The Compensation Committee may take into consideration when setting the compensation levels of the executive officers (other than the CEO) any recommendations of the CEO with respect to the other executive officers. In addition, the Compensation Committee has directly engaged outside compensation consultants to assist in the evaluation of CEO and executive officer compensation, as authorized under its charter. The consultants report directly to the Compensation Committee, regularly participate in Committee meetings and advise the Committee with respect to compensation trends and best practices, plan design and the reasonableness of individual compensation awards.

Through April 2010, the Compensation Committee engaged Towers Watson & Co. (formerly Watson Wyatt) (“Towers Watson”) as its compensation consultant. Towers Watson provided executive compensation consulting services and also consulting services related to investments and communication services and broker activities. For information regarding the fees paid to Towers Watson in 2010, see “Compensation of Executive Officers—Compensation Discussion and Analysis—Compensation Decisions/Determination of Compensation-Role of Compensation Consultant”. The Compensation Committee replaced Towers Watson with Semler Brossy Consulting Group, LLC (“Semler Brossy”) in May 2010. Semler Brossy does not provide any services to the Company, other than executive compensation consulting services.

The Compensation Committee met seven times during 2010. The current members of the Compensation Committee are William J. Ryan (Chairperson), William H.T. Bush, Ramiro G. Peru, Senator Donald W. Riegle, Jr., and Jackie M. Ward. All members of the Compensation Committee are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), “non-employee directors” within the meaning of Section 16b-3 of the Exchange Act and “independent” within the meaning of the NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members was involved in a relationship requiring disclosure as an interlocking director, or under Item 404 of Regulation S-K, or as our former officer or associate.

The Governance Committee

The Governance Committee assists the Board in discharging its responsibilities relating to Board composition, director compensation and corporate governance by identifying and recommending individuals for nomination as members of the Board, recommending to the Board the overall director compensation policy and developing and recommending to the Board a set of corporate governance guidelines. The Governance Committee has directly engaged Compensation Advisory Partners, LLC (“CAP”), an outside compensation consultant, to assist in the evaluation of director compensation, as authorized under its charter. CAP reports directly to the Governance Committee. During 2010, CAP advised the Committee with respect to director compensation trends and best practices, plan design and the reasonableness of director compensation. The CAP consultants do not provide any other services to us.

The Governance Committee met six times during 2010. The current members of the Governance Committee are Jackie M. Ward (Chairperson), Sheila P. Burke, Julie A. Hill, William G. Mays, and Senator Donald W. Riegle, Jr.. The Board has determined that each of the members of the Governance Committee is “independent” as defined by the NYSE listing standards.

Shareholder Nominees

The policy of the Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” Any shareholder nominations proposed for consideration by the Governance Committee must include the nominee’s name and qualifications for Board membership and must be addressed to our Secretary at WellPoint, Inc., 120 Monument Circle, Mail No. IN0102-B315, Indianapolis, Indiana 46204. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Governance Committee at a regularly scheduled meeting.

For a description of the requirements regarding shareholder nominations and other proposals at annual meetings, see “Shareholder Proposals and Nominations for Next Year’s Annual Meeting.”

Director Qualifications

The Governance Committee, assisted by outside consultants, will look for candidates who possess qualifications that meet our strategic needs; possess high personal and professional values, judgment and integrity; have an understanding of our business and the regulatory and policy environment in which we operate; and have diverse experiences in key business, financial and other challenges that face a publicly held health benefits company. In particular, the Governance Committee will look for candidates with special and diverse experience in areas such as:

•	management of public companies, entrepreneurial companies and large companies;

•	insurance industry experience;

•	investment banking and banking industry experience;

•	health care industry experience;

•	communications, multi-media networking and public relations experience;

•	consumerism and marketing experience;

•	accounting and audit experience;

•	clinical health experience;

•	technology and e-commerce experience;

•	education experience;

•	government experience;

•	nonprofit organization experience;

•	social responsibility experience; and

•	directorship experience (including with us and other boards).

The candidates should be committed to enhancing shareholder value, should have sufficient time and energy to diligently perform their duties and should be able to provide insight and practical wisdom based on experience to represent the interests of all shareholders. The candidates should also have the manifest ability to work in a collegial and constructive manner with the other members of the Board. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform all director duties responsibly. The foregoing qualifications will be applied by the Governance Committee to all candidates for nominees, including candidates submitted by shareholders.

Our Corporate Governance Guidelines provide that our Governance Committee is to take into account the overall diversity of the Board when identifying possible nominees for director, including gender, race, age and geographic location. The Committee implements that policy, and assesses its effectiveness, by examining the diversity of all of the directors on the Board when it selects nominees for directors. Currently, the Board has five female directors, one African-American director and one Hispanic director. The directors range in age from late 40s to early 70s and reside in 10 different states and the District of Columbia. The diversity of directors is one of the factors that the Governance Committee considers, along with the other selection criteria described above.

The Governance Committee, in recommending the nominees for election as directors and in concluding that the continuing directors should serve as directors, considered the items set forth above. The Governance Committee believes that each of the directors and nominees for directors possesses the judgment and integrity necessary to make independent decisions and a willingness to devote adequate time to Board duties. In addition, the Governance Committee believes that each of the directors and nominees for director brings his or her own particular experiences and set of skills, giving the Board, as a whole, competence and experience in a wide variety of areas. Additional biographical and other information concerning the qualifications, skills and experience of the directors and nominees for director can be found under “Nominees for Director”, “Directors Continuing in Office” and “Current Directors whose Terms Expire at the Annual Meeting.”

Identifying and Evaluating Nominees for Directors

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers, subject to the restrictions in our by-laws, whether the vacancy should be filled and if so, various potential candidates for director. Candidates may come to the attention of the Governance Committee through current Board members, management, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Governance Committee. The Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

The Planning Committee

The Planning Committee assists the Board in discharging its responsibilities related to various strategic issues, such as our long-term plans, mergers and acquisitions, emerging trends, corporate social responsibility and emerging technology.

The Planning Committee met five times during 2010. The current members of the Planning Committee are William H.T. Bush (Chairperson), Lenox D. Baker, Jr., M.D., Susan B. Bayh, Sheila P. Burke, Julie A. Hill, and Warren Y. Jobe.

The Executive Committee

Between meetings of the Board, the Executive Committee has and may exercise the powers and authority of the full Board. The Executive Committee assists the Board in discharging its responsibilities related to an emergency and long-term succession plan for our CEO and executive officers.

The Executive Committee met three times during 2010. The current members of the Executive Committee are Angela F. Braly (Chairperson), William H.T. Bush, William J. Ryan, George A. Schaefer, Jr., and Jackie M. Ward.

Communications with the Board

Individuals may communicate with the Board by submitting an e-mail to our Board at boardofdirectors@wellpoint.com. Communications that are intended specifically for non-management directors or any individual director should be sent to the e-mail address above to the attention of the Lead Director. Individuals may also communicate with the Board by submitting a letter to our Secretary at WellPoint, Inc., 120 Monument Circle, Mail No. IN0102-B315, Indianapolis, Indiana 46204.

In addition, individuals may communicate with the Chairperson of the following committees by submitting an e-mail to:

Chairperson of the Audit Committee: auditchair@wellpoint.com

Chairperson of the Compensation Committee: compensationchair@wellpoint.com

Chairperson of the Governance Committee: governancechair@wellpoint.com

The process for collecting and organizing communications, as well as similar or related activities, has been approved by a majority of our independent directors. Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded, such asspam, junk mail and mass mailings, medical claims inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any such unsuitable communication is made available to any non-management director upon request.

Board Attendance at Annual Meeting of Shareholders

Our policy is that Board members are expected to attend each annual meeting of shareholders. With one exception due to personal circumstances, all members of the Board attended the 2010 annual meeting of shareholders.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

Policy

The Board has adopted a written policy and procedures for review, approval and monitoring of transactions involving us and “related persons” (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of our outstanding common stock). The policy covers any related person transaction that involves amounts exceeding $120,000 in any calendar year and in which a related person has a direct or indirect material interest.

Related person transactions must be approved or ratified by the Governance Committee of the Board. In considering the transaction, the Governance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The policy includes several categories of standing pre-approved transactions, including, but not limited to, transactions involving competitive bids, certain banking-related services and certain transactions involving amounts not in excess of the greater of $1 million or 2% of the other company’s total annual gross revenues. The Governance Committee periodically reviews and assesses on-going transactions to ensure compliance with the Governance Committee’s guidelines and that the transactions remain appropriate.

Current Transactions

Until June 30, 2010, Dr. Lenox D. Baker, Jr., a member of our Board, was a cardiac and thoracic surgeon and was the President of Mid-Atlantic Cardiothoracic Surgeons, Ltd., which is a provider in our network. Dr. Baker was one of eight doctors associated with Mid-Atlantic Cardiothoracic Surgeons, Ltd. but Dr. Baker retired effective June 30, 2010 and no longer has any ownership interest in Mid-Atlantic Cardiothoracic Surgeons, Ltd. For the year ended December 31, 2009, we made payments in the amount of approximately $990,800, and for the six months ended June 30, 2010, when Dr. Baker retired, we made payments of approximately $561,000, to this practice for reimbursement of claims. The Governance Committee approved and monitored this arrangement consistent with the above policy.

In the ordinary course of business, we may, from time to time, engage in transactions with other corporations or financial institutions whose officers or directors are also our directors. Transactions with such corporations and financial institutions are conducted on an arm’s length basis, and in 2010, all of these transactions came within the pre-approval procedures of the Governance Committee consistent with the above policy.

STANDARDS OF ETHICAL BUSINESS CONDUCT

We have adopted Standards of Ethical Business Conduct (the “Code”) for our directors, management and other associates. The purpose of the Code is to focus on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and integrity. The Code is posted on our website at www.wellpoint.com under the Corporate Governance tab.

Everyone is expected to act in accordance with the requirements of the Code. Waivers of the Code for any director, our Chief Executive Officer, our Chief Financial Officer and our other executive officers may only be made by the Board or by a Board committee composed of independent directors. Any such waiver and any amendment to the Code will be posted on our website at www.wellpoint.com under the Corporate Governance tab and otherwise disclosed as required by law. During 2010, there were no waivers of the Code for any of our directors, our Chief Executive Officer, our Chief Financial Officer or any of our other executive officers.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

2010 Compensation to Non-Employee Directors(1)

Name	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Lenox D. Baker, Jr., M.D.	$78,546		$249,954	$1,918	$330,418
Susan B. Bayh	$80,546		$249,954	—	$330,500
Sheila P. Burke	$79,296		$249,954	—	$329,250
William H.T. Bush	$98,796		$249,954	$10,000	$358,750
Larry C. Glasscock(5)	$86,500		—	$10,000	$96,500
Julie A. Hill	$94,046		$249,954	$12,870	$356,870
Warren Y. Jobe	$89,546		$249,954	$10,000	$349,500
Victor S. Liss(6)	$37,094		—	—	$37,094
William G. Mays	$87,046	(7)	$249,954	$10,000	$347,000
Ramiro G. Peru	$91,046		$249,954	—	$341,000
Jane G. Pisano(6)	$34,344		—	—	$34,344
Donald W. Riegle, Jr.	$89,546	(8)	$249,954	—	$339,500
William J. Ryan	$95,796		$249,954	—	$345,750
George A. Schaefer, Jr.	$106,546		$249,954	$10,000	$366,500
Jackie M. Ward	$104,046	(9)	$249,954	$12,272	$366,272
John E. Zuccotti(6)	$31,344		—	—	$31,344

(1)	Employee directors do not receive any compensation for their service as a director. Ms. Braly’s compensation for 2010 is shown in the Summary Compensation Table.

(2)

In addition to annual Board and committee chairperson retainer fees and meeting fees, amounts include $46.28 paid in cash to each non-employee director, which represents cash payments in lieu of issuing fractional shares in connection with the annual grant of shares of our common stock received on the date of our annual meeting of shareholders, excluding Messrs. Glasscock, Liss and Zuccotti and Ms. Pisano, who retired from the Board prior to the grant of the stock awards.

(3)

The amounts in this column reflect the grant date fair value of stock awards issued to each non-employee director during the year ended December 31, 2010, in accordance with Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). During 2010, each non-employee director, excluding Messrs. Glasscock, Liss and Zuccotti and Ms. Pisano, received 4,709 phantom shares of our common stock for the annual retainer grant of shares of our common stock on the date of our annual meeting of shareholders (May 18, 2010). The phantom shares will be converted into common stock upon the lapse of the deferral period. See also “—Board Equity Compensation and Stock Ownership Guidelines.” The grant date fair value for the 2010 stock awards is calculated by multiplying the closing price of our common stock on the NYSE on the date of grant, which was $53.08, by the number of shares in the stock award. As of December 31, 2010, each non-employee director had the following number of phantom shares and deferred shares under our Board of Directors’ Deferred Compensation Plan (“Board Deferred Compensation Plan”) in the aggregate and stock options, respectively, for all years of service as a director, and in the case of Larry C. Glasscock, as an employee: Lenox D. Baker, Jr., M.D.: 21,113 and 16,667; Susan B. Bayh: 21,113 and 0; Sheila P. Burke: 24,893 and 19,840; William H.T. Bush: 24,805 and 62,576; Larry C. Glasscock: 0 and 853,333; Julie A. Hill: 24,893 and 0; Warren Y. Jobe: 21,113 and 9,920; Victor S. Liss: 0 and 10,000; William G. Mays: 25,357 and 0; Ramiro G. Peru: 21,113 and 14,107; Jane G. Pisano: 0 and 14,296; Senator Donald W. Riegle, Jr.: 24,893 and 2,500; William J. Ryan: 21,113 and 20,000; George A. Schaefer, Jr.: 21,113 and 20,000; Jackie M. Ward: 25,357 and 40,000; and John E. Zuccotti: 0 and 2,695. The phantom shares and deferred shares for each current director are included in the Security Ownership of Certain Beneficial Owners and Management table.

(4)	Includes the matching charitable contributions made by the WellPoint Foundation and, for Mr. Baker, Ms. Hill and Ms. Ward, the cost of annual physical exams paid by us. See “—Matching Gift Program.”

(5)	Mr. Glasscock retired from our Board of Directors effective March 1, 2010, and therefore, did not receive a stock award for 2010 and all stock was paid out effective as of his retirement date.

(6)

Messrs. Liss and Zuccotti and Ms. Pisano retired from our Board of Directors effective May 18, 2010, and therefore, did not receive a stock award for 2010 and all stock was paid out effective as of their retirement date.

(7)	All of Mr. Mays’ 2010 compensation was deferred by him pursuant to the Board Deferred Compensation Plan, other than the $46.28 paid in cash in lieu of a fractional share.

(8)	Of this amount, $17,900 ($10,000 in retainer fees and $7,900 in Board and committee meeting fees) was deferred by Senator Riegle pursuant to the Board Deferred Compensation Plan.

(9)	All of Ms. Ward’s 2010 compensation was deferred by her pursuant to the Board Deferred Compensation Plan, other than the $46.28 paid in cash in lieu of a fractional share.

The compensation of our non-employee directors is paid in the form of an annual retainer, meeting and chairperson fees and stock-based awards. During 2010, each non-employee director received:

•	an annual cash retainer fee of $50,000, paid in advance in four equal quarterly installments;

•	an annual stock retainer fee of $250,000 as described under “—Board Equity Compensation and Stock Ownership Guidelines”;

•	an additional annual cash retainer of $15,000 for the chairperson of the Audit Committee, paid in four equal quarterly installments;

•	an additional annual cash retainer of $10,000 for the chairperson of the other committees, paid in four equal quarterly installments;

•	a meeting fee of $2,000 cash for attendance at each Board meeting held in person;

•	a meeting fee of $1,000 cash for participation in each Board meeting held telephonically unless otherwise specified;

•	a meeting fee of $2,000 cash for attendance at each Audit Committee meeting held in person;

•	a meeting fee of $1,000 cash for participation in each Audit Committee meeting held telephonically unless otherwise specified;

•	a meeting fee of $1,500 cash for attendance at each other committee meeting held in person;

•	a meeting fee of $750 cash for participation in each other committee meeting held telephonically unless otherwise specified; and

•	eligibility for an annual physical examination paid for by us.

In addition, all non-employee directors were reimbursed for expenses incurred in connection with attendance at and/or participation in any Board and committee meetings.

For his services as the non-executive Chairman of the Board through March 1, 2010, Mr. Glasscock received the compensation paid to other non-employee directors as set forth above and was paid a pro-rata portion of the Chairman’s annual retainer of $250,000 per year, equal to $62,500. As an employee, Ms. Braly does not receive an additional retainer for her services as Chair of the Board.

WellPoint Board of Directors’ Deferred Compensation Plan

Cash fees paid to directors may be deferred under the Board Deferred Compensation Plan, which provides a method of deferring payment until a date selected by the director. Deferred cash fees accrue interest at a declared interest rate, which is determined on January 1 of each year and is the average of the 10-year U.S. Treasury Note monthly average rates for the 12-month period ending on September 30 of the previous year, plus 150 basis points, but not to exceed 120% of the applicable federal long-term rate, with compounding. Fees paid to non-employee directors in our common stock may also be deferred under the Board Deferred Compensation Plan. Fees paid in stock and deferred under the Board Deferred Compensation Plan are distributed in stock pursuant to their election under the plan.

Board Equity Compensation and Stock Ownership Guidelines

Each non-employee director receives, subject to the deferral described below, an annual grant, on the date of our annual meeting of shareholders, of the number of shares of our common stock equal to five times the annual Board cash retainer fee, based on the closing price of our common stock as reported on the NYSE on the date of grant. In 2010, each then non-employee director received 4,709 shares based on the market price of $53.08 per share pursuant to this grant. Each annual grant of common stock is deferred for a minimum of five years from the date of grant. The shares of common stock will not be distributed until the earlier of the expiration of such deferral period or the date on which a director ceases to be a member of the Board.

In addition, each non-employee director has an obligation to own at least $400,000 of our common stock by the later of the fifth anniversary of the date such director became a member of the Board or May 3, 2007. Each director is in compliance with the stock ownership requirements.

Matching Gift Program

Directors are eligible to participate in the WellPoint Foundation matching gift program. Under this program, the foundation matches 100% of charitable donations to qualified entities up to a maximum of $10,000 per year for each director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of January 31, 2011 by:

•	each of our current directors,

•	each of our CEO, CFO and the three other most highly compensated executive officers during 2010 (collectively, the “Named Executive Officers”),

•	all current directors and executive officers as a group, and

•	each person known by us to own beneficially more than five percent of our common stock.

Except as otherwise indicated below, each individual directly owns such shares of common stock and has sole investment and sole voting power. The table includes shares that may be purchased pursuant to stock options that are exercisable within 60 days of January 31, 2011 (“currently exercisable options”) and shares of common stock underlying restricted stock units that will vest within 60 days of January 31, 2011 (“vested restricted stock units”).

Name	Position	Number of Shares Owned		Number of Shares Supplementally Owned(1)	Total Number of Shares Beneficially Owned	Percent of Class (if more than 1%)
Angela F. Braly	Chair of the Board, President and Chief Executive Officer	1,458,770	(2)	242,338	1,701,108	*
Lenox D. Baker, Jr., M.D	Director	79,785	(3)	21,113	100,898	*
Susan B. Bayh	Director	0		21,113	21,113	*
Sheila P. Burke	Director	36,040	(4)	24,893	60,933	*
William H.T. Bush	Director	80,878	(5)	24,805	105,683	*
Julie A. Hill	Director	0		24,893	24,893	*
Warren Y. Jobe	Director	15,250	(6)	21,113	36,363	*
William G. Mays	Director	19,878		25,357	45,235	*
Ramiro G. Peru	Director	20,374	(7)	21,113	41,487	*
Donald W. Riegle, Jr.	Director	2,964	(8)	24,893	27,857	*
William J. Ryan	Director	27,122	(9)	21,113	48,235	*
George A. Schaefer, Jr.	Director	21,430	(10)	21,113	42,543	*
Jackie M. Ward	Director	40,108	(11)	25,357	65,465	*
Wayne S. DeVeydt	Executive Vice President and Chief Financial Officer	294,601	(12)	160,729	455,330	*
Brian A. Sassi	Executive Vice President, Strategy and Marketing and President and CEO, Consumer Business Unit	218,240	(13)	87,615	305,855	*
John Cannon	Executive Vice President, General Counsel, Secretary and Chief Public Affairs Officer	139,880	(14)	75,403	215,283	*
Lori A. Beer	Executive Vice President, Enterprise Business Services	150,988	(15)	76,061	227,049	*
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(16)		27,573,602		N/A	27,573,602	7.0%
All directors and executive officers as a group (21 persons)		3,709,954	(17)	1,103,599	4,813,553	*

*	Less than 1%

(1)	For Named Executive Officers, this number represents shares of restricted stock that had not yet vested as of January 31, 2011. The Named Executive Officers have voting but not investment power over the shares of restricted stock shown as supplementally owned by them. For directors and other executive officers, this number represents unvested restricted stock, phantom shares and/or stock compensation deferred by the individual pursuant to our deferred compensation plans. The directors and executive officers do not have voting or investment power over the shares of our common stock that have been deferred or that are phantom shares.

(2)	Includes currently exercisable options to purchase 1,319,997 shares of our common stock and 5,971 shares held in Ms. Braly’s 401(k) Plan account.

(3)	Includes currently exercisable options to purchase 16,667 shares of our common stock.

(4)	Includes currently exercisable options to purchase 19,840 shares of our common stock.

(5)	Includes currently exercisable options to purchase 62,576 shares of our common stock.

(6)	Includes currently exercisable options to purchase 9,920 shares of our common stock.

(7)	Includes currently exercisable options to purchase 14,107 shares of our common stock.

(8)	Includes currently exercisable options to purchase 2,500 shares of our common stock.

(9)	Includes currently exercisable options to purchase 20,000 shares of our common stock.

(10)	Includes currently exercisable options to purchase 20,000 shares of our common stock.

(11)	Includes currently exercisable options to purchase 40,000 shares of our common stock and 108 shares owned by Ms. Ward’s spouse.

(12)	Includes currently exercisable options to purchase 293,377 shares of our common stock.

(13)	Includes currently exercisable options to purchase 197,167 shares of our common stock and 6,246 shares held in Mr. Sassi’s 401(k) account.

(14)	Includes currently exercisable options to purchase 125,560 shares of our common stock.

(15)	Includes currently exercisable options to purchase 136,680 shares of our common stock.

(16)	The amount shown and the following information were provided by BlackRock, Inc. (“BlackRock”) pursuant to a Schedule 13G filed with the SEC on February 9, 2011, indicating beneficial ownership as of December 31, 2010. BlackRock is a parent holding company or control person and has sole voting and dispositive power with respect to 27,573,602 shares. BlackRock reported that the following of its subsidiaries acquired the shares: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Pensions Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited, BlackRock Investment Management (UK) Limited, and State Street Research & Management Company.

(17)	Includes currently exercisable options to purchase 3,286,963 shares of our common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of 13 directors divided into three classes, with one class containing six directors, one class containing four directors, and one class containing three directors. This classified Board structure is one of the specific requirements imposed by the Blue Cross Blue Shield Association (BCBSA) in license agreements with all Blue Cross Blue Shield licensees, including us. The term of one class of directors expires each year. Generally, each director serves until the annual meeting of shareholders held in the year that is three years after such director’s election and until such director’s successor is elected and has qualified. In addition, directors are no longer eligible for election after reaching 72 years of age.

Four directors are to be elected at the annual meeting, each to hold office for a term to expire at the 2014 annual meeting of shareholders and until his or her successor is elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Angela F. Braly, Warren Y. Jobe, William G. Mays and William J. Ryan. Each of the nominees for director is presently a director, has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected. However, if any such person is unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person as director as they may in their discretion determine, in which event the shares will be voted for such other person. Each of the nominees for director was previously elected by our shareholders to serve on our Board. Two current directors whose terms are expiring at this year’s annual meeting, William H.T. Bush and Senator Donald W. Riegle, Jr., are retiring from the Board of Directors due to our director age limit. We do not intend to fill the vacancies resulting from the departure of these two directors.

Vote Required

Election of directors will be determined by the vote of a majority of the votes cast on such election, which means that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such nominee.

Recommendation

The Board of Directors recommends a vote FOR election as directors of

Angela F. Braly, Warren Y. Jobe, William G. Mays and William J. Ryan.

The biographies of each of the nominees, continuing directors and current directors whose terms expire at the annual meeting contain information regarding the person’s service as a director, business experience, director positions at publicly held corporations or investment companies registered under the Investment Company Act of 1940 held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Governance Committee and the Board to recommend each of the director nominees and to conclude that the continuing directors should serve as members of our Board. Unless otherwise indicated below, the principal occupation of each director or nominee has been the same for the last five years. There is no family relationship between any of our directors or executive officers. The ages listed below for each director or nominee are as of April 1, 2011.

NOMINEES FOR DIRECTOR

Three-year term to expire at the Annual Meeting of Shareholders in 2014

Angela F. Braly, age 49, has been our President and Chief Executive Officer and a director since June 2007 and has served as Chair of the Board since March 1, 2010. Prior to that, Ms. Braly served as our Executive Vice President, General Counsel and Chief Public Affairs Officer since April 2005. Additionally, Ms. Braly served as President and CEO of Blue Cross Blue Shield of Missouri (our subsidiary) from 2003 until April 2005. She joined RightCHOICE Managed Care, Inc. in January 1999, then the parent company of Blue Cross Blue Shield of Missouri, as General Counsel, also overseeing government relations. Prior to that Ms. Braly was a partner in the law firm of Lewis, Rice & Fingersh, L.C. Ms. Braly has been a director of The Procter & Gamble Company (consumer products) since December 2009. She is also a director of the Blue Cross Blue Shield Association, America’s Health Insurance Plans, National Institute for Health Care Management and Central Indiana Corporate Partnership, Inc. Ms. Braly has extensive managerial, insurance industry, health care and legal experience. She also has communications and public relations and directorship experience.

Warren Y. Jobe, age 70, has been a director of the Company since November 2004. Mr. Jobe served on the former board of directors of WellPoint Health Networks Inc. (“WHN”) from March 2001 until WHN’s merger with us in November 2004. Mr. Jobe was elected a director of WHN upon completion of its merger with Cerulean Companies, Inc. (“Cerulean”) in 2001. Mr. Jobe served as a director of Cerulean and Blue Cross and Blue Shield of Georgia, Inc. from April 1999 to March 2001. Mr. Jobe was Senior Vice President of Southern Company responsible for Corporate Development from 1998 until 2001. During the period from 1975 to 1998,

Mr. Jobe held various finance and accounting positions at Georgia Power Company, including Executive Vice President and Chief Financial Officer from 1986 to 1998. He was also a member of the Board of Directors of Georgia Power Company from 1982 to 1998. Mr. Jobe is a director of UniSource Energy Corporation (an electric and gas utility holding company) and is a trustee of RidgeWorth Funds (mutual funds). He also is a member of the board of trustees of Oglethorpe University and a trustee for the Tull Charitable Foundation. He was also a director of HomeBanc Corporation (residential mortgage company) until February 2009. He is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Jobe has extensive accounting and managerial experience. He also has health care, higher education, nonprofit and directorship experience. Mr. Jobe qualifies as an “audit committee financial expert” under the SEC’s rules.

William G. Mays, age 65, has been a director of the Company since 2001 and a director of Anthem Insurance Companies, Inc. (“Anthem Insurance”) from 1993 to May 2003. He has been President and Chief Executive Officer of Mays Chemical Company, Inc. (chemical distribution) since 1980. Mr. Mays is a director of Vectren Corporation (gas and electric utility). He is also a director of Central Indiana Corporate Partnership, Inc. and the National Minority Supplier Development Council. He was also a director of First Indiana Corporation (banking) until January 2008. Mr. Mays has extensive accounting, consumerism and marketing and managerial experience. He also has banking, health care, communications and public relations, nonprofit and directorship experience. Mr. Mays qualifies as an “audit committee financial expert” under the SEC’s rules.

William J. Ryan, age 67, has been a director of the Company since 2001 and a director of Anthem Insurance from 2000 to May 2003. Mr. Ryan served as Chairman of the Board of the former Blue Cross Blue Shield of Maine until its acquisition by us in 2000. He served as Chairman of the Board and President of TD Banknorth Inc. (banking) from 1990 to March 2007 and as Chairman of the Board until March 2010. Mr. Ryan is a director of UnumProvident Corporation (life, long-term care and supplemental insurance company). He served as a director of EFunds Corp. until June 2007. He also serves as a trustee of the Libra Foundation and serves on the board of advisors at the University of New England. Mr. Ryan has extensive managerial, accounting and banking experience. He also has health care, communications and public relations, higher education, nonprofit and directorship experience.

DIRECTORS CONTINUING IN OFFICE

Term expiring at the Annual Meeting of Shareholders in 2012

Lenox D. Baker, Jr., M.D., age 69, has been a director of the Company since 2002 and a director of Anthem Insurance from 2002 to May 2003. Dr. Baker had served on the former Trigon Healthcare, Inc. board of directors from 1985 until its merger with us in July 2002. He is a cardiac and thoracic surgeon, and was the President of Mid-Atlantic Cardiothoracic Surgeons, Ltd. from 1979 until his retirement in June 2010. He is a director of Surgivision, Inc. (medical technology company). Dr. Baker is a trustee of Johns Hopkins University and a member of the board of trustees of Johns Hopkins Medicine (which includes Johns Hopkins Hospital and Health System). Dr. Baker has extensive health care, clinical health and managerial experience. He also has technology, higher education, nonprofit, social responsibility and directorship experience.

Susan B. Bayh, age 51, has been a director of the Company since 2001 and a director of Anthem Insurance from 1998 to May 2003. Ms. Bayh was a Professor in the Graduate School of Business at Butler University from 1994 until 1999. She was a member of the International Joint Commission between the United States and Canada from 1994 to 2000. Prior thereto, she was a federal regulatory senior attorney for Eli Lilly and Company (pharmaceutical company) from 1989 to 1994. Ms. Bayh is a director of Dendreon Corporation (biotechnology), Curis, Inc. (biomedical), Emmis Communications Corporation (media), and Dyax Corporation (biopharmaceutical company). She also served as a director of MDRNA, Inc. (pharmaceuticals) until January 2009 and Novavax, Inc. (biotechnology) until September 2007. Ms. Bayh has extensive health care, directorship and legal experience. She also has managerial, communications and public relations, higher education, nonprofit, social responsibility and government experience.

Julie A. Hill, age 64, has been a director of the Company since November 2004. Ms. Hill served on the former WHN board of directors from March 1994 until WHN’s merger with us in November 2004. Since December 2002, she has been the owner of The Hill Company (real estate company). From December 1998 to December 2002, Ms. Hill was the President and owner of Hiram-Hill Development Company (residential real estate development firm). Prior thereto, she was the Chairman, President and Chief Executive Officer of Costain Homes, Inc. (home builders) from 1988 to 1997. Ms. Hill is also a director of Lend Lease, Ltd. (international retail and residential property group) and the Lord Abbett Family of Mutual Funds (mutual funds). She serves on the Paul Merage School of Business Board, the University of California at Irvine Foundation Board, the Orange County Community Foundation Board and the University of California at Irvine School of Medicine’s Dean’s Advisory Board. She also served as a director of Resources Connection (accounting) until November 2006 and Holcim (US) Inc. (concrete manufacturer and supplier) until December 2006. Ms. Hill has extensive managerial, entrepreneurial, banking and accounting experience. She also has communications and public relations, consumerism and marketing, health care, higher education, nonprofit, social responsibility and directorship experience. Ms. Hill qualifies as an “audit committee financial expert” under the SEC’s rules.

Ramiro G. Peru, age 55, has been a director of the Company since November 2004. Mr. Peru served on the former WHN board of directors from May 2003 until WHN’s merger with us in November 2004. During the second half of 2007, Mr. Peru was Executive Vice President and Chief Financial Officer of Swift Corporation (transportation) and prior thereto was Executive Vice President and Chief Financial Officer of Phelps Dodge Corporation (mining and manufacturing) from 1999 to 2007 (“Phelps Dodge”). Mr. Peru joined Phelps Dodge in 1979 and held various finance and accounting positions with Phelps Dodge and its affiliates. Mr. Peru is also a director for UniSource Energy Corporation (an electric and gas holding company). Mr. Peru has extensive accounting and managerial experience. He also has technology, health care, nonprofit and directorship experience. Mr. Peru qualifies as an “audit committee financial expert” under the SEC’s rules.

Term expiring at the Annual Meeting of Shareholders in 2013

Sheila P. Burke, age 60, has been a director of the Company since November 2004. Ms. Burke served on the former board of directors of WHN from April 1997 until WHN’s merger with us in November 2004. Ms. Burke is a faculty member at the John F. Kennedy School of Government at Harvard University and a member of the Harvard Interfaculty Program for Health Systems Improvement. Ms. Burke is also an adjunct faculty member of Georgetown University Public Policy Institute and a member of the Board of Visitors of the School of Nursing and Health Studies at Georgetown University. In addition, beginning in October 2009, she joined Baker, Donelson, Bearman, Caldwell & Berkowitz as a senior policy advisor. Ms. Burke was the Smithsonian Institution Deputy Secretary and Chief Operating Officer from 2004 to October 2007, and she joined the Smithsonian Institution in July 2000. Ms. Burke is a director of The Chubb Corporation (property and casualty insurance). She also serves on the board of The Bipartisan Policy Center, The Institute of Medicine of the National Academies, and on the Presidential Advisory Board of the National Academy of Public Administration. She is a member of the Kaiser Commission on the Future of Medicaid and the Uninsured. Ms. Burke has extensive health care, higher education, nonprofit and government experience. She also has managerial, clinical health, insurance industry and directorship experience.

George A. Schaefer, Jr., age 65, has been a director of the Company since 2001 and a director of Anthem Insurance from 1995 to May 2003. He served as Chairman of the Board and Chief Executive Officer of Fifth Third Bancorp (banking) from 1990 to April 2007 and as Chairman of the Board until June 2008. He is also a director of Ashland, Inc. (petroleum and chemical business). He is a member of the Medical School Advisory Board at the University of Cincinnati, and a board member of the University of Cincinnati Healthcare System. Mr. Schaefer has extensive banking, accounting and managerial experience. He also has communications and public relations, health care, consumerism and marketing, technology, government, higher education, nonprofit and directorship experience. Mr. Schaefer qualifies as an “audit committee financial expert” under the SEC’s rules.

Jackie M. Ward, age 72, has been a director of the Company since 2002 and a director of Anthem Insurance from 2002 to May 2003. Ms. Ward served on the former Trigon Healthcare, Inc. board of directors from 1993 until its merger with us in July 2002. She was a founder and served as President, Chief Executive Officer and Chairman of Computer Generation Incorporated (software/hardware developer) (“CGI”) from 1970 to 2000. From 2000 to 2006, Ms. Ward served as the outside managing director of Intec Telecom Systems PLC (telecom software/hardware), which purchased CGI. Ms. Ward currently serves as a director of Flowers Foods, Inc. (manufacturing and distribution), Sanmina-SCI Corporation (electronics manufacturing services) and SYSCO Corporation (food distribution). Ms. Ward also served as a director of Bank of America Corporation (banking) until June 2009 and Equifax, Inc. (consumer financial information) until September 2008. Ms. Ward has extensive technology, consumerism and marketing, banking and managerial experience. She also has health care, insurance industry, accounting, higher education, nonprofit, social responsibility, government and directorship experience.

CURRENT DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING

William H.T. Bush, age 72, has been a director of the Company since November 2004. Mr. Bush served on the former WHN board of directors from January 2002 until WHN’s merger with us in November 2004. Mr. Bush had been elected a director of WHN upon completion of its merger with RightCHOICE Managed Care, Inc., where Mr. Bush had served as a director from April 1994 to January 2002. He served on the Blue Cross Blue Shield of Missouri board of directors from 1989 to 1994. Mr. Bush is the Chairman of the Board of Bush-O’Donnell & Company, Inc. of St. Louis (an investment management and financial advisory firm), which he founded in 1986. He was the Chief Executive Officer of Boatman’s National Bank (banking) from 1978 to 1986. Mr. Bush is a director of Maritz, Inc. (performance improvement, travel and management research). Mr. Bush has extensive banking, accounting, communications and public relations and managerial experience. He also has health care, technology, higher education, nonprofit and directorship experience.

Senator Donald W. Riegle, Jr., age 73, has been a director of the Company since 2001 and a director of Anthem Insurance from 1999 to May 2003. In April 2001, he joined APCO Worldwide (communications consulting) as Chairman of APCO Government Affairs. From 1995 to 2001, he was Deputy Chairman of Shandwick International (global communications). He served in the U.S. Senate from 1976 through 1994 and in the U.S. House of Representatives from 1967 through 1975. Senator Riegle is a director of Rx Optical (eye care and visual products). He was a director of Stillwater Mining Company (mining company) until August 2009. Senator Riegle has extensive government, communications and public relations, banking and managerial experience. He also has health care, accounting, technology, higher education and directorship experience.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment

The firm of Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2010. The Audit Committee has selected Ernst & Young LLP to continue in that capacity for 2011 and is submitting this matter to shareholders for their ratification. In the event this proposal is not approved, a selection of another independent registered public accounting firm for us will be made by the Audit Committee. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will be given an opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions. Notwithstanding ratification by the shareholders, the Audit Committee reserves the right to replace our independent registered public accounting firm at any time.

Recommendation

The Board of Directors recommends a vote FOR

the ratification of the appointment of Ernst & Young LLP.

AUDIT COMMITTEE MATTERS

Independent Registered Public Accounting Firm’s Fees

The following table presents fees for all professional services provided by Ernst & Young LLP for the audit of our consolidated financial statements for the years ended December 31, 2010 and 2009, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal Year
Fee Category	2010	2009
Audit fees(1)	$9,082,000	$10,572,000
Audit-related fees(2)	$1,419,000	$1,545,000
Tax fees(3)	$258,000	$280,000
All other fees(4)	$181,000	$214,000

(1)

Audit fees consisted principally of fees for audit work performed on our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting as of each respective year-end, review of quarterly financial statements, insurance statutory audits, other required audits, comfort letter procedures, review of registration statements and periodic reports filed with the SEC and other accounting and reporting consultation.

(2)

Audit-related fees consisted principally of fees for reviews pursuant to Statement on Auditing Standards No. 70, “Service Organizations,” employee benefit plan audits, due diligence and other audit-related services.

(3)	Tax fees consisted principally of fees for tax compliance and tax advice.

(4)	All other fees represent fees for advisory services related to certain corporate functions and accounting research tools.

The Audit Committee’s Consideration of Independence of Independent Registered Public Accounting Firm

The Audit Committee has reviewed the nature of non-audit services provided by Ernst & Young LLP and has concluded that these services are compatible with maintaining the firm’s ability to serve as our independent registered public accounting firm.

Audit Committee Pre-Approval Policy

The Audit Committee of the Board has adopted a policy concerning the pre-approval of audit and non-audit services. Pursuant to this policy, unless a type of service to be provided by the independent registered public accounting firm was approved in connection with the audit engagement letter, such service must be pre-approved by the Audit Committee. In addition, the Audit Committee has delegated its authority to pre-approve to the Chairperson of the Audit Committee for engagements of up to $500,000. The Chairperson reports any pre-approval decisions to the Audit Committee at the next regularly scheduled meeting of the Audit Committee. Procedures have been established which require that all requests for pre-approval be submitted to the Audit Committee or Chairperson by both the independent registered public accounting firm and the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or other designated executive.

All services performed by Ernst & Young LLP and identified under Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee and/or pursuant to the Audit Committee pre-approval policy. The Audit Committee did not approve any services pursuant to the de minimis exception set forth in 17 CFR 210.2-01(c)(7)(i)(C) during 2010.

Audit Committee Report

The Audit Committee of the Board is composed of the five members set forth below. The Board has determined that each current member of the Audit Committee is an “independent director” and an “audit committee financial expert” as defined by the SEC’s rules. The Audit Committee operates under a written charter adopted by the Board which details the responsibilities of the Audit Committee.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management is responsible for the Company’s financial statements and reporting process, including the system of internal controls, and has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s annual consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company’s management and the independent registered public accounting firm. This review included a discussion of the quality and acceptability of the Company’s financial reporting and controls, including the clarity of disclosures in the consolidated financial statements. The Audit Committee reviewed, and discussed with management and the independent registered public accounting firm, management’s report and the independent registered public accounting firm’s report and audit of the Company’s internal control over financial reporting.

The Audit Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from the Company and its management.

The Audit Committee further discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended, and the Board approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC.

Audit Committee

George A. Schaefer, Jr., Chairperson

Julie A. Hill

Warren Y. Jobe

William G. Mays

Ramiro G. Peru

NON-INCORPORATION

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that may incorporate future filings (including this proxy statement, in whole or in part), the preceding Audit Committee Report and the Compensation Committee Report contained below in this proxy statement shall not be incorporated by reference in any such filings.

PROPOSAL NOS. 3(a) THROUGH 3(e)

APPROVAL OF PROPOSED AMENDMENTS TO THE

ARTICLES OF INCORPORATION

Our Board of Directors has unanimously adopted resolutions to amend a number of provisions of our Articles of Incorporation (“Articles”) and has recommended the submission of the amendments for shareholder approval at the meeting. The proposed amendments to the Articles are described below. A form of amended and restated Articles, marked to reflect the changes contemplated by Proposals 3(a) through 3(e), including additional conforming changes, is attached to this proxy statement as Appendix A. This summary of the proposed amendments to the Articles is qualified in its entirety by reference to Appendix A. If any of these proposed amendments to the Articles are approved at the annual meeting, we will file restated Articles with the Indiana Secretary of State shortly following the annual meeting to incorporate the approved amendments.

Proposal 3(a)—Amendment Removing Supermajority Voting Requirements for Restrictions on Ownership and Transfer of Stock, Voting Rights of Shares and Number of Directors

The first amendment proposal is to delete Section 9.15 of the Articles, as it requires at least 75% of the votes entitled to be cast by holders of outstanding shares in order to amend or repeal Article IX (restrictions on ownership and transfer of stock), Section 5.3(a) (voting rights of shares), and Section 6.1 (number of directors).

The primary purpose of this amendment is to eliminate this section of the Articles that currently limits the ability of shareholders to amend the Articles in the future by requiring a supermajority vote. The Board believes that eliminating these supermajority vote requirements would enhance the rights of shareholders and our corporate governance practices.

Approval of Proposal 3(a) requires the affirmative vote of at least 75% of the votes entitled to be cast by the holders of outstanding shares.

The Board of Directors unanimously recommends that shareholders vote FOR Proposal 3(a).

Proposal 3(b)—Amendments Removing Supermajority Voting Requirements for Removal of Directors and for Certain Business Combinations and Other Supermajority Provisions

The second amendment proposal is to amend or delete the following sections of the Articles to eliminate supermajority voting requirements as follows:

Section 6.6—amend this section to delete the requirement that holders of outstanding shares representing 66 2/3% of all votes entitled to be cast at an election of directors must vote to approve the removal of a director, and change the requirement to be a majority of the outstanding shares.

Article VIII—delete the entire Article VIII which requires the vote of not less than 66 2/3% of all votes entitled to be cast by the holders of outstanding shares to approve certain business combinations; and also requires that at least 75% of the votes entitled to be cast by the holders of outstanding shares be voted to approve the amendment of Sections 6.6 (ability to remove directors), 7.2 (special meetings of shareholders), 7.6 (amend by-laws), 12.2 (restrictions on acquisition or ownership of shares), and 12.3 (redemption of shares acquired in a control share acquisitions).

The primary purpose of these amendments is to eliminate provisions that currently limit the ability of shareholders to amend the Articles in the future by requiring a supermajority vote. The Board believes that eliminating these supermajority vote requirements would enhance the rights of shareholders and our corporate governance practices. If Proposals 3(a) and 3(b) are approved, this will eliminate all of the supermajority voting requirements in the Articles.

Approval of Proposal 3(b) requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal.

The Board of Directors unanimously recommends that shareholders vote FOR Proposal 3(b).

Proposal 3(c)—Amendments Removing Certain Restrictions on Ownership of Shares

The third amendment proposal is to delete the following sections of the Articles to eliminate certain restrictions on the acquisition of ownership of shares of our common stock:

Section 12.2—delete this section that restricts the acquisition of ownership of 5% or more of the outstanding shares.

Section 12.3—delete this section regarding redemption of shares acquired in a control share acquisition under Indiana Code §23-1-42-10.

The purpose of these amendments is to eliminate restrictions on share acquisition or redemption, as they are no longer applicable, because it has been more than five years since we completed the demutualization of Anthem Insurance (which was the basis for the restriction) and have opted out of the Indiana control share acquisitions statute.

Approval of Proposal 3(c) requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal.

The Board of Directors unanimously recommends that shareholders vote FOR Proposal 3(c).

Proposal 3(d)—Amendments Deleting Certain Obsolete Provisions

The fourth amendment proposal is to amend certain obsolete provisions or definitions in the following section of the Articles, which section can only be amended by a supermajority vote:

Section 6.1—amend this section to delete the reference to the number of directors at the time of adoption of the original Articles, as such provision is obsolete.

Section 6.1—amend this section to delete the reference to the defined term “Related Persons”, as the term is only applicable to business combinations in Article VIII, which is proposed to be deleted in Proposal 3(b). This deletion will not occur if Proposal 3(b) is not approved.

None of these changes in Proposal 3(d) are intended to have any adverse effect on the rights of our shareholders.

Approval of Proposal 3(d) requires the affirmative vote of at least 75% of the votes entitled to be cast by the holders of outstanding shares.

The Board of Directors unanimously recommends that shareholders vote FOR Proposal 3(d).

Proposal 3(e)—Amendments Deleting Other Obsolete Provisions and Make Conforming Changes

The final amendment proposal is to amend or delete the following sections of the Articles to remove obsolete provisions or sections:

Section 7.6—amend this section to delete the reference to the defined term “Related Persons”, as the term is only applicable to business combinations in Article VIII, which is proposed to be deleted in Proposal 3(b). This deletion will not occur if Proposal 3(b) is not approved.

Article X—delete the entire Article that lists the initial Board of Directors, as it is obsolete.

This proposal also is to make conforming changes to the numbering of Articles and Sections to reflect the amendments contained in Proposals 3(a) through (d) above, to the extent such proposals are approved. None of these changes in Proposal 3(e) are intended to have any adverse effect on the rights of our shareholders.

Approval of Proposal 3(e) requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal.

The Board of Directors unanimously recommends that shareholders vote FOR Proposal 3(e).

EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Position
Angela F. Braly	49	Chair of the Board, President and Chief Executive Officer

Lori A. Beer	43	Executive Vice President, Enterprise Business Services

Randal L. Brown	52	Executive Vice President and Chief Human Resources Officer

John Cannon	57	Executive Vice President, General Counsel, Secretary and Chief Public Affairs Officer

Wayne S. DeVeydt	41	Executive Vice President and Chief Financial Officer

Ken R. Goulet	51	Executive Vice President, and President and CEO, Commercial Business Unit

Martin L. Miller	48	Senior Vice President, Chief Accounting Officer, Chief Risk Officer and Controller

Samuel R. Nussbaum, M.D	62	Executive Vice President, Clinical Health Policy, Chief Medical Officer and Interim President, Comprehensive Health Solutions

Brian A. Sassi	50	Executive Vice President, Strategy and Marketing, and President and CEO, Consumer Business Unit

The ages and positions listed above for each executive officer are as of April 1, 2011.

The following is biographical information for our executive officers:

Angela F. Braly See biographical information above under “Nominees for Director—Three-year term to expire at the Annual Meeting of Shareholders in 2014.”

Lori A. Beer has served as our Executive Vice President of Enterprise Business Services since October 2010. Prior to that appointment she served as Executive Vice President and Chief Information Officer since May 2008. Ms. Beer has held various executive positions since joining us in 1998, including Chief Technology Officer from 2006 until May 2008. From 1989 to 1998, she held various positions with Convergys Corporation (relationship management firm).

Randal L. Brown has served as Executive Vice President and Chief Human Resources Officer since November 2006. Previously, Mr. Brown served as our Senior Vice President of Human Resources since 2001. Prior to joining us, Mr. Brown served in a variety of human resource leadership roles for Thomson (video products and services), General Electric Corporation and RCA.

John Cannon has served as our Executive Vice President and General Counsel since December 2007 and he became our Secretary in February 2009. Mr. Cannon assumed responsibility for the Public Affairs department in December 2010. Before joining us, Mr. Cannon spent 19 years with CIGNA Corporation in a variety of roles of increasing responsibility, including as senior vice president, deputy general counsel and head of Public Affairs. Prior to that, Mr. Cannon was associated with the law firm of Rawle and Henderson.

Wayne S. DeVeydt has served as our Executive Vice President and Chief Financial Officer since June 2007. Previously, Mr. DeVeydt served as our Senior Vice President and Chief Accounting Officer since June 2005 and Chief of Staff from 2006 to 2007. Prior to joining us, Mr. DeVeydt served with PricewaterhouseCoopers LLP (public accounting firm) in many roles from 1996 to 2005, including as the lead engagement partner for a number of large, national managed care and insurance companies including WHN.

Ken R. Goulet has served as our Executive Vice President and President and CEO of the Commercial Business Unit since October 2007. The Commercial Business Unit includes local group customers, national accounts, UniCare, and specialty products. In his previous role, Mr. Goulet was president of our national accounts business. Mr. Goulet has more than 28 years of health insurance industry experience in management, sales, operations, strategy and plan execution.

Martin L. Miller has served as our Senior Vice President, Chief Accounting Officer and Controller since September 2008 and became Chief Risk Officer in August 2009. Prior to joining us, Mr. Miller served as Vice President, Global Controller and Chief Accounting Officer at Molson Coors Brewing Company (global beer brewer) from 2005 until September 2008. Prior to that, Mr. Miller served 11 years with The Coca-Cola Company in a variety of roles with increasing responsibilities, including Regional and Divisional Chief Financial Officer. Mr. Miller spent approximately nine years in public accounting before that, including two years with the national office of the firm that is now PricewaterhouseCoopers LLP.

Samuel R. Nussbaum, M.D. has served as our Executive Vice President, Clinical Health Policy and Chief Medical Officer since 2001. Dr. Nussbaum became the Interim President of Comprehensive Health Solutions in October 2010. From 1996 to 2000, Dr. Nussbaum served both as Executive Vice President for Medical Affairs and System Integration at BJC Health System of St. Louis (academic and community integrated health and hospital system) and as Chief Executive Officer of Health Partners of the Midwest (health plan). Prior to that, Dr. Nussbaum was President and Chief Executive Officer of Physician Partners of New England, Senior Vice President for Health Care Delivery at Blue Cross Blue Shield of Massachusetts and a professor at Harvard Medical School.

Brian A. Sassi has served as our Executive Vice President and President and CEO of the Consumer Business Unit since February 2008. The Consumer Business Unit includes senior, state sponsored and individual business. Mr. Sassi assumed responsibility for Strategy and Marketing in December 2010. In his previous role, Mr. Sassi served as the president of Blue Cross of California. Since joining Blue Cross of California in 1989, Mr. Sassi held a number of other leadership roles, including vice president of operations and strategic initiatives, general manager of small group accounts, and general manager of large group accounts. Prior to joining Blue Cross of California, Mr. Sassi held a number of industry management positions.

The above information includes business experience during the past five years for each of our executive officers. Our executive officers serve at the discretion of the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership with the SEC. Such persons also are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2010, our executive officers, directors, and greater than 10% shareholders complied with all applicable filing requirements relating to our common stock.

PROPOSAL NO. 4

ADVISORY VOTE ON

THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

New Section 14A of the Exchange Act, as added by the recently enacted Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules.

Our executive compensation program (the “Total Rewards” program) is designed to attract, engage, motivate and retain a talented team of executive officers and to appropriately reward those executive officers for their contribution to our business and our members. Our Total Rewards program emphasizes performance-based compensation in the form of our Annual Incentive Plan (“AIP”) and equity grant programs. In 2010, fixed compensation (salary and benefits) made up only 11% (for the CEO) to 22% (for the other Named Executive Officers) of target total compensation. The majority of the CEO and other Named Executive Officers’ compensation is variable based on both individual and overall Company performance. Our Total Rewards program contains specific annual, financial and strategic goals and the value of equity based awards will depend on long-term Company stock price performance. Please read the “Compensation Discussion and Analysis”, along with the tables and narrative discussion, beginning on page 32 for additional details about our executive compensation program, including information about the fiscal year 2010 compensation of our Named Executive Officers.

The Compensation Committee continually reviews the compensation program for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and the expectations of our members. In 2010, our executive compensation program had four available compensation levers to recognize and reward individual performance:

•	Adjusting base salary to recognize both performance and changes in the scope of an executive’s responsibilities,

•	Setting an executive’s AIP target as a percent of salary within a competitive target range,

•	Adjusting the AIP award based on individual achievements and contributions, and

•	Adjusting the size of stock option, restricted stock and performance-based share unit grants within a competitive range.

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation but rather the overall compensation of our Named

Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we recommend that our shareholders vote “for” the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent that there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval of Proposal 4 requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal.

The Board of Directors unanimously recommends that shareholders vote FOR Proposal 4.

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY

OF AN ADVISORY VOTE

ON THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 4 above. By voting on this Proposal 5, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every year, every two years or every three years.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore, our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters. We understand that our shareholders may have different views as to what is the best approach for the Company and we look forward to hearing from our shareholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting. You will not be voting to approve or disapprove the recommendation of our Board of Directors. The option of one year, two years, or three years that receives the highest number of votes cast by shareholders will be considered our shareholders’ preferred frequency for the advisory vote on executive compensation. However, because this vote is advisory and not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by our shareholders.

The Board of Directors unanimously recommends a vote FOR the ONE YEAR option under Proposal 5.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Summary

Our Total Rewards compensation program is designed to attract, engage, motivate and retain a talented team of executive officers and to appropriately reward those executive officers for their contributions to our business, our members and our shareholders. We seek to accomplish this goal in a way that is closely aligned with the long-term interests of our shareholders and the expectations of our members. The Compensation Committee of our Board of Directors (the “Committee”) oversees our Total Rewards compensation program for our executive officers, including the persons identified in the Summary Compensation Table (the “Named Executive Officers”) and determines their compensation. This program emphasizes performance-based compensation based on both individual and Company performance results.

2010 Business Results

We believe that the pay-for-performance philosophy of our Total Rewards compensation program, described in more detail below, played an important role in our achieving the following financial and operational performance highlights in 2010:

•	Our Consolidated Operating Gain of $4,077.5 million exceeded our target for 2010.

•

At year-end 2010, we served 33.3 million medical plan members in the United States. During 2010, our medical membership increased in National Accounts, Senior Business, State Sponsored Business and the Federal Employee Program. We also served 42.2 million members (including some medical plan members) with other products in our behavioral health, life, disability, dental, vision, and Medicare Part D offerings, an increase of 1.0 million members over 2009. We served a total of more than 69 million individuals through our subsidiaries at year-end 2010.

•	Our selling, general, and administrative expenses declined by $271 million, or 3%, in 2010, due to proactive efforts by management to reduce such expenses.

•

We continue to improve the health of our members through programs that encourage members to receive recommended prevention, screening, and wellness services as well as best practice treatment for chronic disease. Our care management programs identify individuals at high risk for disease complications and work with them to prevent complications, leading to fewer hospitalizations and emergency room visits. We also encourage increased safety, effectiveness and affordability of health care, for example through the California initiative to encourage providers to reduce hospital acquired infections and prevent hospital readmissions, and our programs to prevent medication errors. The success of these programs is evaluated through the Member Health Index, a set of 23 measures that allow us to ascertain our success in achieving our mission year over year.

Impact of Historical Business Results and Stock Price on Executive Compensation Decisions

In connection with our efforts to reduce the general and administrative expenses of the Company, management recommended, and the Committee approved, no base salary increases for the CEO and the CFO for 2010. Our CEO and CFO have not received a base salary increase since 2008. Our other Named Executive Officers have not received base salary increases since 2008, other than those related to increases in responsibility. Variable compensation based on our business results has fluctuated over the years, but paid out at higher levels in 2010 due to improved business results, as shown below.

Consistent with our pay-for-performance philosophy, and based on our financial and operational performance in relation to our annual business plan, performance-based variable compensation was paid well below target during 2007 and 2008, near target in 2009, and above target in 2010 as follows:

Earned Incentive Plan Awards as a Percent of Target from 2007 – 2010
	2007	2008	2009	2010
Annual Incentive Plan (“AIP”)(1)	58.6%	5.0%	92.9%	163.0%
Performance-Based Equity Awards	66.4%	0.0%	94.4%	150.0%

(1)	Average award level for all participants.

A significant portion of our compensation opportunity for executive officers was delivered in stock options. The stock option exercise price for each grant was 100% of the market price of WellPoint stock on the grant date.

Stock options have intrinsic value when the current stock price is greater than the option exercise price. Our stock price decline that occurred between January and November 2008 resulted in a loss in intrinsic value for prior stock option grants. The following table shows the intrinsic value on December 31, 2010 of the regular stock option grants from 2005 through 2010.

Intrinsic Value of Stock Options as of the December 31, 2010 Closing Price of $56.86

	April 4, 2005	March 1, 2006	March 1, 2007	March 3, 2008	March 2, 2009	March 1, 2010
Option Exercise Price	$63.36	$76.59	$80.81	$70.80	$30.10	$62.06
Intrinsic Value	($6.50)	($19.73)	($23.95)	($13.94)	$26.76	($5.70)
Stock Price Change	-10%	-26%	-30%	-20%	+89%	-8%

Where the intrinsic value is less than $0, the amount represented is the increase needed to WellPoint’s stock price before these stock options begin to have any intrinsic value.

Restricted stock units and performance share units also represented a significant portion of our compensation opportunities for our executive officers. The value of restricted stock units and performance share units is also impacted by changes in our stock price. The stock price change percentages shown above represent the change in value for those awards from the grant date fair value (restricted stock units) or earned amount (performance share units). Thus, the compensation value received by executives is highly dependent on shareholder returns.

This Compensation Discussion and Analysis discusses in greater detail our objectives and approach to setting executive compensation, as well as the Committee’s decisions for our Named Executive Officers in 2010.

Compensation Program Objectives

Our Total Rewards compensation program is designed to:

•	Attract, engage, retain and appropriately reward executives for their contributions to our business, our members and our shareholders.

•	Closely align executive interests and rewards with the long-term interests of our shareholders and the expectations of our members.

•	Drive the achievement of our mission and strategy.

•	Deliver compensation that is commensurate with company and individual performance within the context of the external market.

These objectives are extended beyond the executive ranks to include all associates and are intended to promote our culture and enhance teamwork and perceptions of fairness.

To achieve these objectives, the Total Rewards program is designed to reward:

•	Creating long-term value for our shareholders through sustained growth in our stock price.

•	Achieving our mission, to improve the lives of the people we serve and the health of our communities.

•	Meeting our commitment to simplify the connection between health, care and value.

•	Meeting or exceeding our annual financial plans.

•	Achieving our business objectives, which include:

(1)	Create the best health care value in our industry;

(2)	Excel at day-to-day execution; and

(3)	Capitalize on new opportunities to drive growth.

•	Operating within our core values, which are:

(1)	Customer first

(2)	Integrity

(3)	Personal accountability for excellence

(4)	One company, one team

(5)	Continuous improvement

Pay–for-Performance Philosophy and Pay Mix

In support of our objective to align executive interests and rewards with those of our shareholders and drive the achievement of our mission and strategy, our compensation program emphasizes performance-based compensation in the form of the AIP and equity grant programs.

In line with our objective to pay for performance, a significant portion of the compensation of each of our Named Executive Officers is delivered through performance-based programs. As shown in the chart below, most of the total target compensation opportunity available to our Named Executive Officers and other senior executives is in the form of variable performance-based pay that is tied to our business results, including:

•	AIP awards, the majority of whose value depends on the extent to which we meet or exceed metrics in our annual business plan.

•	Stock options, which were the largest single pay component in our 2010 executive compensation package, are only valuable when the price of our stock increases.

•	Performance share units that are earned based on our 2010 consolidated operating gain performance in relationship to our annual business plan.

•	Performance share units and time-based restricted stock units that become more or less valuable based on our stock price performance.

COMPONENTS OF COMPENSATION

	CEO	Other NEOs
Fixed Compensation:
Salary	9%	19%
Benefits	2%	3%
Variable Compensation:
Annual Incentive Plan(1)
Corporate Operating Gain	5%	7%
Business Unit Operating Gain	4%	5%
Corporate Strategic Measures	1%	2%
Individual Performance	3%	3%
Long-Term Incentive Plan
Stock Options	30%	24%
Performance Share Units(1)	23%	18%
Time-Based Restricted Stock(2)	23%	18%

(1)	Based on achieving target performance
(2)	Excludes one-time special grants (due to promotions or increased job responsibilities)

In 2010, our executive compensation program had four available compensation levers to recognize and reward individual performance:

•	Adjusting base salary to recognize both performance and changes in the scope of an executive’s responsibilities,

•	Setting an executive’s AIP target as a percent of salary within a competitive target range,

•	Adjusting the AIP award based on individual achievements and contributions, and

•	Adjusting the size of stock option, restricted stock unit and performance share unit grants within a competitive range.

Additionally, individual performance is rewarded by providing executives with career growth through challenging assignments and, as positions become available, promotional opportunities.

Changes to our Long-Term Incentive Plan program mix and measures are described under “Program Changes for 2011” on page 48.

Elements Of Total Rewards

Overview

Our 2010 Total Rewards program for the top fifty senior executives, including the Named Executive Officers, includes the following financial elements:

•	base salary;

•	annual performance-based incentive awards under the AIP;

•	equity awards in the form of stock options, performance share units and time-based restricted stock units;

•	broad-based employee benefits; and

•	executive benefits and perquisites.

Each year the Committee reviews and approves the merit salary increase budget, broad-based AIP, equity awards plan, perquisites and stock ownership guidelines and management sets the broad-based employee salary and benefits programs and budgets. These decisions are based on our business needs, best practice information, competitive market data and operating budget constraints.

The Committee, with respect to all executive officers, reviews the business and individual performance of each executive officer and makes decisions with respect to determining the AIP awards for the prior year pursuant to the formulas previously established, prospective base salary adjustments, adjustments to target incentive award percentages of base salary and the size of the stock-based long term awards.

All Board members evaluate the CEO’s individual performance on the following factors which we describe internally as: Leadership, Strategic Planning, Getting Results, External Relations, Internal Role Model, Building a Team and Interaction with the Board of Directors. The Committee made 2010 compensation decisions based on its subjective evaluation of each executive’s performance (including performance assessments by the CEO for the other executive officers), as well as our 2009 and 2010 achievements, all of which reflect the Named Executive Officers’ individual performance. There is no formulaic or target based assessment for such adjustments, but rather such determinations are based on the Committee’s subjective assessments after consideration of management recommendations, and benchmarking information. The subjective assessments represent the Committee’s view of how the Named Executive Officer’s performance contributed to our performance and achievements, as well as other leadership accomplishments, including the challenges associated with implementing health care reform.

These decisions are made as part of a unified process so that all components of pay are reviewed in concert with each other, and, as appropriate, decisions about one component can affect decisions regarding the other components of pay. This is intended to ensure that the Total Rewards package for the Named Executive Officers fits with our compensation objectives as described above.

The Committee does not have a specific policy for allocating the amount of compensation among the pay elements (base salary, annual incentive and equity grants), but seeks to target each Named Executive Officer’s total compensation opportunity to the level the Committee considers market competitive and reflective of individual performance.

When setting compensation for 2010, the Committee reviewed prior year compensation and compensation actions to compare year-over-year pay actions relative to year-over-year performance and internal equity factors (how the compensation of the executives relate to the other executives).

In February 2010, the Committee reviewed comprehensive tally sheets for each Named Executive Officer covering up to five years of Total Rewards data and realized equity, in addition to then current levels of unrealized vested and unvested equity. Tally sheets are only one of a number of information resources and tools made available to the Committee for its reference and use. Although tally sheets provide good background information for the Committee, they did not directly result in specific awards for 2010 or any modifications to the implementation of our compensation program. The Committee does not otherwise take into account realized compensation in setting future compensation. The Committee does review unvested compensation in setting future compensation to determine its likely impact on retention of our executives.

Base Salary

Base salary provides competitive annual compensation that reflects the scope and nature of job responsibilities of our Named Executive Officers. The Committee grants merit-based salary increases based on the Committee’s assessment of an individual’s performance, whether the current salary is competitive compared to the median of the market relative to executives in comparable positions at comparator group companies, and our overall merit increase budget for the year. The Committee also grants promotional salary increases to recognize increased job responsibilities.

For 2010, while our merit increase budget was 2.0% of base salary (and our promotion and equity budget was an additional 0.5% of salary), consistent with management’s recommendation, the Committee did not adjust the base salaries of the Named Executive Officers or any other members of the executive leadership team. Management recommended no increase in base salaries for the executive leadership team in connection with our broader efforts to reduce the general and administrative expenses of the Company.

As shown below, Mr. Sassi, Mr. Cannon, and Ms. Beer received salary increases later in the year to reflect increased responsibilities:

Named Executive Officer	Salary as of 12/31/2009	Salary as of 12/31/2010	Percent Change
Ms. Braly	$1,144,000	$1,144,000	0.0%
Mr. DeVeydt	$700,000	$700,000	0.0%
Mr. Sassi(1)	$625,000	$700,000	12.0%
Mr. Cannon(2)	$550,000	$600,000	9.1%
Ms. Beer(3)	$500,000	$600,000	20.0%

(1)	Mr. Sassi received a $75,000 annualized increase in December 2010 to reflect his increased responsibility for marketing, strategic planning, international business opportunities, and our HealthyCare Solutions initiative. These responsibilities are in addition to his role leading our Consumer Business Unit.

(2)	Mr. Cannon received a $50,000 annualized increase in December 2010 to reflect his increased responsibility for government relations, public affairs, and corporate communications. These responsibilities are in addition to his role as General Counsel and Secretary.

(3)	Ms. Beer received a $100,000 annualized increase in October 2010 to reflect her leadership of our new Enterprise Business Services unit. This new role added responsibility for service operations, operational excellence, and sourcing and supplier performance to her previous role of leading our Information Technology team.

Annual Incentives

Generally, all of our associates are eligible for performance based incentives or sales incentives. AIP awards are earned to the extent we meet or exceed annual financial targets and strategic and individual performance goals. In excess of 21,000 associates, including all of our Named Executive Officers, participate in the AIP. This plan is designed to motivate and reward the successful completion of our annual performance goals. In excess of 15,000 front line associates and their supervisors participate in a performance-based quarterly incentive plan. This plan also includes a potential year-end profit sharing component that is tied to AIP results.

Each associate is eligible for a target award, denominated as a percentage of base salary paid during the year. The maximum award payable under the AIP is 200% of the target award. In setting the target award percentages for the Named Executive Officers, the Committee considers the competitive data in the comparator group studies (as described under “Setting Compensation Levels” beginning on page 44), individual performance evaluations and internal equity factors (how the target awards of the executives relate to other executives).

For 2010, the Committee increased the target award percentages, denominated as a percentage of base salary, for Mr. Sassi from 85% to 90%, and for Ms. Beer from 70% to 75% to better align their target bonus opportunities with the competitive data. In addition, in conjunction with the salary increases described above to recognize their increased roles and responsibilities, the target award percentages, denominated as a percentage of base salary, were increased for Mr. Sassi from 90% to 95%, for Mr. Cannon from 80% to 85% and for Ms. Beer from 75% to 80%. These increased percentages apply to base salary paid subsequent to the applicable increase dates in October and December 2010. The table below sets forth the target bonuses as a percentage of base salary at year-end 2009 compared to 2010 for each Named Executive Officer:

Named Executive Officer	Target Bonus as a Percent of Salary as of 12/31/2009	Target Bonus as a Percent of Salary as of 12/31/2010	Change
Ms. Braly	140%	140%	0 points
Mr. DeVeydt	100%	100%	0 points
Mr. Sassi	85%	95%	+ 10 points
Mr. Cannon	80%	85%	+ 5 points
Ms. Beer	70%	80%	+ 10 points

2010 AIP Awards

Each of the Named Executive Officers earned an AIP award for 2010 performance based on the formulas approved by the Committee. AIP award compensation follows our business strategy. The table below sets forth the AIP performance measures, the weight given to each measure, and the business objective or core value such measure is designed to achieve.

AIP Measure	Weight	Business Objectives; Core Values; Mission
Consolidated Operating Gain	40%	Meet or exceed annual financial plans Create the best health care value in our industry Excel at day-to-day execution
Business Unit Operating Gain	30%
Member Health Index	5%	Improve the lives of the people we serve and the health of our communities
Service Excellence	5%	Excel at day-to-day execution
Individual Performance	20%	Personal accountability for excellence

The AIP performance targets were based on goals set during our annual business planning process. The business plan is developed based on the business environment, which takes into consideration our performance relative to our direct peers. The AIP targets are set to be congruent with business plan targets.

The following table shows the calculation of the 2010 AIP awards applicable to each of the Named Executive Officers. The amounts paid to the Named Executive Officers for 2010 performance were approved by the Committee on March 1, 2011 and are set forth in the Summary Compensation Table on page 51.

Named Executive Officer	Performance Measure	Target	Actual	Award %	Weight	Total AIP % of Target
Ms. Braly	Adjusted Consolidated Operating Gain	$3,947.8	$4,155.4	187.62%	40%	75.05%
	Adjusted Business Unit Operating Gain(1)	N/A	N/A	143.13%	30%	42.94%
	Member Health Index	74.89	75.80	100.00%	5%	5.00%
	Service Excellence	4 quarters	2 quarters	50.00%	5%	2.50%
	Individual Performance(3)	N/A	N/A	220.00%	20%	44.00%
	Total					169.49%

Mr. DeVeydt	Adjusted Consolidated Operating Gain	$3,947.8	$4,155.4	187.62%	40%	75.05%
	Adjusted Business Unit Operating Gain(1)	N/A	N/A	143.13%	30%	42.94%
	Member Health Index	74.89	75.80	100.00%	5%	5.00%
	Service Excellence	4 quarters	2 quarters	50.00%	5%	2.50%
	Individual Performance(3)	N/A	N/A	220.00%	20%	44.00%
	Total					169.49%

Mr. Sassi	Adjusted Consolidated Operating Gain	$3,947.8	$4,155.4	187.62%	40%	75.05%
	Adjusted Business Unit Operating Gain(2)	$1,102.1	$1,085.9	92.67%	30%	27.80%
	Member Health Index	74.89	75.80	100.00%	5%	5.00%
	Service Excellence	4 quarters	2 quarters	50.00%	5%	2.50%
	Individual Performance(3)	N/A	N/A	212.50%	20%	42.50%
	Total					152.85%

Mr. Cannon	Adjusted Consolidated Operating Gain	$3,947.8	$4,155.4	187.62%	40%	75.05%
	Adjusted Business Unit Operating Gain(1)	N/A	N/A	143.13%	30%	42.94%
	Member Health Index	74.89	75.80	100.00%	5%	5.00%
	Service Excellence	4 quarters	2 quarters	50.00%	5%	2.50%
	Individual Performance(3)	N/A	N/A	220.00%	20%	44.00%
	Total					169.49%

Ms. Beer	Adjusted Consolidated Operating Gain	$3,947.8	$4,155.4	187.62%	40%	75.05%
	Adjusted Business Unit Operating Gain(1)	N/A	N/A	143.13%	30%	42.94%
	Member Health Index	74.89	75.80	100.00%	5%	5.00%
	Service Excellence	4 quarters	2 quarters	50.00%	5%	2.50%
	Individual Performance(3)	N/A	N/A	220.00%	20%	44.00%
	Total					169.49%

(1)	Represents the results for Ms. Braly, Mr. DeVeydt, Mr. Cannon, and Ms. Beer whose operating gain awards were based on the average award percentage paid to participants across our business units.

(2)	Represents the results for Mr. Sassi based on the performance of the Consumer Business Unit.

(3)	A description of how individual performance is assessed by the Committee is shown under “Elements of Total Reward—Overview” on page 35. The individual performance budget was funded at an award percentage of 187.62% to reflect the extent to which our adjusted consolidated operating gain results exceeded the business plan.

Consolidated Operating Gain and Business Unit Operating Gain results are calculated on an adjusted basis by the Committee to remove certain pre-established categorical amounts, which are reported to and generally not included by the investment community in their determination of our results. The pre-established categories included reorganization costs, implementation costs and asset write-downs pursuant to health care reform legislation, New York minimum medical loss ratio legislation, and specific reserve releases.

These awards are granted under the shareholder approved WellPoint Incentive Compensation Plan (“Incentive Plan”) and are intended to qualify as “performance-based compensation” to permit us to obtain full tax deductibility pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”).

Relocation Bonus

In November 2010, the Committee awarded a $200,000 bonus to Mr. Sassi, as detailed in the Summary Compensation Table on page 51, in lieu of eligible benefits pursuant to our standard relocation assistance program. At the Company’s request, Mr. Sassi has agreed to reside in Chicago, Illinois and work in our office there for a substantial portion of his time. Mr. Sassi will be eligible for reimbursement for the movement of his household goods in 2011.

Equity Awards

The Committee granted equity awards on March 1, 2010 to coincide with the Committee’s Total Rewards review of our Named Executive Officers’ compensation. The date of the Committee meeting is set in advance and is the first business day of March. The Committee awarded stock options, performance share units, and time-based restricted stock units to our senior executives, including the Named Executive Officers. It also awarded stock options and future service time-based restricted stock units to in excess of 3,200 associates. These awards were granted to encourage retention, reward performance, promote a long-term business focus and align the interests of associates and shareholders.

For 2010, the Committee retained the equity award structure mix for our Named Executive Officers that was set in 2009. The approximate mix based on the grant date fair value, calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”, formerly FAS123R) was:

•	40% in stock options;

•	30% in performance share units; and

•	30% in time-based restricted stock units, as indicated below:

March 1, 2010 Equity Grant
Named Executive Officer	Number of Shares Covered By Grant			Grant Date Fair Value (ASC 718 Expense)
	Stock Options	Performance Share Units (at target level)	Time-Based Restricted Stock Units	Stock Options	Performance Share Units (at target level)	Time-Based Restricted Stock Units	Total
Ms. Braly	193,518	43,542	43,542	$3,595,564	$2,702,217	$2,702,217	$8,999,998
Mr. DeVeydt	44,760	10,071	10,071	$831,641	$625,006	$625,006	$2,081,653
Mr. Sassi	44,760	10,071	10,071	$831,641	$625,006	$625,006	$2,081,653
Mr. Cannon	35,807	8,057	8,057	$665,294	$500,017	$500,017	$1,665,328
Ms. Beer	35,807	8,057	8,057	$665,294	$500,017	$500,017	$1,665,328

In accordance with the applicable formula, 150% of the performance share units were earned in 2010. Shown below are the resulting number of shares and the intrinsic value of each award granted based on $56.86, the closing sale price of one share of our common stock on December 31, 2010.

March 1, 2010 Equity Grant
Named Executive Officer	Number of Shares Covered By Grant			Intrinsic Value on December 31, 2010
	Stock Options	Performance Share Units Earned	Time-Based Restricted Stock Units	Stock Options	Performance Share Units Earned	Time-Based Restricted Stock Units	Total
Ms. Braly	193,518	65,313	43,542	$0	$3,713,697	$2,475,798	$6,189,495
Mr. DeVeydt	44,760	15,107	10,071	$0	$858,984	$572,637	$1,431,621
Mr. Sassi	44,760	15,107	10,071	$0	$858,984	$572,637	$1,431,621
Mr. Cannon	35,807	12,086	8,057	$0	$687,210	$458,121	$1,145,331
Ms. Beer	35,807	12,086	8,057	$0	$687,210	$458,121	$1,145,331

Stock Options

In 2010, the term of all stock options granted was seven years, with vesting in six equal semi-annual installments over the first three years. This vesting schedule has been in place since 2005. The purpose of providing vesting every six months is to stagger inducements for remaining with the Company over the course of any year. More specifically, incumbents must generally be employed on December 31st of each year to vest in their annual incentive payment and then must be employed on March 1st and September 1st to vest their stock option grants.

Performance Share Unit—Measure and Results

Consistent with the 2009 program, the performance requirement for the 2010 performance share unit awards was to achieve a specified target level for adjusted Consolidated Operating Gain. Generally, operating gain results are based on the extent to which we retain or increase members, control costs, and maintain pricing discipline. The operating gain business plan target was set during a rigorous annual budgeting process. The Committee selected this measure for both the AIP and performance shares to emphasize the importance of improving operating gain and to increase the percentage of incentive compensation that is tied to this measure for the top fifty executives including the Named Executive Officers.

The performance scale conformed to the scale used for the AIP Consolidated Operating Gain measure detailed above, with a minimum award of 0% and a maximum award of 150% of the units granted. On February 2, 2011, the Committee certified the adjusted Consolidated Operating Gain result and determined that 150% of the performance share units were earned in 2010. The $78 million adjustment to Consolidated Operating Gain did not increase the earned award percentage. These earned performance share units are then subject to time-based vesting described below.

Performance Share Unit and Time-Based Restricted Stock Unit Vesting Schedule

The performance share units and restricted stock units granted on March 1, 2010 were to vest in three equal installments on each of March 1, 2011, 2012, and 2013.

At our December 2010 meeting, the Committee adjusted the vesting schedule of the 2010 restricted stock unit and performance share unit grants for most associates, including all of the Named Executive Officers. The vesting date for the shares that were to vest on March 1, 2013 will instead vest on December 10, 2012. Additionally, the Committee determined that the regular March 1, 2013 vesting of restricted stock units and performance share units from the March 1, 2011 and March 1, 2012 grants will also vest on December 10, 2012. The purpose of this vesting date change was to obtain a federal income tax deduction in 2012 that would otherwise not be available in 2013 pursuant to recent tax law changes. The Committee determined that the value of this tax deduction outweighed requiring an additional eighty days of service to secure vesting.

Off-Cycle Equity Grants

Throughout the year, the Committee may grant equity awards to certain newly hired or promoted executives and to specific executives as necessary to encourage long-term retention. The grant date set for these equity awards is the first business day of the month following the hire, promotion or decision to provide a retention grant.

Effective December 1, 2010, the Committee granted special restricted stock unit awards to Mr. Sassi, Mr. Cannon, and Ms. Beer as retention vehicles and in recognition of their increased roles and responsibilities. In setting these awards, the Committee considered the level of unvested compensation held by each executive. Each executive was awarded units covering 26,554 shares, with a grant date expense of $1,500,035. These shares are subject to an extended vesting schedule such that 50% of the shares vest on December 1, 2012, 25% vest on December 1, 2013, and 25% vest on December 1, 2014.

Aggregate and Individual Grant Sizes

The Committee considers the impact of stock option expensing and share dilution, in order to strike a balance between promoting our cost competitiveness and maintaining employee incentives at market-competitive levels. In setting the total shares available for long-term grants to all participants for the period between March 1, 2010 and February 1, 2011, the Committee considered:

•

The impact of the ASC 718 expense on our income statement. As part of the 2010 budget process, the Committee approved a 14% reduction in the target ASC 718 expense of 2010 grants when compared with the target cost of the 2009 grants.

•

The value of the grants as a percentage of our market capitalization, a measure of dilution called Shareholder Value Transfer (“SVT”). As a result of WellPoint’s stock price increase ($62.06 on March 1, 2010 vs. $30.10 on March 2, 2009) and the lower aggregate grant sizes, the SVT of our 2010 grant was less than one-half of the SVT of the 2009 grant.

The Committee decreased the March 1, 2010 regular annual grant target award ranges for senior executives, including the Named Executive Officers, by 25% when compared with 2009. The Committee decreased the award to the CEO by 12%. This smaller decrease to the CEO’s target award was implemented to closer align her award to the median of the market.

The cost of equity awards granted to each Named Executive Officer is based upon position and job level, Company and individual performance, the importance of retaining the services of the executives and the potential for their performance to help us attain our long-term goals. In apportioning these equity awards, the Committee also considers competitive market data. The awards granted on March 1, 2010 to the Named Executive Officers were all pursuant to and within the guidelines set forth above and are a part of the budgeted annual stock-based compensation cost.

Broad-Based Employee Benefits

Our Named Executive Officers generally participate in the broad-based employee benefits programs under the same terms and conditions as other associates. These benefit offerings include a medical plan with higher associate contributions for more highly paid associates such that Named Executive Officers pay approximately 75% of the cost of the coverage, as compared with front line associates who generally pay between 5% and 25% of the cost of their coverage. Other broad-based employee benefits include a dental plan, disability benefits, wellness benefits, life and accidental death and dismemberment insurance, business travel accident insurance, a 401(k) retirement savings plan, retiree health care benefits, a cash balance pension plan for associates who meet age and service criteria, an employee stock purchase plan (that is suspended for 2011), and paid time off for holidays, vacations, illnesses, bereavement leave, jury duty and military service.

Executive Benefits

Executives, including the Named Executive Officers, participate in a deferred compensation program that is subject to Section 409A of the Tax Code. Under this program, described on page 66, a participant may defer receipt of salary and annual incentive compensation and continue to receive pension and 401(k) credits for compensation above Tax Code earnings limits. We offer this plan to provide executives with the same Company-paid retirement savings opportunities, denominated as a percent of salary, as the rest of the workforce is provided through the 401(k) retirement savings plan, and under the same terms and conditions as the underlying all-associate plans. Participants choose among a subset of the market-based investments provided to all associates in the 401(k) retirement savings plan, and their account balances increase or decrease in accordance with the performance of the selected investments.

Ms. Braly was a participant in the RightCHOICE Managed Care, Inc. Supplemental Executive Retirement Plan as described on page 67. This plan has been frozen since 2001, and there are no future benefit contributions or accruals to the plan. The present value of Ms. Braly’s frozen accrued benefit under this plan was $54,570 on December 31, 2010.

Perquisites

Executive perquisites are a small part of our competitive executive compensation package. We believe that our perquisite program enables our executive officers to focus on our business with minimal disruption. As described on page 52, we offer a limited set of perquisites to all Named Executive Officers. We do not provide Named Executive Officers with personal use of private aircraft, memberships in country clubs or automobile benefits, except as related to the enhanced safety and security benefits provided to Ms. Braly described in more detail in footnote 6 to the Summary Compensation Table. The Committee reviews the perquisite program annually, and, as part of the budget process for 2010, eliminated the reimbursement for financial/retirement/estate planning, tax return preparation and legal services relating to these planning services.

Determination of Compensation

Role of the Compensation Consultant

Through May 2010, the Committee engaged Towers Watson & Co. (formerly Watson Wyatt) (“Towers Watson”) to act as its consultant and assist it in evaluating the CEO’s and executive officers’ compensation. From January through May 2010, we paid $49,000 in fees and expenses to Towers Watson for executive compensation consulting services provided to the Committee. During this period we also paid Towers Watson $690,000 for (i) consulting services related to investments and communications services and (ii) broker fees.

While the Committee is confident that the procedures detailed in the proxy statement for our 2010 annual meeting of shareholders ensured that there was no conflict of interest, in order to avoid the appearance of a conflict in the future, during 2010 the Committee conducted a comprehensive search of leading executive compensation consultants to select an advisor that does not provide any other services to the Company. In May 2010, the Committee selected Semler Brossy Consulting Group, LLC (“Semler Brossy”) to act as its independent compensation consultant.

The consultant reports directly to the Committee. The consultant reviews information provided to the Committee, develops its own recommendations with respect to CEO compensation decisions and provides advice to the Committee on the compensation decisions affecting all executive officers including the other Named Executive Officers. The consultant regularly participates in Committee meetings and reports on compensation trends and best practices, plan design and the reasonableness of individual compensation awards. The consultant provides expert advice and guidance on the design and implementation of performance-based compensation programs that align with company strategy, business and market characteristics, talent requirements, culture, management style, and performance and total rewards strategies.

The Committee does not provide specific instructions to the consultant, but rather as noted above, the consultant attends Committee meetings and also has informal conversations with members of the Committee to determine compensation objectives. The Committee uses the consultant’s recommendations as one of several factors in designing our executive compensation programs, reviewing and approving annual and long-term incentive plans and metrics, and making the compensation decisions affecting the CEO and other Named Executive Officers.

Role of Management

The Committee meets with our CEO at the beginning of each year to agree upon the CEO’s performance objectives (both individual and Company) for the year. The Board also reviews these performance objectives. At the end of the year, the CEO provides to the Committee her self-assessment, and the Committee evaluates the CEO’s performance based on her self-assessment and performance updates. The Committee meets in executive session to review the performance of the CEO based on her achievement of the agreed-upon objectives, contribution to our performance and other leadership accomplishments. The results of the evaluation from the Committee, as described above, are included as an important metric in evaluating CEO performance. This evaluation is shared with the CEO and the compensation consultant and is used by the Committee in setting the CEO’s compensation.

Our CEO and our other executive officers do not set their own compensation nor are they present when the Committee sets their specific compensation. Our CEO collects specific feedback from the Board with respect to the performance of our other executive officers, including our Named Executive Officers, provides their self evaluations and her own evaluations of the other executive officers’ performance to the Committee, and makes recommendations with respect to base salary and target AIP adjustments, equity awards and the AIP individual performance award component for each executive officer. This recommendation is considered by the Committee, which makes its own ultimate determinations.

All Named Executive Officers participate in the annual and long-term business planning processes and in recommending to the Committee the AIP and performance share measures and targets that result from these processes. These measures and targets impact the compensation of the associates who participate in our AIP and who are granted performance shares.

Setting Compensation Levels

In setting compensation, the Committee compares base salaries, annual incentive opportunities and long-term compensation for the Named Executive Officers to three distinct comparator groups. The Committee determines which companies are in the comparator groups with the assistance of its consultant. Companies are selected on the basis of whether they compete with us in the executive labor and/or capital market and whether they have comparable revenue and/or market capitalization.

For 2010, these groups were:

(1)	The Fortune 11-60, as published in April 2009 (the “Fortune 11-60”). We were number 32 on the 2009 Fortune 500 list.

(2)	Twenty-three major labor and capital market competitors in the health insurance market and other insurance companies, hospital systems and pharmaceutical companies with similar annual revenue and market capitalization (the “Healthcare/ Insurance Competitors”). We were the seventh largest company in this group based on revenue and the fourteenth largest company in this group based on market capitalization. The group is comprised of the following companies:

Abbott Laboratories	CVS Caremark	Medtronic, Inc.
Aetna Inc.	CIGNA Corporation	Merck & Co.
Aflac Incorporated	Eli Lilly and Company	Metlife, Inc.
The Allstate Corporation	Express Scripts, Inc.	Pfizer, Inc.
Amerisource Bergen Corporation	Humana Inc.	Prudential Financial, Inc.
Amgen Inc.	Johnson & Johnson	UnitedHealth Group Inc.
Bristol-Myers Squibb Company	McKesson Corporation	Wyeth
Cardinal Health, Inc.	Medco Health Solution, Inc.

(3)	Our six largest direct health insurance peers, five of which are significantly smaller than WellPoint:

Aetna Inc.	Coventry Health Care, Inc.	Humana Inc.
CIGNA Corporation	Health Net Inc.	UnitedHealth Group Inc.

The Committee, with the assistance of its consultant, Semler Brossy, reviewed and revised the comparator groups for 2011 as follows:

(1)	It replaced the Fortune 11-60 list, as published in April 2010, with the Standard and Poor’s 500 (the “S&P 500”) 11th-60th largest companies ranked by 2009 revenue (the “S&P 11-60”). WellPoint’s revenue is the twenty-second largest of these fifty companies. The group is comprised of the following companies:

Aetna, Inc. *	The Goldman Sachs Group Inc.	Pfizer Inc.
American International Group, Inc.	The Home Depot Inc.	The Procter & Gamble Company
AmerisourceBergen Corporation	Intel Corporation *	Prudential Financial Inc. *
Apple Inc.	International Business Machines Corporation	Safeway Inc.
Archer-Daniels-Midland Company	Johnson & Johnson	Sears Holdings Corporation
Berkshire Hathaway Inc.	Kraft Foods Inc.	SUPERVALU INC.
Best Buy Company Inc.	The Kroger Company	Sysco Corporation
The Boeing Company	Lockheed Martin Corporation	Target Corporation
Cardinal Health Inc.	Lowe’s Companies Inc.	United Parcel Service Inc.
Cisco Systems Inc.	Marathon Oil Corporation	United Technologies Corporation
Citigroup Inc.	McKesson Corporation	UnitedHealth Group Inc.
Comcast Corporation	Medco Health Solutions Inc.	Valero Energy Corporation
Costco Wholesale Corporation	Metlife Inc.	Verizon Communications Inc.
CVS Caremark Corporation	Microsoft Corporation	Walgreen Company
Dell Inc.	Northrop Grumman Corporation *	The Walt Disney Company
The Dow Chemical Company	PepsiCo Inc.	Wells Fargo & Company
FedEx Corporation

*	Not in 2010 Fortune 11-60

Switching from the Fortune 11-60 to the S&P 11-60 removed Federal Home Loan Mortgage Corporation, General Motors, International Assets Holding Corporation, and State Farm Insurance from the list of comparator group companies.

The Committee implemented this change because the selection criteria for the S&P 500 are more robust than the Fortune 500, and the S&P 500 excludes non-public companies, bankrupt companies, and companies in conservatorship. The S&P 11-60 will be updated each calendar year based on revenue ranking for the prior calendar year.

(2)	It eliminated the Healthcare/Insurance Competitors group. The Committee determined that two peer groups are sufficient, and that there was significant overlap between the Healthcare/Insurance Competitors group and the other two peer groups, as fourteen of the twenty-three companies are already represented in the other comparator data.

(3)	It approved retaining the composition of the direct peer group used in 2010.

In setting 2010 compensation, the Committee reviewed the available data from each of these three peer groups to better understand the practices of companies in our size category, our capital and labor market competitors and our direct peers. The Committee relied more heavily on the data from the Fortune 11-60 and the Healthcare/Insurance Competitors, when available, because they represented practices of comparable organizations most similar in size to us.

Where possible, the data that was used to make compensation decisions in March 2010 was taken from surveys of 2009 compensation of our peer groups prepared by third-party survey companies. In instances where a company listed above did not participate in the surveys or pay data was not available for a comparable position, the company was not included in the comparator group data for that position. In instances where our positions are structured in ways that do not match well with survey positions, we compare based on target annual compensation pay rank, as reported in the surveys.

We used the following surveys as sources of this competitive information for our CEO, Named Executive Officers, and other executives:

•	Towers Perrin (now Towers Watson) US CDB General Industry Executive Database;

•	Hewitt Total Compensation Measurement Survey;

•	Mercer Integrated Health Network Survey; and

•	Frederic W. Cook & Co., Inc. Long Term Incentive Survey.

We augment these surveys with information collected by Equilar from public filings including annual proxy statements, Annual Reports on Form 10-K, Current Reports on Form 8-K and changes in beneficial ownership of securities on Form 4.

The Committee has designed the executive compensation program to target total compensation (salary plus target bonus plus long term equity grant cost on the date of grant) at the median for comparable positions in the comparator groups. Individuals new to their roles may be paid below median. High performing individuals who demonstrate superior performance over a long period of time may have pay positioned above the median of the compensation paid by the companies in the comparator groups.

The Committee’s prior consultant, Towers Watson, conducted a study in 2008 that compared the SVT cost with that of our three comparator groups. Based on this study, we projected that the SVT for our 2009 grants would be between the median and 75th percentile in the Fortune 11-60 and the Healthcare/Insurance Competitors comparator groups, and the lowest among our direct peers. As described earlier, the SVT of the aggregate 2010 equity grant pool was less than one-half of the SVT of the 2009 aggregate equity grant pool. Consequently, the Committee did not ask Towers Watson to update the study for 2010.

The Committee establishes an individual target opportunity for each Named Executive Officer based on the Committee’s evaluation of the executive’s experience, level and scope of responsibility, and individual performance. Actual cash compensation may be more or less than the target opportunity as a result of performance under the AIP. Realized compensation from our equity-based awards may be more or less than target opportunity as a result of Company performance relative to the performance share unit measures and our stock price performance.

Competitive market data is only one of several resources made available to the Committee to assist it in setting executive compensation levels. The Committee does not use the market percentile described above as a formula to determine compensation or as a fixed target.

The Committee reviews actual base salaries, as well as target and actual prior year annual incentive awards to compare total target and actual cash compensation. The Committee also reviews actual ASC 718 expense of the long term grants to compare long-term compensation, as well as the value of unvested equity awards held by the Named Executive Officers.

Comparison to S&P 11-60 Peer Group

We compared the 2010 total target compensation of our Named Executive Officers with comparable positions at companies in our new S&P 11-60 comparator group. The most recent survey data available for the comparator groups in preparing these tables was as of March 1, 2010. Comprehensive information from 2009 public filings was also available for comparable positions for Ms. Braly and Mr. DeVeydt. For purposes of this comparison, target total compensation for our Named Executive Officers includes base salary as of March 1,

2010, target 2010 annual incentive amounts, the ASC 718 expense of 2010 equity awards and one-third of the ASC 718 expense of special equity awards received within three years of March 1, 2010. The total target compensation for Ms. Braly, Mr. Sassi, and Mr. Cannon were each near the median of the comparable positions at companies in the comparator group. The target total compensation for Mr. DeVeydt and Ms. Beer, were each between the median and the seventy-fifth percentile of comparable positions at companies in the comparator group.

Benefits and perquisites represent a small proportion of the Total Rewards program for our Named Executive Officers. The overall value of our broad-based employee benefits that were available to our Named Executive Officers in 2009 were 5% under the median of the benefit packages offered by the companies in our Fortune 11-60 comparator group and 9% under the median of the benefit packages offered by the companies in the Healthcare/Insurance Competitors group. We did not update this study for 2010. We will update this study in 2011 to compare WellPoint benefits to the companies represented in the S&P 11-60 comparator group and among our direct competitors.

Additional Compensation Policies

Stock Ownership Guidelines and Holding Requirements

We have stock ownership guidelines for all executives, including the Named Executive Officers. The ownership guideline is a multiple of the executive’s base salary and the executive has five years to meet the guideline. Beginning in 2010, the Committee amended the program to restrict the sale of our stock for executive officers who have not met their guidelines. The stock ownership guideline is five (5) times base salary for Ms. Braly, and three (3) times base salary for the other Named Executive Officers. For the purposes of this program, all shares directly owned, unvested restricted shares and unvested earned performance share units, are included in the calculation. Unexercised stock options are not included in the calculation. The Committee reviews the extent to which our executives have complied with the guidelines. All of our executive officers including our Named Executive Officers owned sufficient shares as of December 31, 2010 to meet their ownership guidelines, as follows:

Named Executive Officer	Number of Shares Beneficially Owned(1)	Value of Shares Beneficially Owned(2)	Required Holding	Excess Holding	Actual Ownership Multiple of Base Salary
Ms. Braly	380,988	$21,662,978	$5,720,000	$15,942,978	18.9 X Salary
Mr. DeVeydt	161,953	$9,208,648	$2,100,000	$7,108,648	13.2 X Salary
Mr. Sassi	108,696	$6,180,455	$2,100,000	$4,080,455	8.8 X Salary
Mr. Cannon	90,294	$5,134,117	$1,800,000	$3,334,117	8.6 X Salary
Ms. Beer	90,369	$5,138,381	$1,800,000	$3,338,381	8.6 X Salary

(1)	Includes performance share units earned pursuant to the 2010 grant.

(2)	Based on $56.86, the closing sale price of one share of our common stock on December 31, 2010.

See “Board Equity Compensation and Stock Ownership Guidelines” on page 17 for a discussion of our directors’ stock ownership requirements.

WellPoint Stock Trading and No Hedging Policy

As part of the WellPoint, Inc. Statement of Company Policy Regarding Securities Transactions by Company Personnel, all associates, including our Named Executive Officers, are prohibited from conducting any transactions that would permit the individual to continue to own Company stock without the full risks and rewards of ownership. Prohibited transactions include short sales, publicly traded options transactions, hedging transactions and margin accounts and pledges involving Company stock. Designated associates, including all

Named Executive Officers, are also prohibited from engaging in Company stock transactions during the quarterly period commencing on the fifteenth day of the last month of each calendar quarter and ending two days after the release of quarterly earnings.

Recoupment Policy

We operate under a clawback/recoupment policy for incentive compensation. This policy provides that if we are required to restate our financial statements as a result of material noncompliance with a financial reporting requirement due to misconduct, the CEO and CFO must reimburse us for any bonus or other incentive-based or equity-based compensation received during the 12 months after the inaccurate reporting, and any profits realized from the sale of stock during that 12-month period.

Beginning with quarterly reporting periods effective as of October 1, 2009, we expanded the policy to include all Section 16 officers (our executive officers and the Chief Accounting Officer). The Board of Directors will determine, on a case by case basis, if it is in the best interest of the Company and its shareholders to pursue recoupment in individual cases.

Severance and Change in Control Arrangements

Our Named Executive Officers are entitled to severance upon termination without cause by us pursuant to a program approved by the Committee in 2005. We believe that a severance program is needed to attract the executives that we need to achieve our business goals.

To be eligible for these benefits, executives generally agree to restrictive covenants including non-competition, non-solicitation of associates or customers, non-disparagement and confidentiality provisions which protect us from the competitive disadvantage that would result from losing executive talent to competitors. Additionally, in order to receive benefits, executives are generally required to release any prior claims against us.

Ms. Braly is eligible for these benefits pursuant to her employment agreement as described beginning on page 67. Mr. DeVeydt, Mr. Cannon, Ms. Beer, and Mr. Sassi are eligible for severance benefits pursuant to the Executive Agreement Plan as described beginning on page 69.

Change in control severance benefits are paid pursuant to a double-trigger, which means that to receive such benefits there must be both: (1) a qualifying termination of employment and (2) termination occurs when a change of control is imminent or has occurred as detailed in the agreements described above and in “Compensation Plans—Employment Agreements” and “Compensation Plans—Other Executive Severance Arrangements.”

Pursuant to the Executive Agreement Plan that was approved in 2005 and Ms. Braly’s contract replacing her participation in that program in 2007, during 2010 the Named Executive Officers would have been eligible for reimbursement and full gross-up of any excise taxes imposed on them after a change in control pursuant to Section 4999 of the Tax Code. However, in March 2009, the Committee amended the Executive Agreement Plan to remove the tax gross-up feature for future newly hired or promoted executive vice presidents and senior vice presidents who were not then currently eligible for this benefit, and as shown below in “Program Changes for 2011”, this tax gross-up feature was removed for all participants, including Ms. Braly and our other Named Executive Officers in March 2011.

Program Changes for 2011

The Committee reviewed management’s recommendations regarding the Company’s selling, general and administrative cost structure, and agreed to a number of tough choices to reduce costs in 2011. Management believes it is important to set the tone from the top, especially in matters related to our cost control measures. The

Committee approved management’s recommendations for the following four changes that impacted the compensation of our Named Executive Officers, all of which were implemented as cost control measures:

•	Our executives will not receive increases to their base salaries or to their target bonus percentages in 2011, other than those related to increases in responsibility, if applicable.

•	Executive target long-term equity grant cost guideline ranges were reduced by 15% as compared to 2010.

•	The maximum 401(k) match and corresponding executive benefit for compensation amounts above Tax Code earnings limits was reduced from 6% to 4% of covered earnings.

•	Purchases pursuant to the shareholder approved Employee Stock Purchase Plan were discontinued in 2011.

The equity award structure and measures were adjusted to better position the Company to succeed in the marketplace as follows:

Type of Long Term Equity Award	2010 Weighting (Top 50 Executives)	2011 Weighting (Top 200 Executives)
Stock Options	40%	20%
Performance Share Units	30%	50%
Time-Based Restricted Stock Units	30%	30%

The performance measures for the 2011 performance share unit grants are related to membership, selling, general and administrative costs, and earnings per share, which are key components of our profitable growth strategy. These measures are not included in the 2011 AIP.

The change in control arrangements were amended in Ms. Braly’s employment agreement and in the Executive Agreement Plan, to remove all excise tax and regular tax gross-up benefits for Ms. Braly, the other Named Executive Officers, executive vice presidents and senior vice presidents who were previously eligible for this benefit. Instead, all executives, including Named Executive Officers, will be personally responsible to pay any applicable excise taxes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on the review and discussions with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Compensation Committee

William J. Ryan, Chairperson

William H.T. Bush

Ramiro G. Peru

Senator Donald W. Riegle, Jr.

Jackie M. Ward

ASSESSMENT OF COMPENSATION-RELATED RISKS

In February 2011, several members of our management team, including our Chief Risk Officer, conducted an assessment of the risks related to or arising from our compensation policies and practices. The team reviewed and discussed the various design features and characteristics of our company-wide compensation policies and programs, as well as those at the business unit level, performance metrics at the Company and business unit levels and approval mechanisms of all Total Rewards programs for all associates, including salaries, incentive plans, sales incentives, stock options, performance shares and restricted stock awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Company. In its review and assessment, the team took into consideration the elements of our Total Rewards program for our senior executives including the performance measures used for the AIP, performance share unit awards and other incentive compensation arrangements and the elements of our compensation programs for our other employees.

In March 2011, the Compensation Committee reviewed and discussed the management team’s risk assessment. As part of its review, the Compensation Committee also noted the following factors that reduce the likelihood of excessive risk-taking by executives:

•	Our overall compensation levels are competitive with the market.

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Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward total Company financial performance, business unit financial performance, operational measures and individual performance, and (iii) a portfolio approach for stock awards with a balance among stock options, performance shares and time-based restricted stock.

•

A significant portion of our executive compensation is tied to how our stock price performs over a period of multiple years, with equity-based awards generally vesting evenly over three years and stock options having terms of seven years. This minimizes the benefit of a temporary spike in stock price.

•	The Compensation Committee has expanded the recoupment policy required by the Sarbanes-Oxley Act to cover all of our executive officers subject to Section 16 of the Exchange Act.

•	The Compensation Committee has discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our shareholders.

•

Incentive programs use financial measures with sliding scales, with amounts interpolated for awards between $0, target and maximum. Awards are capped at 200% of target for annual incentives and 150% of target for performance shares.

•	Payouts for the AIP and performance share units are based on audited results.

•	Executive officers are subject to Stock Ownership Guidelines, holding requirements and our Insider Trading Policy.

Based on the assessment, the Compensation Committee determined that the any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid or earned by each of our Named Executive Officers for the years ended December 31, 2010 and, where applicable, December 31, 2009 and December 31, 2008.

Name & Principal Position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compen- sation ($)(4)		Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(5)		All Other Compen- sation ($)(6)		Total ($)
Angela F. Braly Chair of the Board, President and CEO	2010 2009 2008	$ $ $	1,144,000 1,144,000 1,135,538	$ $ $	0 0 0	$ $ $	5,404,433 6,200,028 2,396,934	$ $ $	3,595,564 3,973,688 4,877,756	$ $ $	2,714,503 1,487,086 73,810	$ $ $	10,605 11,360 11,970	$ $ $	591,340 292,036 169,561	$ $ $	13,460,445 13,108,198 8,665,569

Wayne S. DeVeydt EVP and Chief Financial Officer	2010 2009 2008	$ $ $	700,000 700,000 648,769	$ $ $	0 100,000 0	$ $ $	1,250,013 4,666,674 2,060,351	$ $ $	831,641 1,068,206 1,311,218	$ $ $	1,186,409 628,702 27,573	$ $ $	0 0 0	$ $ $	120,243 82,757 84,852	$ $ $	4,088,306 7,246,339 4,132,763

Brian A. Sassi EVP, Strategy and Marketing and President and CEO, Consumer Business Unit	2010 2009	$ $	627,885 625,000	$ $	200,000 0	$ $	2,750,048 1,666,667	$ $	831,641 1,068,206	$ $	867,638 652,162	$ $	4,056 5,663	$ $	137,620 73,931	$ $	5,418,888 4,091,629

John Cannon EVP, General Counsel, Secretary and Chief Public Affairs Officer	2010		$551,923		$0		$2,500,070		$665,294		$752,098		$0		$89,072		$4,558,457

Lori Beer EVP, Enterprise Business Services	2010		$519,231		$0		$2,500,070		$665,294		$671,429		$1,936		$110,901		$4,468,861

(1)

The amounts in this column reflect a relocation bonus awarded to Mr. Sassi in 2010 in lieu of reimbursement under our standard relocation assistance program. Mr. Sassi will be eligible for reimbursement for the movement of his household goods in 2011. The amounts also include the discretionary bonus awarded to Mr. DeVeydt to recognize his shared responsibility in leading the sale of our NextRx subsidiaries to Express Scripts, Inc. in 2009.

(2)

The amounts in this column reflect the grant date fair value of stock awards issued during the respective fiscal years pursuant to our stock incentive plans (except disregarding the estimated forfeitures related to service-based vesting conditions) in accordance with ASC 718. The grant date fair value of any performance-based awards was computed based on the level of performance that was deemed probable on the grant date.

For 2008, the amounts in this column include the grant date fair values for performance-based restricted stock units based on the target level of performance being achieved. In 2008, our return on equity target was not met. As a result, all of the restricted stock units awarded in 2008 were cancelled.

For 2009 and 2010, the amounts in this column include the grant date fair values for time-based restricted stock units and performance share units. The grant date fair value for the performance share units was computed based on the target level of performance being achieved. Based on our actual adjusted consolidated operating gain performance, the target number of performance share units granted to our Named Executive Officers was multiplied by a performance factor of 94.41% for 2009 and 150.00% for 2010. The table below sets forth the grant date fair value of the restricted stock units granted in 2010 and the performance share units granted in 2010 at the target level of performance, the maximum level of performance and the actual level of performance:

Name	Restricted Stock Units Granted March 1, 2010	Restricted Stock Units Granted December 1, 2010	Performance Share Units –Target	Performance Share Units – Maximum	Performance Share Units – Actual
Angela F. Braly	$2,702,217	$0	$2,702,217	$4,053,325	$4,053,325
Wayne S. DeVeydt	$625,006	$0	$625,006	$937,540	$937,540
Brian A. Sassi	$625,006	$1,500,035	$625,006	$937,540	$937,540
John Cannon	$500,017	$1,500,035	$500,017	$750,057	$750,057
Lori Beer	$500,017	$1,500,035	$500,017	$750,057	$750,057

(3)

The amounts in this column reflect the grant date fair value of stock option awards issued during the respective fiscal years pursuant to our stock incentive plans (except disregarding the estimated forfeitures related to service-based vesting conditions) in accordance with ASC 718.

The assumptions used in the calculation of the grant date fair value of the options were as follows:

Awards Granted In	Dividend Yield	Volatility	Expected Life	Risk-Free Interest Rate
2010	0.00%	34.00%	4.0 years	3.09%
2009	0.00%	37.00%	4.0 years	1.79%
2008	0.00%	26.00%	4.0 years	3.36%

(4)

The amounts in this column represent cash AIP awards earned during the reported year which were paid in the following year. Based on a combination of Company, business unit and individual performance, the awards earned as a percentage of their respective target awards for 2010 (and paid in 2011) were 169.49% for Ms. Braly, 169.49% for Mr. DeVeydt, 152.85% for Mr. Sassi, 169.49% for Mr. Cannon, and 169.49% for Ms. Beer.

(5)

The amounts in this column reflect the increase in the actuarial present value of the Named Executive Officer’s benefits under all pension plans established by us from such pension plans’ applicable measurement date used for financial statement reporting purposes with respect to our audited financial statements. These amounts were determined using discount rate, lump sum interest rate, post-retirement mortality rates and payment distribution assumptions consistent with those used in our financial statements and include amounts which the Named Executive Officers may not currently be entitled to receive because such amounts are not vested. We do not provide any above market returns on deferred compensation so no deferred compensation earnings are included.

(6)

The amounts in this column for 2010 include cash and reimbursements as part of the WellPoint Directed Executive Compensation Plan (“DEC”), as described under “Compensation Plans—WellPoint Directed Executive Compensation Plan,” the cost of an executive physical, and a cash payout in lieu of paid time off, as detailed in the following table:

Name	DEC Cash	DEC Reimbursements	Executive Physical	Paid Time Off Cash
Angela F. Braly	$54,000	$1,220	$1,844	$89,694
Wayne S. DeVeydt	$30,000	$750	$0	$9,218
Brian A. Sassi	$30,000	$0	$0	$17,752
John Cannon	$30,000	$0	$1,444	$0
Lori Beer	$30,000	$0	$0	$26,036

The amounts shown above as “DEC Cash” are the amounts of cash actually paid to the Named Executive Officer as cash credits under the DEC program in 2010. The DEC reimbursements and executive physical amounts are the actual amounts paid to each provider of the benefits or reimbursed to the Named Executive Officer in 2010. Paid Time Off Cash resulted from our decision to reduce the maximum number of days of Paid Time Off (“PTO”) an associate can hold for future use. At the beginning of 2010, associates who had more than the new maximum number of days in their PTO bank had their PTO balances reduced to the new maximum and were paid at their hourly rate for the days that were eliminated. The amounts shown as “Paid Time Off Cash” are the amounts to each of the Named Executive Officers as a result of this change in the Paid Time Off program.

The remaining perquisites and personal benefits received by the Named Executive Officers included in this column for 2010 consist of:

•

In light of concerns regarding the safety of Ms. Braly and her family as a result of the national health care debate, we provided Ms. Braly with additional security, including personal security during travel, a security-enhanced vehicle and in-home security. We incurred expenses of $281,335 for these security measures in 2010.

•	Ms. Braly occasionally had family members accompany her on business travel on the fractional share aircraft at no additional incremental cost to us.

The amounts in this column also include matching contributions made by us under the applicable 401(k) and deferred compensation plans in 2010. These amounts are detailed in the following table:

Name	401(k) Match	Deferred Comp Match
Angela F. Braly	$14,700	$148,547
Wayne S. DeVeydt	$14,700	$65,575
Brian A. Sassi	$14,700	$75,168
John Cannon	$14,700	$42,928
Lori Beer	$14,700	$40,165

Grants of Plan Based Awards

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: # of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Share)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Angela F. Braly	—		$80,080	$1,601,600	$3,203,200
	3/1/2010	(4)				0	43,542	65,313				$2,702,217
	3/1/2010	(5)							43,542			$2,702,217
	3/1/2010	(6)								193,518	$62.06	$3,595,564

Wayne S. DeVeydt	—		$35,000	$700,000	$1,400,000
	3/1/2010	(4)				0	10,071	15,107				$625,006
	3/1/2010	(5)							10,071			$625,006
	3/1/2010	(6)								44,760	$62.06	$831,641

Brian A. Sassi	—		$28,382	$567,644	$1,135,288
	3/1/2010	(4)				0	10,071	15,107				$625,006
	3/1/2010	(5)							10,071			$625,006
	3/1/2010	(6)								44,760	$62.06	$831,641
	12/1/2010	(7)							26,554			$1,500,035

John Cannon	—		$22,188	$443,750	$887,500
	3/1/2010	(4)				0	8,057	12,086				$500,017
	3/1/2010	(5)							8,057			$500,017
	3/1/2010	(6)								35,807	$62.06	$665,294
	12/1/2010	(7)							26,554			$1,500,035

Lori Beer	—		$19,808	$396,154	$792,308
	3/1/2010	(4)				0	8,057	12,086				$500,017
	3/1/2010	(5)							8,057			$500,017
	3/1/2010	(6)								35,807	$62.06	$665,294
	12/1/2010	(7)							26,554			$1,500,035

(1)

These columns show the range of payouts targeted for 2010 performance under the AIP. The cash payouts for 2010 performance were made in March 2011 and are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” The plan includes various measures of our performance, which each have a different weight and an independent threshold performance level. For corporate operating gain, which is weighted at 40%, there is a payout from 0% to 100% for performance between the threshold and target level and up to 225% for maximum performance. For business unit operating gain, which is weighted at 30%, there is a payout from 0% to 100% for performance between the threshold and target level and up to 200% for maximum performance. For individual performance, weighted at 20%, there is a payout at target for threshold performance and up to 200% if maximum performance is achieved on the corporate operating gain scale. For two measures each weighted 5%, there is no payment for performance below the target. If there is no payment on one or more measures, a payment can still be earned based on performance against the other measures. The amounts included under “Threshold” reflect the amounts that would be paid under the AIP if target performance was achieved for one of the measures weighted 5% but no payouts were earned under any of the other performance measures. The maximum total payment under the AIP is 200% of target.

(2)	All options were granted at an exercise price equal to the fair market value based on the closing market value of our common stock on the NYSE on the date of grant.

(3)

The grant date fair value of these awards was calculated in accordance with ASC 718. There is no assurance that the value realized by an executive, if any, will be at or near the amounts shown in this column.

(4)

Represents the performance share units granted to each Named Executive Officer under the Incentive Plan. The final number of shares received depends on our performance versus our corporate operating gain goal. The final number of shares will be from 0% to 100% of target for performance between the threshold and target level and up to 150% of target for maximum performance. The Compensation Committee determined that the corporate operating gain achieved was over the maximum performance goal. Therefore, the number of performance share units granted was multiplied by 150.00% to calculate the final shares issued. Consequently, the number of performance share units issued was 65,313 for Ms. Braly, 15,107 for Mr. DeVeydt, 15,107 for Mr. Sassi, 12,086 for Mr. Cannon and 12,086 for Ms. Beer. These shares vest in equal installments on March 1, 2011, March 1, 2012 and December 10, 2012. The final vesting was accelerated from March 1, 2013 to December 10, 2012 to obtain a federal income tax deduction for 2012 that would otherwise not be available in 2013 pursuant to recent tax law changes.

(5)

Represents the number of restricted stock units granted to each Named Executive Officer on March 1, 2010 under the Incentive Plan. These shares vest in equal installments on March 1, 2011, March 1, 2012 and December 10, 2012. The final vesting was accelerated from March 1, 2013 to December 1, 2012 to obtain a federal income tax deduction in 2012 that would otherwise not be available in 2013 pursuant to recent tax law changes.

(6)	Represents the number of stock options granted to each Named Executive Officer as an annual grant under the Incentive Plan.

(7)

Represents the number of restricted stock units granted to Mr. Sassi, Mr. Cannon and Ms. Beer on December 1, 2010 under the Incentive Plan to recognize their additional responsibilities. These shares vest 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Angela F. Braly					177,025	$10,065,642	43,542	$2,475,798
	15,640	0	$32.055	8/10/13
	49,600	0	$41.030	1/25/14
	100,000	0	$63.360	4/4/15
	80,000	0	$76.590	3/1/16
	40,000	0	$75.130	11/1/16
	413,333	0	$80.810	3/1/17
	225,696	45,140	$70.800	3/3/15
	214,561	214,563	$30.100	3/2/16
	32,253	161,265	$62.060	3/1/17

Wayne S. DeVeydt					145,622	$8,280,067	10,071	$572,637
	32,000	0	$63.360	4/4/15
	60,000	0	$76.590	3/1/16
	61,867	0	$80.810	3/1/17
	13,333	0	$81.070	7/2/17
	60,670	12,135	$70.800	3/3/15
	19,226	57,679	$30.100	3/2/16
	7,460	37,300	$62.060	3/1/17

Brian A. Sassi					72,508	$4,122,805	10,071	$572,637
	4,431	0	$63.360	4/4/15
	22,000	0	$76.590	3/1/16
	25,333	0	$80.810	3/1/17
	60,670	12,135	$70.800	3/3/15
	38,452	57,679	$30.100	3/2/16
	7,460	37,300	$62.060	3/1/17

John Cannon					64,984	$3,694,990	8,057	$458,121
	33,333	6,667	$87.000	1/2/18
	48,536	9,708	$70.800	3/3/15
	0	46,143	$30.100	3/2/16
	5,967	29,840	$62.060	3/1/17

Lori Beer					63,975	$3,637,619	8,057	$458,121
	2,000	0	$44.180	5/17/14
	1,687	0	$63.360	4/4/15
	8,667	0	$76.590	3/1/16
	17,333	0	$80.810	3/1/17
	16,988	3,398	$70.800	3/3/15
	10,519	5,260	$52.270	9/2/15
	46,142	46,143	$30.100	3/2/16
	5,967	29,840	$62.060	3/1/17

(1)	The vesting schedule is shown below based on the expiration dates of the above grants:

Option Expiration Date	Vesting Schedule
1/2/2018	All remaining shares vested on January 2, 2011.
3/3/2015	All remaining shares vested on March 3, 2011.
9/2/2015	Vest in equal installments on March 2, 2011 and September 2, 2011.
3/2/2016	Vest in equal installments on March 2, 2011, September 2, 2011 and March 2, 2012.
3/1/2017	Vest in equal installments on March 1, 2011, September 1, 2011, March 1, 2012, September 1, 2012 and March 1, 2013.

(2)

The amounts in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column represent the target number of performance share units granted to our Named Executive Officers in 2010. The final number of shares earned depended on our performance versus our corporate operating gain goal. As discussed in footnote 4 to the Grants of Plan Based Awards table, the Compensation Committee determined that the corporate operating gain achieved was over the maximum performance goal. Therefore, the number of performance share units granted was multiplied by 150% to calculate the actual performance share units earned.

The table below shows the vesting dates for the number of shares of common stock underlying unvested restricted stock grants and unvested performance share units earned in 2009 reflected in the “Number of Shares or Units of Stock That Have Not Vested” column, as well as the vesting dates for the actual performance share units earned in 2010, as described above.

Name	Vesting Date	Restricted Stock (#)	Performance Share Units Earned in 2009 (#)	Performance Share Units Earned in 2010 (#)
Angela F. Braly	3/1/2011	14,514	—	21,771
	3/2/2011	34,330	32,411	—
	3/1/2012	14,514	—	21,771
	3/2/2012	34,331	32,411	—
	12/10/2012	14,514	—	21,771

Wayne S. DeVeydt	3/1/2011	3,357	—	5,035
	3/2/2011	59,063	8,712	—
	3/1/2012	3,357	—	5,036
	3/2/2012	34,146	8,713	—
	12/10/2012	3,357	—	5,036
	3/2/2013	24,917	—	—

Brian A. Sassi	3/1/2011	3,357	—	5,035
	3/2/2011	9,229	8,712	—
	3/1/2012	3,357	—	5,036
	3/2/2012	9,229	8,713	—
	12/1/2012	13,277	—	—
	12/10/2012	3,357	—	5,036
	12/1/2013	6,638	—	—
	12/1/2014	6,639	—	—

Name	Vesting Date	Restricted Stock (#)	Performance Share Units Earned in 2009 (#)	Performance Share Units Earned in 2010 (#)

John Cannon	1/2/2011	1,667	—	—
	3/1/2011	2,685	—	4,028
	3/2/2011	7,383	6,970	—
	3/1/2012	2,686	—	4,029
	3/2/2012	7,383	6,970	—
	12/1/2012	13,277	—	—
	12/10/2012	2,686	—	4,029
	12/1/2013	6,638	—	—
	12/1/2014	6,639	—	—

Lori Beer	3/1/2011	2,685	—	4,028
	3/2/2011	7,383	6,970	—
	9/2/2011	658	—	—
	3/1/2012	2,686	—	4,029
	3/2/2012	7,383	6,970	—
	12/1/2012	13,277	—	—
	12/10/2012	2,686	—	4,029
	12/1/2013	6,638	—	—
	12/1/2014	6,639	—	—

(3)	These amounts are calculated by multiplying $56.86, the closing price of our common stock on December 31, 2010, by the applicable number of shares.

Option Exercises and Stock Vested in 2010

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Angela F. Braly	0	$0	81,406	$5,041,378
Wayne S. DeVeydt	19,226	$617,265	20,021	$1,234,234
Brian A. Sassi	0	$0	18,641	$1,153,990
John Cannon	30,762	$928,161	16,020	$988,054
Lori Beer	0	$0	15,490	$952,285

(1)	Includes the following shares:

•	Restricted stock units that vested pursuant to a grant made at the time of hire, promotion or increase in job responsibilities:

	Restricted Stock Units	Performance-based Restricted Stock Units
Angela F. Braly	0	9,684
Wayne S. DeVeydt	0	369
Brian A. Sassi	0	0
John Cannon	1,667	0
Lori Beer	657	0

•	Restricted stock units or performance share units that vested from the 2009 annual grant:

	Restricted Stock Units	Performance Share Units
Angela F. Braly	34,330	32,411
Wayne S. DeVeydt	9,228	8,712
Brian A. Sassi	9,228	8,712
John Cannon	7,383	6,970
Lori Beer	7,383	6,970

•	Restricted stock units that vested from the 2007 annual grant:

Performance-based Restricted Stock Units
Angela F. Braly	4,981
Wayne S. DeVeydt	1,712
Brian Sassi	701
John Cannon	0
Lori Beer	480

(2)	Amounts are calculated by multiplying the number of shares vesting by the market value of our common stock on the vesting date.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of our Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under each of the specified plans, computed as of December 31, 2010, the same pension plan measurement date used for financial reporting purposes with respect to our 2010 audited financial statements. Information regarding the specified plans can be found under the heading “Compensation Plans” beginning on page 63.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During the Last Fiscal Year ($)
Angela F. Braly	WellPoint Cash Balance Pension Plan(2),(3)	5.00	$63,395	$0
	Supplemental Pension Benefit portion of the WellPoint, Inc. Comprehensive Non-Qualified Deferred Compensation Plan(2)	5.00	0	0
	RightCHOICE Managed Care, Inc. Supplemental Executive Retirement Plan	3.34	54,570	0

	Total		$117,965	$0

Wayne S. DeVeydt	None		$0	$0

	Total		$0	$0

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During the Last Fiscal Year ($)
Brian A. Sassi	WellPoint Cash Balance Pension Plan(2)	12.00	$82,264	$0
	Supplemental Pension Benefit portion of the WellPoint, Inc. Comprehensive Non-Qualified Deferred Compensation Plan(2)	12.00	0	40,818

	Total		$82,264	$40,818

John Cannon	None		$0	$0

	Total		$0	$0

Lori Beer	WellPoint Cash Balance Pension Plan(2)	7.08	$51,514	$0

	Total		$51,514	$0

(1)

Assumptions used in the calculation of the amounts in this column are included in Note 11 to our audited consolidated financial statements for the year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on February 17, 2011.

(2)

The Named Executive Officers’ years of actual service are greater than the credited service because the predecessor plans were frozen for certain participants. There is no resulting increase in benefits because the Named Executive Officers did not meet the Rule of 65. The Rule of 65 is described in “Compensation Plans—WellPoint Cash Balance Pension Plan.”

(3)

The present value of the accumulated benefit is the sum of the frozen benefit earned under the prior Blue Cross and Blue Shield of Missouri Retirement Program plus the frozen benefit earned under the WellPoint Cash Balance Pension Plan.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year(1)($)	WellPoint Contributions in Last Fiscal Year(2)($)	Aggregate Earnings in Last Fiscal Year($)	Aggregate Withdrawals / Distributions($)	Aggregate Balance at Last Fiscal Year End(3)($)
Angela F. Braly	$148,547	$148,547	$324,092	$0	$2,965,019
Wayne S. DeVeydt	$103,297	$65,575	$73,967	$0	$552,310
Brian A. Sassi	$75,168	$75,168	$65,010	$1,478,496	$2,460,870
John Cannon	$42,928	$42,928	$2,470	$511	$131,555
Lori Beer	$40,165	$40,165	$64,259	$0	$554,616

(1)	These amounts are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	These amounts are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)

Amounts in this column reflect all nonqualified deferred compensation for each Named Executive Officer. Portions of such amounts are included in the “Salary”, “Non-Equity Incentive Plan Compensation” and “All Other Compensation” columns of the Summary Compensation Table for all applicable years for each Named Executive Officer.

Potential Payments Upon Termination or Change in Control

The following table describes the potential additional payments and benefits under our compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon a termination of employment. The Named Executive Officers would also be entitled to vested benefits and generally available benefits under our various plans and arrangements, as discussed after the following table. The following includes the various types of circumstances that would trigger payments and benefits under plans, agreements and arrangements currently in effect, but it is always possible that different arrangements could be negotiated in connection with an actual termination of employment or change in control. Further, the amounts shown are estimates and are based on numerous assumptions, including that employment terminated on December 31, 2010 (i.e., the last business day in 2010 on which securities were traded on the NYSE). Therefore, the actual amounts of the payments and benefits that would be received by the Named Executive Officers could be more or less than the amounts set forth below, and can only be determined at the time of an actual termination of employment event.

	Cash Severance	AIP Award for Year of Termination	Acceleration or Continuation of Equity Awards(1)	Continuation of Executive Benefits	Continuation of Health & Life Coverage(2)	Post- Termination Benefits(3)	Tax Gross- Up(4)	Total Additional Post Termination Payment & Benefit Value
Angela F. Braly
Company initiated (not for cause) or good reason termination by employee following a change in control(5)	$8,731,008	$2,714,503	$18,283,146	$162,000	$23,986	$13,500	$4,976,449	$34,904,592
Company initiated (not for cause) or good reason termination by employee(6)	$5,820,672	$2,714,503	$0	$108,000	$15,990	$13,500	$0	$8,672,665
Retirement(7)	$0	$0	$0	$0	$0	$0	$0	$0
Resignation	$0	$2,714,503	$0	$0	$0	$0	$0	$2,714,503
Death	$0	$2,714,503	$18,283,146	$0	$0	$0	$0	$20,997,649
Long-term disability	$0	$2,714,503	$18,283,146	$0	$0	$0	$0	$20,997,649
For cause	$0	$0	$0	$0	$0	$0	$0	$0

Wayne S. DeVeydt
Company initiated (not for cause) or good reason termination by employee following a change in control(5)	$4,452,000	$1,186,409	$10,396,194	$90,000	$23,986	$13,500	$2,559,119	$18,721,208
Company initiated (not for cause) or good reason termination by employee(6)	$2,800,000	$1,186,409	$0	$60,000	$15,990	$13,500	$0	$4,075,899
Retirement(7)	$0	$0	$0	$0	$0	$0	$0	$0
Resignation	$0	$1,186,409	$0	$0	$0	$0	$0	$1,186,409
Death	$0	$1,186,409	$10,396,194	$0	$0	$0	$0	$11,582,603
Long-term disability	$0	$1,186,409	$10,396,194	$0	$0	$0	$0	$11,582,603
For cause	$0	$0	$0	$0	$0	$0	$0	$0

Brian A. Sassi
Company initiated (not for cause) or good reason termination by employee following a change in control(5)	$4,340,700	$867,638	$6,238,932	$90,000	$23,986	$13,500	$2,700,259	$14,275,015
Company initiated (not for cause) or good reason termination by employee(6)	$2,730,000	$867,638	$0	$60,000	$15,990	$13,500	$0	$3,687,128
Retirement(7)	$0	$0	$0	$0	$0	$0	$0	$0
Resignation	$0	$867,638	$0	$0	$0	$0	$0	$867,638
Death	$0	$867,638	$6,238,932	$0	$0	$0	$0	$7,106,570
Long-term disability	$0	$867,638	$6,238,932	$0	$0	$0	$0	$7,106,570
For cause	$0	$0	$0	$0	$0	$0	$0	$0

John Cannon
Company initiated (not for cause) or good reason termination by employee following a change in control(5)	$3,529,800	$752,098	$5,387,898	$90,000	$23,986	$13,500	$2,088,721	$11,886,003
Company initiated (not for cause) or good reason termination by employee(6)	$2,220,000	$752,098	$0	$60,000	$15,990	$13,500	$0	$3,061,588
Retirement(7)	$0	$0	$0	$0	$0	$0	$0	$0
Resignation	$0	$752,098	$0	$0	$0	$0	$0	$752,098
Death	$0	$752,098	$5,387,898	$0	$0	$0	$0	$6,139,996
Long Term Disability	$0	$752,098	$5,387,898	$0	$0	$0	$0	$6,139,996
For Cause	$0	$0	$0	$0	$0	$0	$0	$0

	Cash Severance	AIP Award for Year of Termination	Acceleration or Continuation of Equity Awards(1)	Continuation of Executive Benefits	Continuation of Health & Life Coverage(2)	Post- Termination Benefits(3)	Tax Gross- Up(4)	Total Additional Post Termination Payment & Benefit Value
Lori Beer
Company initiated (not for cause) or good reason termination by employee following a change in control(5)	$3,434,400	$671,429	$5,354,670	$90,000	$23,986	$13,500	$2,350,902	$11,938,887
Company initiated (not for cause) or good reason termination by employee(6)	$2,160,000	$671,429	$0	$60,000	$15,990	$13,500	$0	$2,920,919
Retirement(7)	$0	$0	$0	$0	$0	$0	$0	$0
Resignation	$0	$671,429	$0	$0	$0	$0	$0	$671,429
Death	$0	$671,429	$5,354,670	$0	$0	$0	$0	$6,026,099
Long Term Disability	$0	$671,429	$5,354,670	$0	$0	$0	$0	$6,026,099
For Cause	$0	$0	$0	$0	$0	$0	$0	$0

(1)

For all Named Executive Officers, all unvested equity awards vest immediately upon termination following a change in control or due to death or long-term disability. Upon an eligible retirement, unvested equity awards generally continue to vest on the existing vesting schedule. Unvested equity for special grants, such as the December 1, 2010 grants to Mr. Sassi, Mr. Cannon and Ms. Beer, would be cancelled upon retirement. None of the Named Executive Officers is currently retirement eligible. The amounts in this column represent: (1) for stock option awards, the amount that could be realized from the exercise of all stock options held by the Named Executive Officer that would immediately vest or continue to vest upon the indicated termination, which is calculated by subtracting the exercise price of the option from the market price of a share of our common stock on December 31, 2010, and multiplying the result by the total number of shares that could be acquired on exercise at that exercise price, and (2) for restricted stock awards and performance share units, the value of the unvested shares held by the Named Executive Officer that would vest upon the indicated termination, which is calculated by multiplying the number of such shares or units by the market price of a share of our common stock on December 31, 2010.

(2)	Estimate based on the average Company cost per employee for these coverages.

(3)	Represents outplacement services available under our policy.

(4)

Amounts are based on the assumption that the acquiring company does not assume our unvested stock options. Therefore, the valuation of these stock options for Section 280(g) purposes is based on their intrinsic value at December 31, 2010. The tax gross-up has been eliminated for Ms. Braly, effective in 2011 and for the other Named Executive Officers under the Executive Agreement Plan, effective in 2012.

(5)

Executive is a participant in the WellPoint, Inc. Executive Agreement Plan or, in the case of Ms. Braly, has an employment agreement, which provides the following benefits for this termination event: (1) a severance benefit of 300% of base salary plus target AIP award, (2) a payment equal to 6% of this amount to cover the value of the Company match under the 401(k) Plan and supplemental plan on this payment, (3) an annual AIP award equal to the greater of the annual target AIP award or AIP award earned under the normal terms of the AIP plan for the year, (4) a payment equal to 300% of the annual value of executive benefits, and (5) a three year continuation of health and life insurance coverage.

(6)

Executive is a participant in the WellPoint, Inc. Executive Agreement Plan or, in the case of Ms. Braly, has an employment agreement, which provides the following benefits for this termination event: (1) a severance benefit of 200% of salary plus target AIP award, (2) a payment equal to 200% of the annual value of executive benefits, (3) a two year continuation of health and life insurance coverage, and (4) for Ms. Braly only, a payment equal to 6% of this amount to cover the value of the Company match under the 401(k) Plan and supplemental plan on this payment.

(7)	These executives are not retirement eligible.

The Named Executive Officers would also be entitled to the vested benefits included in the Outstanding Equity Awards at Fiscal Year-End table, the Nonqualified Deferred Compensation table and the Pension Benefits table. In addition, the amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and vacation pay, health benefits and distribution of account balances under the 401(k) Plan.

COMPENSATION PLANS

Annual Incentive Plan

Under the Annual Incentive Plan (the “AIP”), participants are eligible to receive awards of cash or shares of restricted stock based upon the achievement of performance measures established by the Compensation Committee. Such awards are stated as a percentage of earnings payable to the eligible associates, with a range of targets from 5% to 140%. The Committee retains the discretion to adjust these earned awards to reflect individual performance. The maximum award is 200% of target. In 2010, the amounts earned by our Named Executive Officers under the AIP were paid in cash under the WellPoint Incentive Compensation Plan (the “Incentive Plan”). Amounts payable under the AIP are paid during the year immediately following the performance year and are payable only upon approval of the Compensation Committee. Participants must have been employed on or before October 1st of the performance year in order to receive a payment under the AIP. Also, participants must have been actively employed by us on the last business day of the plan year to receive an award. In the event a non-executive participant is part of a reduction in force in the fourth quarter of the year, or in the event of a death, qualified retirement or an approved disability of a participant during a plan year, a prorated amount may be payable.

WellPoint Incentive Compensation Plan

In May 2009, shareholders approved the amended and restated Incentive Plan, which plan was formally known as the WellPoint 2006 Incentive Compensation Plan (the “2006 Stock Plan”). The 2006 Stock Plan was approved by our shareholders in May 2006. The Incentive Plan gives the authority to the Compensation Committee to make incentive awards consisting of stock options, stock, restricted stock, restricted stock units, cash-based awards, stock appreciation rights, performance shares and performance units. The Compensation Committee selects the participants from our non-employee directors, employees and consultants and determines whether to grant incentive awards, the types of incentive awards to grant and any requirements and restrictions relating to incentive awards. The Compensation Committee is also authorized to grant shares of restricted and unrestricted common stock in lieu of obligations to pay cash under other plans and compensatory arrangements, including the AIP.

The Incentive Plan reserved for issuance for incentive awards to non-employee directors, employees and consultants 60,068,344 shares of our common stock, plus any additional shares of our common stock subject to outstanding options or other awards under the 2006 Stock Plan or the Anthem 2001 Stock Incentive Plan (the “2001 Plan”) that expired, were forfeited or otherwise terminated unexercised on or after May 19, 2009 and May 16, 2006, respectively. From and after May 19, 2009, no further grants or awards were made under the 2006 Stock Plan.

Anthem 2001 Stock Incentive Plan

The 2001 Plan was approved by our shareholders in May 2003 and gives the Compensation Committee the authority to make incentive awards consisting of stock options, restricted stock and restricted stock units to our directors, executives and associates. The Compensation Committee was also authorized to grant shares of restricted and unrestricted common stock in lieu of obligations to pay cash under other plans and compensatory arrangements, including the AIP. From and after May 16, 2006, no further grants or awards were made under the 2001 Plan.

WHN Stock Incentive Plans

The WellPoint Health Networks Inc. 1999 Stock Incentive Plan (the “1999 Plan”) was approved by WHN’s stockholders in May 1999. Under the 1999 Plan, employees of WHN and its subsidiaries received equity-based compensation, including restricted stock and stock options. At the time of our merger with WHN, WHN employees and directors also had stock options outstanding under (1) the WellPoint Health Networks Inc. 2000 Stock Option Plan; (2) the RightCHOICE Managed Care, Inc. 2001 Stock Incentive Plan, the RightCHOICE Managed Care, Inc. 1994 Equity Incentive Plan and the RightCHOICE Managed Care, Inc. Nonemployee Directors’ Stock Option Plan, which were assumed by WHN in connection with WHN’s merger with RightCHOICE Managed Care, Inc. in 2002; and (3) the Cobalt Corporation Equity Incentive Plan, which was assumed by WHN in connection with WHN’s merger with Cobalt Corporation in 2003 (the plans described in clauses (1), (2) and (3) are collectively referred to as the “WHN Plans”). Pursuant to the merger agreement between WHN and us, all equity awards for WHN common stock outstanding at the close of the merger were converted into equity awards for our common stock and were assumed by us. No new equity awards can be made under the 1999 Plan or the WHN Plans.

Employee Stock Purchase Plan

In May 2009, shareholders approved the amended and restated Employee Stock Purchase Plan (the “Stock Purchase Plan”) which is intended to comply with Section 423 of the Tax Code and to provide a means by which to encourage and assist associates in acquiring a stock ownership interest in us. The Stock Purchase Plan is administered by the Compensation Committee and amends and restates a previously approved employee stock purchase plan. The Compensation Committee has complete discretion to interpret and administer the Stock Purchase Plan and the rights granted under it and determines the terms of each offering that permits purchases of our common stock. Any of our associates were eligible to participate, as long as the associate does not own stock totaling 5% or more of our voting power or value. No associate was permitted to purchase more than $25,000 worth of stock in any calendar year, determined in accordance with Section 423 of the Tax Code. Based on the current terms of the Stock Purchase Plan, this value is determined based on the fair market value of the stock on the last trading day of each plan offering period. The Stock Purchase Plan reserved 14,000,000 shares of stock for issuance and purchase by associates.

The Stock Purchase Plan has been suspended for 2011 in connection with our broader efforts to reduce the general and administrative expenses of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

Securities authorized for issuance under our equity compensation plans as of December 31, 2010 are as follows:

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options(2)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders as of December 31, 2010	22,435,089	$61.8815	40,845,296

(1)	We have no equity compensation plans pursuant to which awards may be granted in the future that have not been approved by security holders.

(2)

Excludes outstanding stock options from options assumed in acquisitions as detailed below. Including all such assumed options and the outstanding options shown in the table, there were a total of 24,914,701 shares to be issued upon the exercise of outstanding stock options as of December 31, 2010. The weighted average exercise price of these options was $59.5963. Excludes 79,080 shares to be issued upon the exercise of outstanding stock options as of December 31, 2010 under the Trigon Healthcare, Inc. 1997 Stock Incentive Plan, as amended, and certain options granted to consultants to Trigon Healthcare, Inc. (“Trigon”) assumed by us as part of the acquisition of Trigon on July 31, 2002. The weighted average exercise price of these options was $22.8922. Also excludes 2,056,778 shares to be issued upon the exercise of outstanding stock options under the 1999 Plan and the WHN Plans as of December 31, 2010. The weighted average exercise price of these options was $40.7167. Also excludes 279,817 shares to be issued upon the exercise of outstanding stock options under the WellChoice, Inc. 2003 Omnibus Incentive Plan as of December 31, 2010. The weighted average exercise price of these options was $36.3785. Also excludes 63,937 shares to be issued upon the exercise of outstanding stock options as of December 31, 2010 under the Resolution Health, Inc. 2003 Stock Plan assumed by us as part of the acquisition of Resolution Health, Inc. on April 15, 2008. The weighted average exercise price of these options was $12.0769. We also had 4,195,048 unvested shares of restricted stock outstanding as of December 31, 2010.

(3)

Excludes securities reflected in the first column, “Number of securities to be issued upon exercise of outstanding options.” Includes 34,747,540 shares at December 31, 2010 available for issuance as stock options, restricted stock awards, performance stock awards, performance awards and stock appreciation rights under the Incentive Plan. Includes 6,097,756 shares of common stock at December 31, 2010 available for issuance under the Stock Purchase Plan. The Stock Purchase Plan has been suspended for 2011.

WellPoint Directed Executive Compensation Plan

The WellPoint Directed Executive Compensation Plan (the “DEC”) is a plan that provides our officers with flexibility to tailor certain personal benefits or perquisites to meet their needs using a combination of cash and core credits. Effective January 29, 2010, we suspended the core credit feature of the DEC and terminated this feature effective January 1, 2011. Core credits had been available to reimburse the executive for the cost of financial/retirement/estate planning, tax return preparation and legal services relating to these planning services. The amount of cash credits the executive receives is based upon his or her position with us, with the President and Chief Executive Officer receiving $54,000 per year in cash credits, executive vice presidents receiving $30,000 per year in cash credits and senior vice presidents receiving $18,000 per year in cash credits. Cash credits under the DEC are paid to the executive in cash and are in lieu of executive perquisites such as the following: automobile-related benefits, first class air travel, airline clubs, savings or retirement accounts and additional life insurance or long-term disability insurance.

Newly hired or promoted executives will participate in the program at the beginning of the month following their hire date or the effective date of their promotion and receive a prorated amount of credits for the year.

WellPoint, Inc. Executive Salary Continuation Plan

We maintain the WellPoint, Inc. Executive Salary Continuation Plan for vice presidents, senior vice presidents, and executive vice presidents. Salary continuation is provided at no cost to the executive and pays a benefit equal to 100% of base salary and is payable on the eighth consecutive calendar day of a covered disability, for up to 180 days.

WellPoint 401(k) Retirement Savings Plan

We maintain the WellPoint 401(k) Retirement Savings Plan (“401(k) Plan”). The 401(k) Plan is sponsored by ATH Holding Company, LLC and is designed to provide all of our associates with a tax-deferred, long-term savings vehicle. During 2010, we made matching contributions in an amount equal to 100% of the first 6% of an associate’s eligible earnings that he or she contributed. Annual earnings for executives is base salary, AIP cash awards and cash bonuses. Our matching contributions begin following one year of service. None of our matching contributions is in the form of our common stock. During 2010, an associate could contribute 1% to 60% of his or her base salary and AIP cash award. In addition, participants who are age 50 by the end of a plan year can contribute an additional amount (a “catch-up contribution”), up to the limit described in Section 414(v) of the Tax Code as in effect for the plan year in which the contribution is made. We offered 24 investment funds for participants to invest their contributions. Our common stock is an investment option under the 401(k) Plan. Another investment option is the Vanguard Brokerage Option, which offers 401(k) Plan participants the opportunity to invest in over 2,600 mutual funds of their choice. A participant in the 401(k) Plan can change his or her election at any time (24 hours a day, seven days a week). A participant can also change how he or she wants his or her future contributions and earning on those contributions invested in multiples of 1%, and can transfer or reallocate current investments in multiples of 1% or in flat dollar amounts. Associate contributions and our matching contributions vest immediately.

Beginning January 1, 2011, matching company contributions will be made in an amount equal to 100% of the first 3% and 50% of the next 2% of an associate’s annual eligible earnings that he or she contributes to the 401(k) Plan. This change is in line with management’s broader efforts to reduce the general and administrative expenses of the Company.

WellPoint, Inc. Comprehensive Non-Qualified Deferred Compensation Plan

Eligible executive participants begin participation in the WellPoint, Inc. Comprehensive Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) once the participant reaches the maximum contribution amount for the 401(k) Plan. An eligible executive participant may defer a percentage not to exceed 60% of his or her eligible earnings and may defer a percentage of his or her award under the AIP, but only to the extent that his or her aggregate base salary and AIP award deferral does not exceed 80% of his or her compensation, into the Deferred Compensation Plan. Those contributions are matched by us at the same rate as they would have been in the 401(k) Plan. The annual incentive deferral option allows an additional deferral of amounts under the AIP and is matched at the same rate as the rate for the 401(k) Plan.

Non-executive eligibility for participation is determined annually by reviewing prior compensation. Eligible non-executive participants begin participation in the Deferred Compensation Plan once their compensation exceeds the limit established by Section 401(a)(17) of the Tax Code. An eligible non-executive participant can defer a percentage not to exceed 5% of such participant’s base salary to the Deferred Compensation Plan, and these contributions are matched at the same rate as they would have been in the 401(k) Plan.

Investment options for the Deferred Compensation Plan mirror those for the 401(k) Plan other than our common stock and the Vanguard Brokerage Option are not available. The frequency and manner of changing investment options also mirrors the 401(k) Plan.

The Deferred Compensation Plan includes a supplemental pension benefit contribution program which in general credits eligible participants quarterly with a contribution equal to the difference between the amount which was actually credited to his or her account under the WellPoint Cash Balance Pension Plan (the “Pension Plan”) and the amount which would have been credited to his or her account had the amount not been limited as a result of Section 401(a)(17) or Section 415 of the Tax Code. None of the Named Executive Officers received contributions under either the Pension Plan or the supplemental pension provision of the Deferred Compensation Plan.

Account balances in the Deferred Compensation Plan are payable at the election of the participant in a single lump sum or installments.

WellPoint Cash Balance Pension Plan

We maintain the Pension Plan, which continues to be sponsored by ATH Holding Company, LLC. It is a non-contributory pension plan for certain associates that is qualified under Section 401(a) of the Tax Code and is subject to the Employee Retirement Income Security Act. On January 1, 1997, we converted the Pension Plan from a final average compensation pension plan into a cash balance pension plan. The Pension Plan covered substantially all full-time, part-time and temporary associates, including executive officers, and provides a set benefit at age 65, the normal retirement age under the Pension Plan. Effective January 1, 2006, the Pension Plan was a frozen pension plan that applies only to participants who were active as of that date. Upon the freeze of the Pension Plan, participants who were active Pension Plan participants and accruing a benefit under the Pension Plan formula, and the sum of whose age (in complete years) and years of service as defined by the Pension Plan (in complete years) equaled or exceeded 65 (“Rule of 65 Participants”), including executives, were eligible to continue to accrue benefits under the Pension Plan formula. None of the Named Executive Officers is a Rule of 65 Participant.

Under the Pension Plan, at the end of each calendar quarter, a bookkeeping account for each participant is credited with (1) an amount based on the participant’s compensation and years of service (the “Pay Credit”) and (2) interest based on the average of the monthly yields for 10-year U.S. Treasury Security Constant Maturities for the 12-month period ending on September 30 of the preceding plan year but not lower than 3.85%. The Pay Credit equals a percentage of the participant’s compensation for the plan year and is determined according to the following schedule:

Years of Service	Pay Credit
0–4	3%
5–9	4%
10–19	5%
20+	6%

The definition of compensation in the Pension Plan is the participant’s total earned income, including base salary, commissions, overtime pay, cash bonuses and payment of the accrued paid time off days at termination, before it is reduced by any before-tax contributions the participant makes to the 401(k) Plan, a non-qualified deferred compensation plan and flexible benefits plan. Compensation includes cash received back from our flexible benefits program. Compensation does not include imputed income, non-qualified deferred compensation that is paid, severance payments, payments under the DEC, or similar items.

Account balances are payable in a single lump sum or an actuarially equivalent annuity commencing on the first of any month following termination of employment.

RightCHOICE Managed Care, Inc. Supplemental Executive Retirement Plan

Ms. Braly also has a supplemental pension plan benefit in the RightCHOICE Managed Care, Inc. Supplemental Executive Retirement Plan (“RightCHOICE Restorative Plan”) which we assumed when we acquired RightCHOICE Managed Care, Inc. The RightCHOICE Restorative Plan is not tax qualified. The purpose of this plan was to replace pension benefits which were lost through the non-contributory retirement program for certain employees of Blue Cross and Blue Shield of Missouri (the “BCBSMO Retirement Program”) because of the limitations on benefits and compensation for highly compensated employees by the Tax Code. The BCBSMO Retirement Program merged into the Pension Plan in April 2002. Ms. Braly’s RightCHOICE Restorative Plan benefit was calculated according to the provisions of the RightCHOICE Restorative Plan when it froze on April 30, 2002 and will be subject to the same actuarial reductions for early payout as the benefit Ms. Braly earned under the BCBSMO Retirement Program. Once eligible, Ms. Braly’s RightCHOICE Restorative Plan benefit will be paid in the form of a reduced joint and contingent benefit.

Employment Agreements

Angela F. Braly

In February 2007, we entered into an employment agreement with Ms. Braly in connection with her promotion to the positions of President and Chief Executive Officer, effective June 1, 2007. On March 1, 2010, she was appointed to the additional office of Chair of the Board. The agreement had an initial term of three years and will be extended thereafter until one year from notice of non-renewal by either party. On December 2, 2008, we entered into an amendment to the employment agreement with Ms. Braly in order for the employment agreement to be compliant with Section 409A of the Tax Code, and on March 8, 2011, we entered into an amendment to the employment agreement with Ms. Braly to eliminate the gross-up payments to cover excise taxes.

During the term of her employment agreement, Ms. Braly receives an annual base salary of $1,100,000 and an annual incentive bonus opportunity for each calendar year that ends during the term (with a minimum target bonus equal to 120% of her base salary) based upon the achievement of objective performance criteria, and on terms and conditions no less favorable than for other executives generally. Base salary is subject to review for increase (and decrease if we institute a salary reduction generally and ratably applicable to substantially all of our senior executives) by our Board or Compensation Committee. Target incentive bonus opportunity is subject to review for increase (but not decrease below 120%) by our Board or Compensation Committee. See “Compensation of Executive Officers—Compensation Discussion and Analysis.” She also receives an annual incentive equity grant commensurate with her position, performance and competitive practice, as determined by the Board or Compensation Committee. During the term of her employment agreement, Ms. Braly is also entitled to participate in the employee benefit plans provided to our other senior executives and to the use of fractional share aircraft in accordance with our policies.

Ms. Braly’s employment will terminate upon her death, disability (as defined in the employment agreement), termination by us with or without cause, or termination by her for “good reason” (as defined below). In the event of a termination of Ms. Braly’s employment by us, other than for cause, or by Ms. Braly for good reason, she will receive, subject to execution of a waiver and release of claims in favor of us, (1) a severance benefit in an amount equal to two times the sum of her annual base salary plus her target annual incentive, paid in periodic installments over two years; (2) a pro-rata bonus for the year of termination and cash payments equivalent to our tax-qualified retirement and supplemental retirement plan contributions for the severance period; (3) continued coverage for Ms. Braly and her eligible dependents in all of our employee health, medical, hospital and life insurance plans, programs or arrangements for the period she is receiving a severance benefit; (4) the continuation of the DEC cash credits for the period she is receiving a severance benefit; (5) the continuation of financial planning services, if provided to other executives, for the period she is receiving a severance benefit; and (6) outplacement counseling for a period not to exceed six months following termination of employment.

Under the terms of the employment agreement, Ms. Braly could be terminated for “cause” for any act or failure to act on her part which constitutes (1) fraud, embezzlement, theft or dishonesty against us, (2) gross misconduct materially damaging or materially detrimental to us, (3) conviction of any felony, (4) any willful material breach of the agreement, (5) willful material breach of any written employment policy if grounds for immediate termination under the terms of such written employment policy, or (6) conduct which brings us into substantial public disgrace or disrepute done willfully by her. Ms. Braly could terminate her employment with us for “good reason” under the employment agreement if there occurs: (1) a reduction in her annual total cash compensation (including base salary and target annual incentive) of more than ten percent, unless such reduction is applied equally and proportionally to substantially all management employees, (2) a material adverse change without her prior consent in her position, duties, or responsibilities, (3) a change in her principal work location to a location more than fifty miles from her prior work location and more than fifty miles from her principal residence, (4) a requirement that she spend an average of two or more days per week at a work location other than her prior principal place of employment if the average ground commute to such new work location is longer than two hours, (5) the failure of any successor of ours to promptly assume and continue our obligations under the agreement, or (6) any other material breach of the agreement by us.

In addition, after a change in control, in the event that Ms. Braly’s employment is terminated by us other than for cause or by Ms. Braly for good reason, all outstanding stock options, stock appreciation rights, restricted stock and other equity awards that were granted to her at any time will be fully vested and non-forfeitable and the value of any performance-based shares for which the performance measures have not been determined will be paid to her in cash within thirty days following the termination of employment. Further, the annual bonus of Ms. Braly for the year of a change in control is guaranteed to be the greater of her target bonus for that year or the amount earned under the bonus plan formula.

Ms. Braly has agreed that during her employment and for 18 months following her termination of employment for any reason she will not (1) seek or obtain certain positions, or engage in certain activities, that are competitive with us; (2) solicit or hire, or attempt to solicit or hire, our employees or certain persons actively recruited by us; or (3) solicit business from certain of our clients or potential clients. She has also agreed that during her employment and indefinitely following her termination of employment for any reason, she will preserve our confidences, and not disparage us, and during her employment and for 18 months thereafter she will cooperate with us. In the event of a material and willful violation by Ms. Braly of such covenants, and in addition to equitable relief for us in such event, she will forfeit the severance benefit payable upon a termination of her employment by us without cause or by her for good reason, if applicable, and equity awards or certain gains from such awards granted after the effective date of the employment agreement. We may offset our obligations under the employment agreement by the actual damages from breach of such covenants or certain other claims against Ms. Braly.

Other Executive Severance Arrangements

WellPoint, Inc. Executive Agreement Plan

The WellPoint, Inc. Executive Agreement Plan (the “Executive Agreement Plan”) is intended to protect our key executive employees and key employees of our subsidiaries and affiliates against an involuntary loss of employment (without cause) so as to attract and retain such employees and to motivate them to enhance our value. The Executive Agreement Plan is administered by a committee appointed by our Chief Executive Officer.

Our key executive employees and key employees of our subsidiaries and affiliates, including each vice president, senior vice president, executive vice president and any other key executive selected by our Chief Executive Officer, are eligible to participate in the Executive Agreement Plan. An eligible executive will only become a participant in the Executive Agreement Plan upon his or her execution of an employment agreement with us. In general, the terms of the Executive Agreement Plan will replace a participant’s pre-existing agreements for employment, severance or change in control benefits, or restrictive covenants.

Severance pay and benefits are triggered under the Executive Agreement Plan upon a termination of a participant’s employment by us for any reason other than death, disability (each as defined in the Executive Agreement Plan), “cause” (as defined below) or a “transfer of business” (as defined below). Severance pay and benefits will also be provided under the Executive Agreement Plan (at enhanced levels for each participant who is a senior vice president or executive vice president) upon a termination of a participant’s employment (1) by us for any reason other than death, disability, cause, or a transfer of business, during certain periods prior to, or the 36-month period after, a “change in control” (as defined in the Executive Agreement Plan), or (2) by the participant for “good reason” (as defined below), during the 36-month period after a change in control.

Under the Executive Agreement Plan, “cause” means any act or failure to act which constitutes:

(1)	fraud, embezzlement, theft or dishonesty against us;

(2)	a material violation of law in connection with or in the course of the participant’s duties or employment;

(3)	commission of any felony or crime involving moral turpitude;

(4)	any violation of any of the restrictive covenants contained in the Executive Agreement Plan;

(5)	any other material breach of the related employment agreement;

(6)	a material breach of any of our written employment policies; or

(7)	conduct which tends to bring us into substantial public disgrace or disrepute;

except that with respect to a termination of employment during the period beginning on the date of the public announcement or the making of a proposal or offer which if consummated would be a change in control, or the approval by our Board or our shareholders of a transaction that upon closing would be a change in control, and ending on the earlier to occur of the termination, abandonment or occurrence of the change in control or the first anniversary of the beginning of the period (the “Change in Control Period”), or within the 36-month period after a change in control, clause (6) will apply only if such material breach is grounds for immediate termination under the terms of such written employment policy; and clauses (4), (5), (6), and (7) will apply only if such violation, breach or conduct is willful. In addition, “transfer of business” means a transfer of the participant’s position to another entity, as part of either (1) a transfer to such entity as a going concern of all or part of our business function(s) in which the participant was employed, or (2) an outsourcing to another entity of our business function(s) in which the participant was employed.

Any participant who is a vice president, senior vice president or executive vice president may terminate his or her employment for “good reason” under the Executive Agreement Plan upon (a) the occurrence of the events set forth in clauses (2) or (5) below within the 36-month period after a change in control, or (b) the occurrence of the events set forth in clauses (1), (3) or (4) below at any time before or after a change in control:

(1)	a material reduction during any 24 consecutive month period in the participant’s salary, or in the annual total cash compensation (including salary and target bonus), but excluding in either case any reduction both (A) applicable to management employees generally, and (B) not implemented during a Change in Control Period or within the 36-month period after a change in control;

(2)	a material adverse change without the participant’s prior consent in the participant’s position, duties, or responsibilities except in connection with a transfer of business if the position offered by the transferee is substantially comparable and is not in violation of the participant’s rights under the employment agreement;

(3)	a material breach of the employment agreement by us;

(4)	a change in the participant’s principal work location to a location more than 50 miles from the participant’s prior work location and from the participant’s principal residence; or

(5)	the failure of any successor of ours to assume our obligations under the Executive Agreement Plan (including any employment agreements).

If a vice president, senior vice president or executive vice president terminates his or her employment without “good reason,” he or she is not entitled to any severance benefits under the Executive Agreement Plan.

In the event that severance pay and benefits are triggered, an eligible vice president, senior vice president or executive vice president will be entitled to receive severance pay in an amount equal to the participant’s applicable severance multiplier times the sum of the participant’s annual salary and annual target bonus, payable in equal installments over the participant’s applicable severance period; continued participation in our health and life insurance benefit plans during the severance period; continuation of certain executive compensation perquisite payments and benefits during the severance period; continued financial planning services, if available to current executives, and outplacement services. For participants who are executive vice presidents, the applicable severance multiplier is two (increased to three when enhanced severance is paid in circumstances relating to a change in control, as described above) and the severance period is two years (increased to three years when such enhanced severance is paid).

Other severance benefits payable to vice presidents, senior vice presidents and executive vice presidents triggered by qualifying terminations of employment after a change in control include a pro-rata bonus for the year of termination; cash payments equivalent to our tax-qualified retirement and supplemental retirement plan contributions for the participant during the severance period; and accelerated vesting of equity grants which were outstanding on both the date of the change in control and the date of termination of employment. The annual bonus of each executive participant for the year of a change in control is guaranteed to be the greater of the participant’s target bonus for that year or the amount earned under the bonus plan formulas. The Executive Agreement Plan further provides that, in the event of certain corporate transactions, if an acquiring company does not assume our equity grants, the grants will vest and become payable upon the corporate transaction.

Participants who are executive vice presidents or senior vice presidents as of April 1, 2009 may also, in certain circumstances, be entitled to full tax gross-up for taxes on excess parachute payments. This full tax gross-up benefit has been eliminated from the Executive Agreement Plan effective March 1, 2012.

The Executive Agreement Plan payments and benefits of each participant are conditioned upon the participant’s compliance with restrictive covenants and execution of a release of claims against us. The Executive Agreement Plan provides that if a participant breaches any restrictive covenant or fails to provide the required cooperation, (1) such participant shall repay to us any severance benefits previously received, as well as an amount equal to the fair market value of restricted stock vested and gain on stock options exercised within the 24-month period prior to such breach, (2) no further severance pay or benefits shall be provided to such participant, and (3) all outstanding unexercised stock options and unvested restricted stock shall be cancelled and forfeited.

Messrs. Cannon, DeVeydt and Sassi and Ms. Beer participate in the Executive Agreement Plan.

Employment Agreement

As set forth above, for an executive officer to become eligible to participate in the Executive Agreement Plan, he or she must enter into an employment agreement with us (the “Plan Employment Agreement”). The Plan Employment Agreement has an initial term of one year, which term is automatically extended until one year after the date on which either we or the executive officer provides notice of non-renewal. The executive officer’s employment terminates upon the disability or death of the executive officer, or we may terminate the executive officer with or without Cause (as defined in the Executive Agreement Plan). Upon termination of employment, the executive officer may be entitled to the benefits set forth in the Executive Agreement Plan as set forth above. The Plan Employment Agreement also contains the restrictive covenants set forth in the Executive Agreement Plan.

Messrs. Cannon, DeVeydt and Sassi and Ms. Beer are parties to the Plan Employment Agreement.

PROPOSAL NO. 6

SHAREHOLDER PROPOSAL CONCERNING

A FEASIBILITY STUDY FOR CONVERTING TO NONPROFIT STATUS

We have been informed that Robert Stone and Karen Green Stone (husband and wife), 3001 E. Bethel Lane, Bloomington, Indiana 47408 and Julia Vaughn, 3958 N. Washington Boulevard, Indianapolis, Indiana 46205, collectively the beneficial owners of 53 shares of our common stock, intend to introduce at the annual meeting the following resolution. The following shareholder proposal will be voted on at the annual meeting only if properly presented by or on behalf of Mr. Stone, Mrs. Stone and Ms. Vaughn. In accordance with SEC rules, the text of the proposed shareholder resolution and supporting statement is printed verbatim from its submission.

“Whereas, the United States allows too many people to suffer and die due to lack of adequate health insurance and this is threatening the economic stability of the country; and

Whereas, no country has achieved universal healthcare through for-profit health insurance; and

Whereas, in written statements WellPoint supports “the best healthcare value for our customers” and promises “to advocate for responsible healthcare reform”; and

Whereas, WellPoint has actively opposed President Obama’s healthcare reform efforts; and

Whereas, WellPoint was a nonprofit insurance company before it demutualized, raised capital through stock offerings, merged with, acquired, and demutualized other nonprofit Blue Cross/Blue Shield Companies; therefore be it

Resolved, that the shareholders of WellPoint urge the board of directors to launch a feasibility study for returning to nonprofit status. This study, conducted at reasonable cost, with results made available to the stockholders, omitting any proprietary information, should be completed within nine months of the 2011 shareholder meeting.”

The proponent has furnished the following statement:

“Investors are concerned about the effects of runaway health costs on the economy, and the crisis of over 50 million uninsured. Recent studies show 45,000 people a year die because they lack health insurance (American Journal of Public Health 9/17/09). Tens of millions more are underinsured, able to afford coverage only through policies with huge deductibles and out of pocket expenses. The impact of high deductible policies is seen in recent bankruptcy data showing 62% of personal bankruptcies caused by illness and medical bills, but 78% of those declaring bankruptcy for medical reasons had insurance when they became ill (American Journal of Medicine 8/09). WellPoint has been a leader in marketing high deductible policies, specifically under the Tonik label.

From 1999 to 2008 American health insurance premiums increased 119% while workers’ earnings and overall inflation rose 30% (Bureau of Labor Statistics). Businesses cannot continue to afford covering their employees and are shifting costs to employees in a way that is unsustainable.

Studies show 31% of US healthcare spending is attributed to overhead. In comparison, Medicare runs 3.1% overhead. Most other developed nations spend less than 10% on overhead (New England Journal of Medicine 8/21/03). Nations with universal systems spend about half what we spend on a per capital basis and have better health outcomes (Organization for Economic Cooperation and Development).

WellPoint reported its third quarter 2010 medical loss ratio at 83.8%. Medical loss ratio is the percentage of premiums that actually pays for care, and thus corresponds to 16.2% of premiums for overhead and profit. Although this is good for WellPoint’s profitability and share price, it supports the argument that for-profit health insurance is a major reason for the discrepancy in overhead expenses between the US and other countries.

WellPoint’s reputation has suffered as a consequence of the negative publicity surrounding its efforts to oppose healthcare reform. This resolution could change that.”

The Board recommends a vote AGAINST this proposal for the following reasons:

This proposal requests that our Board of Directors conduct a feasibility study for “returning” the Company to nonprofit status. As an initial matter, the proposal states that we were formerly a nonprofit entity. That is not correct. Since our formation in 2001, we have been organized as a “for profit” stock corporation under the Indiana Business Corporation Law. Anthem Insurance Companies, Inc., one of our wholly-owned stock subsidiaries, was until its demutualization in 2001, a “for profit” mutual insurance company organized under Indiana law. Nevertheless, we assume that the fundamental intent of this shareholder proposal is to call for a feasibility study for our conversion to a nonprofit organization. We are responding to the proposal on that basis.

Converting to a nonprofit organization would result in, among other things, the elimination of the ownership interests of our shareholders. The Board does not believe that the vast majority of our shareholders desire that result. In fact, an overwhelming majority of our shareholders voted against this proposal last year. Moreover, the Board believes that the process of converting to nonprofit status would be costly and complex. While it is not clear what transaction structure could be used to accomplish a conversion to nonprofit status, the Board believes that any conversion transaction would require at a minimum that our shareholders receive the fair value of their shares (except for shares held by any shareholders willing to contribute them without consideration as a charitable contribution), which would require, in the aggregate, the payment of significant sums of cash. Our current market capitalization is approximately $25 billion, which we would have to pay to shareholders in order to convert. Without access to the capital markets, as discussed below, we would not be in a position to raise that amount to pay for the conversion. Nor is it likely that any lender would be willing to lend that amount to a nonprofit that would not have access to the capital markets to repay the debt.

The Board believes that our conversion to a nonprofit organization would not be in our best interests or the best interests of our shareholders, employees, customers and members, as well as the communities we serve. The Board believes that having access to the public capital markets is the best way to strengthen our capital and competitive position, to serve an increasing number of customers and members, and to continue investing in infrastructure, new products and programs that improve the quality of service to customers and members. As a nonprofit organization, we would not be able to raise capital by selling stock and could not issue stock to pay for business acquisitions. Without access to the equity markets, the Board also believes that our ability to borrow money to support our operations and fund business investments and business acquisitions would be more restricted and more costly as compared to our borrowings as a for profit stock corporation. In addition, we would be restricted in our use of stock as part of the compensation plans and programs for our employees, which would likely impair our ability to attract and retain well-qualified individuals to our management team and to set compensation and benefits programs that are consistent with market practice. Overall, the Board believes that our future growth, new product development and our ability to serve our constituencies would be impaired by the reduced capital that would be available to us as a nonprofit organization.

The proponent of this proposal has not presented any factual information to support the view that converting to nonprofit status would benefit us or our shareholders, employees, customers and members. On the contrary, for the reasons described above, the Board believes that converting to nonprofit status would not be in our best interests or in the best interests of our shareholders, employees, customers and members. A feasibility study for converting to nonprofit status would be costly and would distract management and the Board from overseeing our operations and, given the other considerations described above, is unwarranted.

For the reasons described above, the Board opposes the feasibility study requested in the proposal and recommends a vote AGAINST this proposal. Proxies will be voted AGAINST the proposal unless you specify otherwise.

PROPOSAL NO. 7

SHAREHOLDER PROPOSAL TO CHANGE

OUR JURISDICTION OF INCORPORATION FROM INDIANA TO DELAWARE

We have been informed that the AFSCME Employees Pension Plan (“AFSCME”), 1625 L Street, N.W., Washington, D.C. 20036, a beneficial owner of 2,892 shares of our common stock, intends to introduce at the annual meeting the following resolution. The following shareholder proposal will be voted on at the annual meeting only if properly presented by or on behalf of AFSCME. In accordance with SEC rules, the text of the proposed shareholder resolution and supporting statement is printed verbatim from its submission.

“RESOLVED, that shareholders of WellPoint, Inc. (“WellPoint”) urge the board of directors to take the necessary steps (excluding those that may be taken only by shareholders) to change WellPoint’s jurisdiction of incorporation from Indiana to Delaware.”

The proponent has furnished the following statement:

“WellPoint is currently incorporated in Indiana. In our view, the Indiana Business Corporation Law (“IBCL”) is less shareholder-friendly than Delaware’s corporation code—especially following 2009 amendments to the former—and we believe that Delaware incorporation would benefit shareholders.

The IBCL was amended in 2009 to provide that a director will not be liable for any action or failure to act “regardless of the nature of the alleged breach of duty, including breaches of the duty of care, the duty of loyalty and the duty of good faith” unless the breach or failure constitutes willful misconduct or recklessness. (Indiana Code (“IC”) 23-1-35-1). According to a June 9, 2009 client memo by Baker & Daniels, an Indianapolis law firm, “[t]his change effectively blocks fiduciary duty concepts emerging from other jurisdictions, for example, Delaware’s duty of good faith, from circumventing the provisions that exculpate directors of Indiana corporations from liability.”

(See http://www.bakerdaniels.com/newsandevents/newsletters/detail.aspx?id=E31F4D946A3D405489B0E 29FE77A7892).

Additionally, the default rule of the IBCL is that only the board, and not shareholders, may amend a company’s bylaws; shareholders can amend the bylaws only if the company’s charter specifically provides for that right. (See IC 23-1-39-1) WellPoint’s charter does not do so and as a result its shareholders cannot amend the bylaws. Section 109 of the Delaware General Corporation Law gives shareholders the right to amend the bylaws.

Finally, Indiana has more anti-takeover provisions than Delaware, including control share acquisition and poison pill endorsements. Control share acquisition provisions deny shares their voting rights when they contribute to an ownership level above a certain threshold, while a poison pill endorsement prohibits shareholders’ ability to challenge the validity of an abusive poison pill in court.

In our view, Indiana’s corporate law is moving in the wrong direction, toward greater director entrenchment and away from giving shareholders power over corporate ground rules. Accordingly, we urge shareholders to vote FOR this proposal.”

The Board recommends a vote AGAINST this proposal for the following reasons:

The proposal requests that the Board take the necessary steps to change our jurisdiction of incorporation from Indiana to Delaware. It is essentially identical to a similar proposal considered at last year’s meeting that was not approved. The Board recommends a vote against the proposal because of the substantial costs to us and our shareholders which would result from reincorporation, and because of the recent corporate governance changes implemented by the Company addressing many of the concerns raised by the proponent.

We have been an Indiana corporation since our formation in 2001. Our corporate headquarters are in Indiana, and we maintain a strong connection with the state, with our corporate history tracing back to an insurance company predecessor organized in Indiana in 1944. Implementing some of the corporate governance changes suggested by the proposal could ultimately cause us to violate the terms of one of our key licenses, and reincorporation would require us to pay significantly greater state franchise taxes. Accordingly, we continue to believe that there are significant advantages for us and our shareholders to remain incorporated in Indiana and that the advantages outweigh any perceived enhancement of shareholder rights that could result from reincorporation in Delaware.

The proposal specifically addresses three corporate governance issues: anti-takeover provisions, shareholder amendment of By-Laws, and director liability.

The proposal expresses concern with some Indiana statutory provisions, including the control share acquisition provisions. On December 9, 2010, the Board approved amendments to our By-Laws to opt out of these provisions. As a result of that opt-out, the control share acquisition provisions under the Indiana Business Corporation Law (the “IBCL”), and the anti-takeover protections offered by that statute, would not apply to the acquisition of shares of our common stock. With respect to poison pill plans, the IBCL expressly permits the issuance of rights and the adoption of poison pill plans, but does not insulate boards of directors from their fiduciary duty responsibilities in adopting such plans. In addition, while the Delaware General Corporation Law does not have a similar provision expressly authorizing the issuance of rights and poison pill plans, Delaware courts have determined that Delaware corporations are permitted to adopt poison pill plans.

Like certain other Indiana corporations, our Articles of Incorporation do not permit shareholders to amend our By-Laws. The license agreement with the Blue Cross Blue Shield Association (“BCBSA”) requires us to meet certain performance goals and standards, maintain certain ownership limitations and restrict activities that could have a negative impact on our business or reflect negatively on the Blue Cross and Blue Shield brands. Many of these requirements are included in our By-Laws. Amendment of the By-Laws by shareholders, without regard to the requirements of the BCBS license, could result in changes to the By-Laws which are not permissible under the BCBS license, causing us to violate our BCBS license. Our BCBS license provides the basis for our subsidiaries to have the exclusive rights to use the Blue Cross and Blue Shield names and marks in their respective states or territories. If we were to violate our BCBS license, we would risk losing all rights to use the Blue Cross and Blue Shield names and marks in the 14 states or territories in which we currently use those rights. In addition, a violation of the license agreement would allow the BCBSA to terminate the license agreement and impose reestablishment fees on us of up to approximately $2.8 billion when replacement licenses are granted to other non-WellPoint companies.

In addition, when considering By-Law amendments, the Board has fiduciary duties to consider and must balance the interests of all shareholders, including large institutions, small institutions and individual investors. As a result, the Board believes it is better positioned to ensure that any By-Law amendments are prudent and are designed to protect and maximize long-term value for all shareholders. The Board has long recognized the importance of and has placed a high priority upon having good corporate governance measures in place. For example, on December 9, 2010, the Board adopted By-Law amendments to replace the supermajority vote requirement to remove directors with a majority of shares outstanding voting standard and, as mentioned above, to opt out of the control share acquisition provisions. The Board continues to review emerging best practices in corporate governance to determine whether any other By-Law amendments should be adopted.

The proposal also takes issue with the differences between Indiana and Delaware law concerning director liability and fiduciary duty concepts. The core fiduciary duties set forth in the IBCL are in fact the key principles of the “business judgment rule” developed by the common law of most jurisdictions. These same principles are also the starting point for the fiduciary duty concepts under Delaware law. Under Section 23-1-35-1 of the IBCL, Board members must discharge their duties as directors in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the corporation. If a director breaches or fails to perform his or her duties, regardless of whether it is the duty of care, the duty of loyalty or the duty of good faith, the director may be liable under the IBCL if the breach or failure to perform constitutes willful misconduct or recklessness. The 2009 amendment of this section of the IBCL was intended to clarify that, contrary to law developed in other jurisdictions such as Delaware, the willful misconduct and recklessness standard was not to be construed to apply only to the duty of care. This amendment is consistent with Indiana’s approach that the liability and fiduciary duties of directors of Indiana corporations should be governed by the IBCL as interpreted by Indiana courts, rather than being directed by decisions of courts in other states. Indiana courts, however, are not prohibited from considering fiduciary duty concepts that have emerged in the common law of other states when rendering decisions on director liability.

Finally, our reincorporation from Indiana to Delaware would be a costly process and have other adverse consequences to us. Reincorporation may require us to obtain consents from, or provide notices to, third parties under certain of our agreements as well as obtain approvals from federal, state and/or local regulatory bodies, resulting in significant administrative expenses to us. We would also need to conduct detailed reviews of any changes in taxes, fees or charges that might result from reincorporation. For example, reincorporation to Delaware would subject us to an annual $180,000 franchise tax under Delaware corporate law; there is no such tax under Indiana law. Reincorporation would divert the time and attention of management from normal business operations without any commensurate benefit. The Board does not believe that such a process is a productive use of management time and our resources.

For the reasons described above, the Board opposes the change in our jurisdiction of incorporation requested in the proposal and recommends a vote AGAINST this proposal. Proxies will be voted AGAINST the proposal unless you specify otherwise.

PROPOSAL NO. 8

SHAREHOLDER PROPOSAL TO

SEPARATE THE CHAIR AND CEO POSITIONS

We have been informed that the SEUI Master Trust (the “Trust”), 1 Dupont Circle, N.W., Ste. 900, Washington, DC 20036, a beneficial owner of 5,200 shares of our common stock, intends to introduce at the annual meeting the following resolution. The following shareholder proposal will be voted on at the annual meeting only if properly presented by or on behalf of the Trust. In accordance with SEC rules, the text of the proposed shareholder resolution and supporting statement is printed verbatim from its submission.

“RESOLVED, that shareholders of Wellpoint, Inc. (“Wellpoint”) urge the board of directors to adopt a policy that the board’s chairman be an independent director according to the definition set forth in the New York Stock Exchange (“NYSE”) listing standards, unless Wellpoint’s stock ceases to be listed on the NYSE and is listed on another exchange, at which time that exchange’s standard of independence should apply. The policy should provide that if the board determines that a chairman who was independent when he or she was selected is no longer independent, the board shall promptly select a new chairman who is independent. Compliance with this policy should be excused if no director who qualifies as independent is elected by shareholders or if no independent director is willing to serve as chairman. This policy should be applied prospectively so as not to violate any contractual obligation of Wellpoint.”

The proponent has furnished the following statement:

“Wellpoint’s CEO, Angela Braly, also serves as chairman of Wellpoint’s board of directors. In our view, an independent board chair would provide a better balance of power between the CEO and the board and would support strong, independent board leadership and functioning.

The primary duty of a board of directors is to oversee the management of a company on behalf of its shareholders. If the CEO also serves as chair, we believe this creates a conflict of interest that can result in excessive management influence on the board and weaken the board’s oversight of management. As Intel former chairman Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?”

In March 2009, the Chairmen’s Forum, a group of more than 50 current and former board chairman, directors, chief executive officers, investors and governance experts hosted by Yale’s Millstein Center, endorsed the voluntary adoption of independent, non-executive chairmen of the board, finding that “[t]he independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.” (Chairing the Board: The Case for Independent Leadership in Corporate North America, Yale Millstein Center, 2009).

Independent chairmen are common in many markets outside the United States, including the United Kingdom, Australia, Belgium, Brazil, Canada, Germany, the Netherlands, Singapore and South Africa. We believe that independent board leadership would be particularly constructive here at Wellpoint, which came under fire recently for its opposition to healthcare reform, rescission of coverage and ill-timed rate hikes.

We urge shareholders to vote for this proposal.”

The Board recommends a vote AGAINST this proposal for the following reasons:

This proposal requests that the Board adopt a policy that the Chair of the Board of Directors be an independent director who has not previously served as an executive officer of the Company. After careful consideration, the Board recommends that you vote against this proposal because it believes that the Company and its shareholders are best served by the Board retaining the flexibility to determine the most effective leadership structure for the Company, based upon its evaluation of what is best for the Company and our shareholders. Rather than taking a “one-size fits all” approach to board leadership, our By-Laws and Corporate Governance Guidelines permit the roles of Chair and CEO to be filled by the same or different individuals. This allows the Board the flexibility to determine whether the roles should be combined or separated based upon the Company’s circumstances and needs at any given time. The proposal, however, would deprive the Board of the flexibility to implement the leadership structure that it believes is most appropriate and best serves the interests of shareholders.

The Board believes that the most effective leadership structure for the Company at the present time is for Ms. Braly to serve as both Chair and CEO. She is most familiar with the Company’s business and the unique challenges the Company faces in the current environment and is best situated to lead discussions on important matters affecting the Company. The Board believes that the decision as to who should serve as Chair and CEO, and whether the roles should be combined or separate, is properly the decision of the Board. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, and are in the best position to evaluate the needs of the Company and how best to organize the capabilities of the directors and senior executives to meet those needs.

The Board’s current leadership structure is consistent with the practice at a majority of U.S. companies. American companies have historically followed a model in which the CEO also serves as chair of the board. This model has succeeded because it makes clear that the CEO and chair is responsible for managing the corporation’s business, under the oversight and review of its board. This structure also enables the CEO to act as a bridge between management and the board, helping both to act with a common purpose. Finally, this structure allows the Company to speak with one voice and provides for efficient coordination of Board action, particularly in times of market turmoil and regulatory change.

To demonstrate its continuing commitment to strong corporate governance and Board independence, the Board has appointed a Lead Director who is elected annually by the independent members of the Board. The responsibilities of the Lead Director include:

•	Presiding at meetings of the Board (including executive sessions) and shareholders in the Chair’s absence;

•	Serving as the liaison between the Chair and the independent directors;

•	Approving information sent to the Board;

•	Approving meeting agendas and schedules for the Board;

•	Having the authority to call meetings of the independent directors; and

•	Being available for consultation and direct communication, if requested by major shareholders.

Our Board will continue to monitor, as appropriate, whether the responsibilities of the Lead Director should be enhanced or modified to improve the effectiveness of our corporate governance practices.

In addition, the Board also has adopted a number of governance practices that promote the independence of the Board and effective oversight of management, including:

•	Substantial majority of independent directors. Twelve out of thirteen members of the Board are independent directors.

•	Key committees composed of independent directors. The Audit Committee, the Governance Committee and the Compensation Committee consist solely of independent directors.

•	Independent directors meet regularly without management. At every Board meeting the independent directors have the opportunity to meet in executive session, which the Lead Director chairs.

Based on the foregoing, the Board believes that adopting a policy that requires an independent Chair of the Board would deprive the Board of the flexibility to determine the leadership structure that is in the best interests of the Company and its shareholders at any particular point in time. For these reasons, the Board opposes adopting a policy to require an independent Chair.

For the reasons described above, the Board recommends a vote AGAINST this proposal. Proxies will be voted AGAINST the proposal unless you specify otherwise.

By Order of the Board of Directors

John Cannon

Secretary

Appendix A

ARTICLES OF INCORPORATION

OF

WELLPOINT, INC.

(As Proposed to Be Amended Effective May 17, 2011)

The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the “Corporation”), pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the “Corporation Law”), executes the following Articles of Incorporation:

ARTICLE I

Name

The name of the Corporation is WellPoint, Inc.

ARTICLE II

Purposes and Powers

Section 2.1. Purposes of the Corporation. The purpose for which the Corporation is formed is to engage in the transaction of any or all lawful business for which corporations may now or hereafter be incorporated under the Corporation Law.

Section 2.2. Powers of the Corporation. The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and (c) all powers authorized by or vested in the Corporation by the provisions of these Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.

ARTICLE III

Term of Existence

The period during which the Corporation shall continue is perpetual.

ARTICLE IV

Registered Office and Agent

The street address of the Corporation’s registered office at the time of adoption of these Articles of Incorporation is 120 Monument Circle, Indianapolis, Indiana 46204, and the name of its Resident Agent at such office at the time of adoption of these Articles of Incorporation is John Cannon~~Nancy Purcell~~.

ARTICLE V

Authorized Shares

Section 5.1. Authorized Classes and Number of Shares. The total number of shares which the Corporation has authority to issue shall be one billion (1,000,000,000) shares, consisting of nine hundred million (900,000,000) shares of common stock, $0.01 par value per share (the “Common Stock”), and one hundred million (100,000,000) shares of preferred stock, without par value (the “Preferred Stock”).

Section 5.2. General Terms of All Shares. The Corporation shall have the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem, or otherwise acquire the Corporation’s own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation’s total assets would be less than its total liabilities (calculated without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption, or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed, or otherwise acquired, unless otherwise expressly provided with respect to a series of Preferred Stock in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of such series). Shares of the Corporation purchased, redeemed, or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption, or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

The Board of Directors of the Corporation may dispose of, issue, and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation. Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine, without any preemptive right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

When the Corporation receives the consideration specified in a subscription agreement entered into before incorporation, or for which the Board of Directors authorized the issuance of shares, as the case may be, the shares issued therefor shall be fully paid and nonassessable.

The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation’s total assets would be less than its total liabilities (calculated without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of Preferred Stock in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of such series). Except as otherwise provided in Section 5.4, the Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.

Section 5.3. Voting Rights of Shares.

(a) Common Stock. Except as otherwise provided by the Corporation Law and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, shares of Common Stock have unlimited voting rights. Shares of Common Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one (1) vote per share on all matters submitted to a vote of the shareholders of the Corporation. Shares of Common Stock shall not have cumulative voting rights.

(b) Preferred Stock. Except as required by the Corporation Law or by the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of the Preferred Stock or a series thereof, the holders of Preferred Stock shall have no voting rights or powers. Shares of Preferred Stock shall, when validly issued by the Corporation, entitle the record holder thereof to vote as and on such matters, but only as and on such matters, as the holders thereof are entitled to vote under the Corporation Law or under the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of the Preferred Stock or a series thereof (which provisions may provide for special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the Corporation Law) and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of the Board of Directors establish.

Section 5.4. Other Terms of Common Stock.

(a) Shares of Common Stock shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation.

(b) Subject to the rights of the holders of any outstanding Preferred Stock issued under Section 5.5 hereof, the holders of Common Stock shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions, or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time at the discretion of the Board of Directors.

(c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of the Preferred Stock of the full amount to which they shall be entitled under this Article V, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

Section 5.5. Other Terms of Preferred Stock.

(a) Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations, and relative voting and other rights as shall be set forth in these Articles of Incorporation. Subject to the requirements of the Corporation Law and subject to all other provisions of these Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred Stock and may determine the preferences, limitations, and relative voting and other rights of one or more series of Preferred Stock before the issuance of any shares of that series by the adoption of an amendment to these Articles of Incorporation that specifies the terms of the series of Preferred Stock. All shares of a series of Preferred Stock must have preferences, limitations, and relative voting and other rights identical with those of other shares of the same series and, if the description of the series set forth in these Articles of Incorporation so provides, no series of Preferred Stock need have preferences, limitations, or relative voting or other rights identical with those of any other series of Preferred Stock.

Before issuing any shares of a series of Preferred Stock, the Board of Directors shall adopt an amendment to these Articles of Incorporation, which shall be effective without any shareholder approval or other action, that sets forth the preferences, limitations, and relative voting and other rights of the series, and authority is hereby expressly vested in the Board of Directors, by such amendment:

(1) To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(2) To fix the voting rights of such series, which may consist of special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or no right to vote (except to the extent required by the Corporation Law);

(3) To fix the dividend or distribution rights of such series and the manner of calculating the amount and time for payment of dividends or distributions, including, but not limited to:

(A) the dividend rate, if any, of such series;

(B) any limitations, restrictions, or conditions on the payment of dividends or other distributions, including whether dividends or other distributions shall be noncumulative or cumulative or partially cumulative and, if so, from which date or dates;

(C) the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series in relation to Common Stock and shares of any other series of Preferred Stock; and

(D) the form of dividends or other distributions, which may be payable at the option of the Corporation, the shareholder, or another person (and in such case to prescribe the terms and conditions of exercising such option), or upon the occurrence of a designated event in cash, indebtedness, stock or other securities or other property, or in any combination thereof, and to make provisions, in the case of dividends or other distributions payable in stock or other securities, for adjustment of the dividend or distribution rate in such events as the Board of Directors shall determine;

(4) To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed or converted, which may be

(A) at the option of the Corporation, the shareholder, or another person or upon the occurrence of a designated event;

(B) for cash, indebtedness, securities, or other property or any combination thereof; and

(C) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

(5) To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation and the relative rights of priority, if any, of payment upon shares of such series in relation to Common Stock and shares of any other series of Preferred Stock; and to determine whether or not any such preferential rights upon dissolution need be considered in determining whether or not the Corporation may make dividends, repurchases, or other distributions;

(6) To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

(7) To determine whether or not the issue of any additional shares of such series or of any other series in addition to such series shall be subject to restrictions in addition to restrictions, if any, on the issue of additional shares imposed in the provisions of these Articles of Incorporation fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Section 5.5 and, if subject to additional restrictions, the extent of such additional restrictions; and

(8) Generally to fix the other preferences or rights, and any qualifications, limitations, or restrictions of such preferences or rights, of such series to the full extent permitted by the Corporation Law; provided, however, that no such preferences, rights, qualifications, limitations, or restrictions shall be in conflict with these Articles of Incorporation or any amendment hereof.

(b) Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with subsection (a) of this Section 5.5.

ARTICLE VI

Directors

Section 6.1. Number. The number of Directors of the Corporation shall not be less than five (5) nor more than nineteen (19), the exact number to be specified from time to time in the manner set forth in the By-Laws. ~~The Board of Directors at the time of adoption of these Articles of Incorporation is composed of thirteen (13) members.~~ The By-Laws shall provide for staggering the terms of the members of the Board of Directors by dividing the total number of Directors into three (3) groups (with each group containing one-third (1/3) of the total, as near as may be) whose terms of office expire at different times.

Notwithstanding the first sentence of this Section 6.1, any amendment to the By-Laws or any resolution of the Board of Directors that would effect:

(a) any increase in the number of Directors over such number as then in effect,

(b) any reduction in the number of Directors below such number as then in effect, or

(c) any elimination or modification of the groups or terms of office of the Directors as the By-Laws then in effect may provide,

shall also be approved by the affirmative vote of a majority of the entire number of Directors of the Corporation who then qualify as Continuing Directors ~~with respect to all Related Persons~~ (as such term~~s~~ is ~~are~~ defined for purposes of Article VIII hereof).

Section 6.2. Qualifications. Directors need not be shareholders of the Corporation or residents of this or any other state in the United States.

Section 6.3. Vacancies. Vacancies occurring in the Board of Directors shall be filled in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law. The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

Section 6.4. Liability of Directors. A Director’s responsibility to the Corporation shall be limited to discharging his or her duties as a Director, including his or her duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the Director.

In discharging his or her duties, a Director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

(a) One (1) or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

(b) Legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within such person’s professional or expert competence; or

(c) A committee of the Board of which the Director is not a member if the Director reasonably believes the Committee merits confidence;

but a Director is not acting in good faith if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 6.4 unwarranted.

A Director shall not be liable for any action taken as a Director, or any failure to take any action, unless (a) the Director has breached or failed to perform the duties of the Director’s office in compliance with this Section 6.4, and (b) the breach or failure to perform constitutes willful misconduct or recklessness.

Section 6.5. Factors to be Considered by Board. In determining whether to take or refrain from taking any action with respect to any matter, including making or declining to make any recommendation to shareholders of the Corporation, the Board of Directors may, in its discretion, consider both the short term and long term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects thereof on the Corporation’s present and future employees, suppliers and customers of the Corporation and its subsidiaries, the communities in which offices or other facilities of the Corporation are located, and any other factors the Directors consider pertinent.

Section 6.6. Removal of Directors. Any or all of the members of the Board of Directors may be removed only at a meeting of the shareholders or Directors called expressly for that purpose. Removal by the shareholders requires an affirmative vote of a majority of the outstanding shares~~the holders of outstanding shares representing at least sixty-six and two-thirds percent (66-2/3%) of all the votes then entitled to be cast at an election of Directors~~. Removal by the Board of Directors requires an affirmative vote of both (a) a majority of the entire number of Directors at the time, and (b) a majority of Directors who then qualify as Continuing Directors (as such term is defined for purposes of Article VIII hereof). No Director may be removed except as provided in this Section 6.6.

Section 6.7. Election of Directors by Holders of Preferred Stock. The holders of one (1) or more series of Preferred Stock may be entitled to elect all or a specified number of Directors, but only to the extent and subject to limitations as may be set forth in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of the series of Preferred Stock.

Section 6.8. Standard for Election of Directors by Shareholders. Except as otherwise set forth in this Article VI, each Director shall be elected by a vote of the majority of votes cast with respect to the Director at any shareholders meeting for the election of Directors at which a quorum is present, provided that if as of the record date for such meeting the number of Director nominees to be considered at the meeting exceeds the number of Directors to be elected, each Director shall be elected by a vote of the plurality of the shares represented in person or by proxy and entitled to vote on the election of Directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of shares voted “against” such Director.

ARTICLE VII

Provisions for Regulation of Business

and Conduct of Affairs of Corporation

Section 7.1. Meetings of Shareholders. Meetings of the shareholders of the Corporation shall be held at such time and at such place, either within or without the State of Indiana, as may be stated in or fixed in accordance with the By-Laws of the Corporation and specified in the respective notices or waivers of notice of any such meetings.

Section 7.2. Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Corporation Law, may be called at any time only by the Board of Directors or the officers authorized to do so by the By-Laws. Shareholders of the Corporation shall not be authorized to call a special meeting of shareholders.

Section 7.3. Quorum. Unless the Indiana Business Corporation Law provides otherwise, at all meetings of shareholders, twenty-five percent (25%) of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders’ meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 7.4. Meetings of Directors. Meetings of the Board of Directors of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings or otherwise specified by the Board of Directors. Unless the By-Laws provide otherwise, (a) regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting and (b) the notice for a special meeting need not describe the purpose or purposes of the special meeting.

Section 7.5. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such Board, may be taken without a meeting, if the action is taken by all members of the Board or all shareholders entitled to vote on the action, or by all members of such committee, as the case may be. The action must be evidenced by one (1) or more written consents, in one or more counterparts, describing the action taken, signed by each Director, or all the shareholders entitled to vote on the action, or by each member of such committee, as the case may be, and, in the case of action by the Board of Directors or a committee thereof, included in the minutes or filed with the corporate records reflecting the action taken or, in the case of action by the shareholders, delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 7.5 is effective when the last Director, shareholder, or committee member, as the case may be, signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Executed consents returned to the Corporation by facsimile transmission may be relied upon as, and shall have the same effect as, originals of such consents. A consent signed under this Section 7.5 shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be, and may be described as such in any document.

Section 7.6. By-Laws. The Board of Directors shall have the exclusive power to make, alter, amend, or repeal, or to waive provisions of, the By-Laws of the Corporation by the affirmative vote of a majority of the entire number of Directors at the time, except as expressly provided in Section 6.1 hereof and as provided by the Corporation Law. All provisions for the regulation of the business and management of the affairs of the Corporation not stated in these Articles of Incorporation shall be stated in the By-Laws. The Board of Directors may adopt Emergency By-Laws of the Corporation and shall have the exclusive power (except as may otherwise be provided therein) to make, alter, amend, or repeal, or to waive provisions of, the Emergency By-Laws by the affirmative vote of both (a) a majority of the entire number of Directors at the time and (b) a majority of the entire number of Directors who then qualify as Continuing Directors ~~with respect to all Related Persons~~ (as such term~~s~~ is~~are~~ defined for purposes of Article VIII hereof).

Section 7.7. Interest of Directors.

(a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director’s interest in the transaction if any one (1) of the following is true:

(1) The material facts of the transaction and the Director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

(2) The material facts of the transaction and the Director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

(3) The transaction was fair to the Corporation.

(b) For purposes of this Section 7.7, a Director of the Corporation has an indirect interest in a transaction if:

(1) Another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or

(2) Another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

(c) For purposes of Section 7.7(a)(1), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this Section 7.7. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 7.7(a)(1), if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.

(d) For purposes of Section 7.7(a)(2), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 7.7(b), may be counted in such a vote of shareholders.

Section 7.8. Nonliability of Shareholders. Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debts.

Section 7.9. Indemnification of Officers, Directors, and Other Eligible Persons.

(a) The Corporation shall indemnify every Eligible Person against all Liability and Expense that may be incurred by him or her in connection with or resulting from any Claim to the fullest extent authorized or permitted by the Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), or otherwise consistent with the public policy of the State of Indiana. In furtherance of the foregoing, and not by way of limitation, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him or her in connection with or resulting from any Claim, (1) if such Eligible Person is Wholly Successful with respect to the Claim, or (2) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 7.9(g) or 7.9(h), to have acted in good faith, in what he or she reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (2) of this subsection (a). The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.

(b) The term “Claim” as used in this Section 7.9 shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise:

(1) by reason of his or her being or having been an Eligible Person, or

(2) by reason of any action taken or not taken by him or her in his or her capacity as an Eligible Person, whether or not he or she continued in such capacity at the time such Liability or Expense shall have been incurred.

(c) The term “Eligible Person” as used in this Section 7.9 shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Corporation if his or her duties to the Corporation also imposed duties on, or otherwise involved services by, him or her to the plan or to participants in or beneficiaries of the plan.

(d) The terms “Liability” and “Expense” as used in this Section 7.9 shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of an Eligible Person.

(e) The term “Wholly Successful” as used in this Section 7.9 shall mean (1) termination of any Claim, whether on the merits or otherwise, against the Eligible Person in question without any finding of liability or guilt against him or her, (2) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (3) the expiration of a reasonable period of time after the making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.

(f) As used in this Section 7.9, the term “Corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation of such consolidation or merger, so that any Eligible Person who is or was a Director, officer, employee or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a Director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other organization or entity, whether for profit or not, shall stand in the same position under this Section 7.9 with respect to the new or surviving corporation as he or she would if he or she had served the new or surviving corporation in the same capacity.

(g) Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (1) if special independent legal counsel, which may be regular counsel of the Corporation, or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the “Referee”), shall deliver to the Corporation a written finding that such Eligible Person has met the standards of conduct set forth in Section 7.9(a)(2), and (2) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person’s Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which the Eligible Person relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions, or other evidence in any way relevant to the Referee’s findings that are within the possession or control of the Corporation.

(h) If an Eligible Person claiming indemnification pursuant to Section 7.9(g) is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 7.9(g) within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under Section 7.9(g) within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section 7.9(a)(2). If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person’s Expenses.

(i) Expenses incurred by an Eligible Person who is a Director or officer of the Corporation in defending any Claim shall be paid by the Corporation in advance of the final disposition of such Claim promptly as they are incurred upon receipt of an undertaking by or on behalf of such Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification. Expenses incurred by any other Eligible Person with respect to any Claim may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification.

(j) The rights of indemnification and advancement of Expenses provided in this Section 7.9 shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this Section 7.9, the Board of Directors may, at any time and from time to time, (1) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (2) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability or Expense asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such Liability or Expense.

(k) The provisions of this Section 7.9 shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person’s rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of this Section 7.9 that occurs subsequent to such person becoming an Eligible Person.

(l) The provisions of this Section 7.9 shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

(m) If this Section 7.9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Section 7.9 that shall not have been invalidated and to the fullest extent permitted by applicable law.

~~ARTICLE VIII~~

~~Approval of Business Combinations~~

~~Section 8.1. Supermajority Vote. Except as provided in Sections 8.2 and 8.3 hereof, neither the Corporation nor its Subsidiaries, if any, shall become a party to any Business Combination with a Related Person without the prior affirmative vote at a meeting of the Corporation~~’~~s shareholders:~~

~~(a) Of not less than sixty-six and two-thirds percent (66-2/3%) of all the votes entitled to be cast by the holders of the outstanding shares of all classes of Voting Stock of the Corporation considered for purposes of this Article VIII as a single class, and~~

~~(b) Of an Independent Majority of Shareholders.~~

~~Such favorable votes shall be in addition to any shareholder vote which would be required without reference to this Section 8.1 and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or elsewhere in these Articles of Incorporation or the By-Laws of the Corporation or otherwise.~~

~~Section 8.2. Fair Price Exception. The provisions of Section 8.1 of this Article VIII shall not apply to a Business Combination if all of the conditions set forth in subsections (a) through (d) are satisfied.~~

~~(a) The fair market value of the property, securities, or other consideration to be received per share by holders of each class or series of capital stock of the Corporation in the Business Combination is not less, as of the date of the consummation of the Business Combination (the~~ “~~Consummation Date~~”~~), than the higher of the following: (1) the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends, and like distributions), including brokerage commissions and solicitation fees paid by the Related Person in acquiring any of its holdings, of such class or series of capital stock within the two-year period immediately prior to the first public announcement of the proposed Business Combination (~~“~~Announcement Date~~”~~) plus interest compounded annually from the date that the Related Person became a Related Person (the~~ “~~Determination Date~~”~~), or if later from a date two years before the Consummation Date, through the Consummation Date, at the rate publicly announced as the~~ “~~prime rate~~” ~~of interest of Citibank, N.A. (or of such other major bank headquartered in New York as may be selected by a majority of the Continuing Directors) from time to time in effect, less the aggregate amount of any cash dividends paid and the fair market value of any dividends paid in other than cash on each share of such stock from the date from which interest accrues under the preceding clause through the Consummation Date up to but not exceeding the amount of interest so payable per share;~~ OR ~~(2) the fair market value per share of such class or series on the Announcement Date as determined by the highest closing sale price during the 30-day period immediately preceding the Announcement Date if such stock is listed on a securities exchange registered under the Securities Exchange Act of 1934 or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to such stock during the 30-day period preceding the Announcement Date on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such quotations are available, the fair market value of such stock immediately prior to the first public announcement of the proposed Business Combination as determined by the Continuing Directors in good faith. In the event of a Business Combination upon the consummation of which the Corporation would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated, or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Corporation will be effected), the term~~ “~~other consideration to be received~~” ~~shall include (without limitation) Common Stock and/or the shares of any other class of stock retained by shareholders of the Corporation other than Related Persons who are parties to such Business Combination;~~

~~(b) The consideration to be received in such Business Combination by holders of each class or series of capital stock of the Corporation other than the Related Person involved shall, except to the extent that a shareholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring the majority of the shares of capital stock of such class or series already Beneficially Owned by it;~~

~~(c) After such Related Person became a Related Person and prior to the consummation of such Business Combination: (1) such Related Person shall have taken steps to ensure that the Board of Directors of the Corporation included at all times representation by Continuing Directors proportionate to the ratio that the~~

~~number of shares of Voting Stock of the Corporation from time to time owned by shareholders who are not Related Persons bears to all shares of Voting Stock of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the Directors); (2) such Related Person shall not have acquired from the Corporation, directly or indirectly, any shares of the Corporation (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend, stock split, or division of shares or in a transaction which satisfied all applicable requirements of this Article VIII); (3) such Related Person shall not have acquired any additional shares of Voting Stock of the Corporation or securities convertible into or exchangeable for shares of Voting Stock except as a part of the transaction which resulted in such Related Person~~’~~s becoming a Related Person; and (4) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation or any Subsidiary, or made any major change in the Corporation~~’~~s business or equity capital structure or entered into any contract, arrangement, or understanding with the Corporation except any such change, contract, arrangement, or understanding as may have been approved by the favorable vote of not less than a majority of the Continuing Directors of the Corporation; and~~

~~(d) A proxy or information statement complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder, as then in force for corporations subject to the requirements of Section 14 of such Act (even if the Corporation is not otherwise subject to Section 14 of such Act), shall have been mailed to all holders of shares of the Corporation~~’~~s capital stock entitled to vote with respect to such Business Combination. Such proxy or information statement shall contain on the face page thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, a fair summary of an opinion of a reputable investment banking firm addressed to the Corporation as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of shares of Voting Stock other than any Related Person (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).~~

~~Section 8.3. Director Approval Exception. The provisions of Section 8.1 hereof shall not apply to a Business Combination if:~~

~~(a) The Directors, by a favorable vote of not less than two-thirds (b) of the Directors who then qualify as Continuing Directors, (1) have expressly approved a memorandum of understanding with the Related Person with respect to the Business Combination prior to the time that the Related Person became a Related Person and the Business Combination is effected on substantially the same terms and conditions as are provided by the memorandum of understanding, or (2) have otherwise approved the Business Combination; or~~

~~(b) The Business Combination is solely between the Corporation and another corporation, one hundred percent (100%) of the Voting Stock of which is owned directly or indirectly by the Corporation.~~

~~Section 8.4. Definitions. For purposes of this Article VIII:~~

~~(a) A “Business Combination” means:~~

~~(1) The sale, exchange, lease, transfer, or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of its or their assets or businesses (including, without limitation, securities issued by a Subsidiary, if any);~~

~~(2) The purchase, exchange, lease, or other acquisition by the Corporation or any Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;~~

~~(3) Any merger or consolidation of the Corporation or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;~~

~~(4) Any reclassification of securities, recapitalization, or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of shares of Voting Stock of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff, splitoff, or splitup of the Corporation or any Subsidiary thereof; provided, however, that this Section 8.4(a)(4) shall not relate to any transaction that has been approved by a majority of the Continuing Directors; or~~

~~(5) The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of shares of Voting Stock or securities convertible into shares of Voting Stock or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants, or options to acquire any of the foregoing or any combination of the foregoing shares of Voting Stock or voting securities of a Subsidiary, if any.~~

~~(b) A “Series of Related Transactions” shall be deemed to include not only a series of transactions with the same Related Person, but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.~~

~~(c) A “Person” shall mean any individual, firm, corporation, or other entity and any partnership, syndicate, or other group.~~

~~(d) “Related Person” shall mean any Person (other than the Corporation or any Subsidiary of the Corporation or the Continuing Directors, singly or as a group) who or that at any time described in the last sentence of the penultimate paragraph of this subsection (d):~~

~~(1) is the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding shares of Voting Stock and who has not been the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding shares of Voting Stock for a continuous period of two years prior to the date in question; or~~

~~(2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question (but not continuously during such two-year period) was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding shares of Voting Stock; or~~

~~(3) is an assignee of or has otherwise succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.~~

~~A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the Beneficial Owner thereof. For the purposes of determining whether a Person is the Beneficial Owner of ten percent (10%) or more of the voting power of the then outstanding Voting Stock, the outstanding Voting Stock shall be deemed to include any Voting Stock that may be issuable to such Person pursuant to a right to acquire such Voting Stock and that is therefore deemed to be Beneficially Owned by such Person pursuant to Section 8.4(e)(2)(A). A Person who is a Related Person at (1) the time any definitive agreement relating to a Business Combination is entered into, (2) the record date for the determination of shareholders entitled to notice of and to vote on a Business Combination, or (3) the time immediately prior to the consummation of a Business Combination shall be deemed a Related Person.~~

~~A Related Person shall not include the Board of Directors of the Corporation acting as a group. In addition, a Related Person shall not include any Person who possesses ten percent (10%) or more of the voting power of the outstanding shares of Voting Stock of the Corporation at the time of filing these Articles of Incorporation.~~

~~(e) A Person shall be a “Beneficial Owner” of any shares of Voting Stock:~~

~~(1) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or~~

~~(2) which such Person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement, or understanding; or~~

~~(3) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.~~

~~(f) An “Affiliate” of, or a person Affiliated with, a specific Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.~~

~~(g) The term “Associate” used to indicate a relationship with any Person, means (1) any corporation or organization (other than this Corporation or a majority-owned Subsidiary of this Corporation) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent (5%) or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or (4) any investment company registered under the Investment Company Act of 1940, as amended, for which such Person or any Affiliate of such Person serves as investment adviser.~~

~~(h) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in Section 8.4(d) hereof, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.~~

~~(i) “Continuing Director” means any member of the Board of Directors of the Corporation (the~~ “~~Board~~”~~) who is not associated with the Related Person and was a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is not associated with the Related Person and is recommended to succeed a Continuing Director by not less than two-thirds (b) of the Continuing Directors then on the Board.~~

~~(j) “Independent Majority of Shareholders” shall mean the holders of the outstanding shares of Voting Stock representing a majority of all the votes entitled to be cast by all shares of Voting Stock other than shares Beneficially Owned or controlled, directly or indirectly, by a Related Person.~~

~~(k) “Voting Stock” shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally on the election of Directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the total number of votes (taking into account any multiple votes per share) entitled to be cast by such shares.~~

~~(l) “Substantial Part” means properties and assets involved in any single transaction or a Series of Related Transactions having an aggregate fair market value of more than ten percent (10%) of the total consolidated assets of the Person in question as determined immediately prior to such transaction or Series of Related Transactions.~~

~~Section 8.5. Director Determinations. A majority of the Continuing Directors shall have the power to determine for the purposes of this Article VIII, on the basis of information known to them: (a) the number of shares of Voting Stock of which any Person is the Beneficial Owner, (b) whether a Person is an Affiliate or Associate of another, (c) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of “Beneficial Owner,” (d) whether the assets subject to any Business Combination constitute a Substantial Part, (e) whether two or more transactions constitute a Series of Related Transactions, and (f) such other matters with respect to which a determination is required under this Article VIII.~~

~~Section 8.6. Amendment of Article VIII or Certain Other Provisions. Any amendment, change, or repeal of this Article VIII or of Sections 6.6, 7.2, 7.6, 12.2, or 12.3, or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of this Article VIII or such other provisions of these Articles of Incorporation, shall require the affirmative vote, at a meeting of shareholders of the Corporation:~~

~~(a) Of at least seventy-five percent (75%) of the votes entitled to be cast by the holders of the outstanding shares of all classes of Voting Stock of the Corporation considered for purposes of this Section 8.6 as a single class; and~~

~~(b) Of an Independent Majority of Shareholders;~~

~~Provided, however, that this Section 8.6 shall not apply to, and such vote shall not be required for, any such amendment, change, or repeal recommended to shareholders by the favorable vote of not less than two-thirds (b) of the Directors who then qualify as Continuing Directors with respect to all Related Persons and any such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Corporation Law.~~

~~Section 8.7. Fiduciary Obligations Unaffected. Nothing in this Article VIII shall be construed to relieve any Related Person from any fiduciary duty imposed by law.~~

~~Section 8.8. Article VIII Nonexclusive. The provisions of this Article VIII are nonexclusive and are in addition to any other provisions of law or these Articles of Incorporation or the By-Laws of the Corporation relating to Business Combinations, Related Persons, or similar matters.~~

ARTICLE ~~IX~~VIII

Restrictions on Ownership and Transfer of Stock

Section ~~9~~8.1. Limitation on Ownership. Except with the prior approval of a majority of the Continuing Directors (as defined in Section ~~9~~8.14 below), no Person (as defined in Section ~~9~~8.14 below) shall Beneficially Own (as defined in Section ~~9~~8.14 below) shares of Capital Stock (as defined in Section ~~9~~8.14 below) in excess of the Ownership Limit (as defined in Section ~~9~~8.14 below). Any Transfer (as defined in Section ~~9~~8.14 below) that, if effective, would result in any Person Beneficially Owning Capital Stock in excess of the Ownership Limit shall result in such intended transferee acquiring no rights in such shares of Capital Stock (other than those rights expressly granted in this Article VIII~~IX~~) and such number of shares of Capital Stock shall be deemed transferred to the Share Escrow Agent (as defined in Section ~~9~~8.14 below) as set forth in this Article VIII~~IX~~.

Section ~~9~~8.2. Excess Shares. If, notwithstanding any other provisions of this Article VIII~~IX~~, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would Beneficially Own shares of Capital Stock in excess of the Ownership Limit (a “Purported Owner”), then, upon such Transfer or change in capital structure, such shares of Capital Stock in excess of the Ownership Limit shall be Excess Shares for purposes of this Article VIII~~IX~~; provided, however, that in the event that any Person becomes a Purported Owner as a result of Beneficial Ownership of Capital Stock of one Person being aggregated with another Person, then the number of Excess Shares subject to this Article VIII~~IX~~ shall be allocated pro rata among each Purported Owner in proportion to each Person’s total Beneficial Ownership (without regard to any aggregation with another Person pursuant to Section ~~9~~8.14(b)(4) or (5). Upon the occurrence of any event that would cause any Person to exceed the Ownership Limit (including without limitation the expiration of a voting trust, without being renewed on substantially similar terms, that entitled such Person to an exemption from the Ownership Limit), all shares of Capital Stock Beneficially Owned by such Person in excess of the Ownership Limit shall also be Excess Shares for purposes of this Article VIII~~IX~~, such Person shall be deemed the Purported Owner of such Excess Shares and such Person’s rights in such Excess Shares shall be as prescribed in this Article VIII~~IX~~. Excess Shares shall not constitute a separate class of Capital Stock.

Section ~~9~~8.3. Authority of the Corporation. If the Corporation at any time determines that a Transfer has taken place in violation of Section ~~9~~8.1 or that a Purported Owner intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Capital Stock in violation of Section ~~9~~8.1, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, without limitation, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer; provided, however, that any purported Transfers in violation of Section ~~9~~8.1 shall automatically result in all shares of Capital Stock in excess of the Ownership Limit being deemed Excess Shares. Notwithstanding the foregoing, nothing contained in this Article VIII~~IX~~ shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders.

Section ~~9~~8.4. Written Notice Required. Any Purported Owner who acquires or attempts to acquire shares of Capital Stock in violation of Section ~~9~~8.l, or any Purported Owner who is a transferee such that any shares of Capital Stock are deemed Excess Shares under Section ~~9~~8.2, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request.

Section ~~9~~8.5. Restrictive Legend. Each certificate for Capital Stock issued by the Corporation shall bear an appropriate legend with regard to the restrictions on ownership and transfer of stock set forth in these Articles of Incorporation.

Section ~~9~~8.6. Share Escrow Agent. Upon the occurrence of a Transfer or an event that results in Excess Shares pursuant to Section ~~9~~8.2, such Excess Shares shall automatically be transferred immediately to the Share Escrow Agent, which Excess Shares, subject to the provisions of this Article VIII~~IX~~, shall be held by the Share Escrow Agent until such time as the Excess Shares are transferred to a Person whose acquisition thereof will not violate the Ownership Limit (a “Permitted Transferee”) and the Share Escrow Agent shall be authorized to execute any and all documents sufficient to transfer title to any Permitted Transferee, even in the absence of receipt of certificate(s) representing Excess Shares. The Corporation shall take such actions as it deems necessary to give effect to such transfer to the Share Escrow Agent, including by issuing a stop transfer order to the Corporation’s transfer agent with respect to any attempted transfer by the Purported Owner or its nominee of any Excess Shares and by giving effect, or by instructing the Corporation’s transfer agent to give effect, to such transfer to a Permitted Transferee on the books of the Corporation. Excess Shares so held shall be issued and outstanding shares of Capital Stock. The Purported Owner shall have no rights in such Excess Shares except as provided in Sections ~~9~~8.7, ~~9~~8.8, and ~~9~~8.11 and the administration of the Excess Shares escrow shall be governed by the terms of a Share Escrow Agent Agreement.

Section ~~9~~8.7. Dividends on Excess Shares. The Share Escrow Agent, as record holder of Excess Shares, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors with respect to Excess Shares (the “Excess Share Dividends”) and shall hold the Excess Share Dividends until disbursed in accordance with the provisions of Section ~~9~~8.11 following. The Purported Owner, with respect to Excess Shares purported to be Beneficially Owned by such Purported Owner prior to such time that the Corporation determines that such shares are Excess Shares, shall repay to the Share Escrow Agent the amount of any Excess Share Dividends received by it that (i) are attributable to any Excess Shares and (ii) the record date of which is on or after the date that such shares become Excess Shares. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any Excess Share Dividends paid to a Purported Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Capital Stock Beneficially Owned by any Purported Owner (including on shares which fall below the Ownership Limit as well as on Excess Shares), and, as soon as practicable following the Corporation’s receipt or withholding thereof, shall pay over to the Share Escrow Agent the dividends so received or withheld, as the case may be.

Section ~~9~~8.8. Effect of Liquidation etc. on Excess Shares. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Corporation, the Share Escrow Agent shall be entitled to receive, ratably with each other holder of Capital Stock of the same class or series, that portion of the assets of the Corporation that is available for distribution to the holders of such class or series of Capital Stock. The Share Escrow Agent shall distribute to the Purported Owner the amounts received upon such liquidations, dissolution or winding up or distribution in accordance with the provisions of Section ~~9~~8.11.

Section ~~9~~8.9. Voting of Excess Shares. The Share Escrow Agent shall be entitled to vote all Excess Shares. The Share Escrow Agent shall be instructed by the Corporation to vote, consent or assent the Excess Shares as follows: (i) if the matter concerned is the election of directors, the Share Escrow Agent shall vote, consent or assent the whole number of Excess Shares held by the Share Escrow Agent for each director by multiplying the number of votes held in escrow by a fraction, the numerator of which is the number of Nonaffiliated Votes cast for the director and the denominator of which is the number of Nonaffiliated Votes that could have been cast in the election of the director and are present in person or by proxy at the meeting; (ii) where the matter under the Corporation Law or these Articles of Incorporation or the By-Laws of the Corporation requires at least an absolute majority of all outstanding shares of Common Stock in order to be effected, then the Share Escrow Agent shall vote, assent or consent all of such Excess Shares in favor of or in opposition to such matter as the majority of all Nonaffiliated Votes are cast; and (iii) on all other matters, the Share Escrow Agent shall at all times vote, assent or consent all of such shares in the identical proportion in favor of or in opposition to such matter as Nonaffiliated Votes are cast. If any calculation of votes under the preceding sentence would require a fractional vote, the Share Escrow Agent shall vote the next lower number of whole Excess Shares. The Share Escrow Agent shall use all reasonable commercial efforts to ensure, with respect to Excess Shares, that such Excess Shares are counted as being present for the purposes of any quorum required for stockholder action of the Corporation and to vote as set forth above. For purposes of these Articles of Incorporation, “Nonaffiliated Votes” shall mean the votes cast by stockholders other than any Share Escrow Agent with respect to Excess Shares.

Section ~~9~~8.10. Sale of Excess Shares.

(a) In an orderly fashion so as not to materially adversely affect the price of Common Stock on the New York Stock Exchange or, if Common Stock is not listed on the New York Stock Exchange, on the exchange or other principal market on which Common Stock is traded, the Share Escrow Agent shall sell or cause the sale of Excess Shares at such time or times as the Share Escrow Agent determines to be appropriate. The Share Escrow Agent shall have the right to take such actions as the Share Escrow Agent deems appropriate to seek to restrict sale of the shares to Permitted Transferees.

(b) The Share Escrow Agent shall have the power to convey to the purchaser of any Excess Shares sold by the Share Escrow Agent ownership of the Excess Shares free of any interest of the Purported Owner of those Excess Shares and free of any other adverse interest arising through the Purported Owner.

(c) Upon acquisition by any Permitted Transferee of any Excess Shares sold by the Share Escrow Agent or the Purported Owner, such shares shall upon such sale cease to be Excess Shares and shall become regular shares of Capital Stock in the class to which the Excess Shares belong, and the purchaser of such shares shall acquire such shares free of any claims of the Share Escrow Agent or the Purported Owner.

(d) To the extent permitted by law, none of the Corporation, the Share Escrow Agent or anyone else shall have any liability to the Purported Owner or anyone else by reason of any action or inaction the Corporation or the Share Escrow Agent shall take which either shall in good faith believe to be within the scope of its authority under this Article VIII~~IX~~ or by reason of any decision as to when or how to sell any Excess Shares or by reason of any other action or inaction in connection with activities under this Article VIII~~IX~~ which docs not constitute gross negligence or willful misconduct. Without limiting by implication the scope of the preceding sentence, to the extent permitted by law, (a) neither the Share Escrow Agent nor the Corporation shall have any liability on grounds that either failed to take actions which would have produced higher proceeds for any of the Excess Shares or by reason of the manner or timing for any disposition of any Excess Shares and (b) the Share Escrow Agent shall not be deemed to be a fiduciary or Agent of any Purported Owner.

Section ~~9~~8.11. Application of the Proceeds from the Sale of Excess Shares. The proceeds from the sale of the Excess Shares to a Permitted Transferee and any Excess Share Dividends shall be distributed as follows: (i) first, to the Share Escrow Agent for any costs and expenses incurred in respect of its administration of the Excess Shares that have not theretofore been reimbursed by the Corporation; (ii) second, to the Corporation for all costs and expenses incurred by the Corporation in connection with the appointment of the Share Escrow Agent, the payment of fees to the Share Escrow Agent with respect to the services provided by the Share Escrow Agent in respect of the escrow and all funds expended by the Corporation to reimburse the Share Escrow Agent for costs and expenses incurred by the Share Escrow Agent in respect of its administration of the Excess Shares and for all fees, disbursements and expenses incurred by the Share Escrow Agent in connection with the sale of the Excess Shares; and (iii) third, the remainder thereof (as the case may be) to the Purported Owner or the Person who was the holder of record before the shares were transferred to the Share Escrow Agent (depending on who shall at such time be entitled to any economic interest in the Excess Shares); provided, however, if the Share Escrow Agent shall have any questions as to whether any security interest or other interest adverse to the Purported Owner shall have existed with respect to any Excess Shares, the Share Escrow Agent shall not be obligated to disburse proceeds for those shares until the Share Escrow Agent is provided with such evidence as the Share Escrow Agent shall deem necessary to determine the parties who shall be entitled such proceeds.

Section ~~9~~8.12. No Limit on the Authority of the Corporation. Subject to Section ~~9~~8.13, nothing contained in this Article ~~IX~~VIII or in any other provision of these Articles of Incorporation shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders.

Section ~~9~~8.13. Settlement of Transactions. Nothing in these Articles of Incorporation shall preclude the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other exchange or through the means of any automated quotation system now or hereafter in effect.

Section ~~9~~8.14. Definitions. The following definitions shall apply with respect to this Article VIII~~IX~~:

(a) “Affiliate” and “associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended or supplemented (the “Exchange Act”) at the time as of which the term shall be applied.

(b) Except as is provided in (c) of this Section ~~9~~8.14, a Person shall be deemed to “Beneficially Own,” be the “Beneficial Owner” of or have “Beneficial Ownership” of any Capital Stock:

(1) in which such Person shall then have a direct or indirect beneficial ownership interest;

(2) in which such Person shall have the right to acquire any direct or indirect beneficial ownership interest pursuant to any option or other agreement (either immediately or after the passage of time or the occurrence of any contingency);

(3) which such Person shall have the right to vote;

(4) in which such Person shall hold any other interest which would count in determining whether such Person would be required to file a Schedule 13D; or

(5) which shall be Beneficially Owned (under the concepts provided in the preceding clauses) by any affiliate or associate of the particular Person or by any other Person with whom the particular Person or any such affiliate or associate has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities).

(c) The following provisions are included to clarify (b) above:

(1) A Person shall not be deemed to Beneficially Own, be the Beneficial Owner of, or have Beneficial Ownership of Capital Stock by reason of possessing the right to vote if (i) such right arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (ii) such Person is not the Purported Owner of any Excess Shares, is not named as holding a beneficial ownership interest in any Capital Stock in any filing on Schedule 13D and is not an affiliate or associate of any such Purported Owner or named Person.

(2) A member of a national securities exchange or a registered depositary shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of Capital Stock held directly or indirectly by it on behalf of another Person (and not for its own account) solely because such member or depositary is the record holder of such Capital Stock, and (in the case of such member), pursuant to the rules of such exchange, such member may direct the vote of such Capital Stock without instruction on matters which are uncontested and do not affect substantially the rights or privileges of the holders of the Capital Stock to be voted but is otherwise precluded by the rules of such exchange from voting such Capital Stock without instruction on either contested matters or matters that may affect substantially the rights or the privileges of the holders of such Capital Stock to be voted.

(3) A Person who in the ordinary course of business is a pledgee of Capital Stock under a written pledge agreement shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of such pledged Capital Stock solely by reason of such pledge until the pledgee has taken all formal steps which are necessary to declare a default or has otherwise acquired the power to vote or to direct to vote such pledged Capital Stock, provided that;

(A) the pledge agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the Corporation, nor in connection with any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act; and

(B) the pledge agreement does not grant to the pledgee the right to vote or to direct the vote of the pledged securities prior to the time the pledgee has taken all formal steps which are necessary to declare a default.

(4) A Person engaged in business as an underwriter or a placement agent for securities who enters into an agreement to acquire or acquires Capital Stock solely by reason of its participation in good faith and in the ordinary course of its business in the capacity of underwriter or placement agent in any underwriting or agent representation registered under the Securities Act of 1933, as amended and in effect on the date these Articles of Incorporation were filed with the office of the Indiana Secretary of State (the “Securities Act”), a bona fide private placement, a resale under Rule 144A promulgated under the Securities Act or in any foreign or other offering exempt from the registration requirements under the Securities Act shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of such securities until the expiration of forty (40) days after the date of such acquisition so long as (i) such Person does not vote such Capital Stock during such period and (ii) such participation is not with the purpose or with the effect of changing or influencing control of the Corporation, nor in connection with or facilitating any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act.

(5) If the Corporation shall sell shares in a transaction not involving any public offering, then each purchaser in such offering shall be deemed to obtain Beneficial Ownership in such offering of the shares purchased by such purchaser, but no particular purchaser shall be deemed to Beneficially Own or have acquired Beneficial Ownership or be the Beneficial Owner in such offering of shares purchased by any other purchaser solely by reason of the fact that all such purchasers are parties to customary agreements relating to the purchase of equity securities directly from the Corporation in a transaction not involving a public offering, provided that:

(A) all the purchasers are persons specified in Rule 13d-1(b)(1)(ii) promulgated under the Exchange Act;

(B) the purchase is in the ordinary course of each purchaser’s business and not with the purpose nor with the effect of changing or influencing control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act;

(C) there is no agreement among or between any purchasers to act together with respect to the Corporation or its securities except for the purpose of facilitating the specific purchase involved; and

(D) the only actions among or between any purchasers with respect to the Corporation or its securities subsequent to the closing date of the nonpublic offering are those which are necessary to conclude ministerial matters directly related to the completion of the offer or sale of the securities sold in such offering.

(6) The Share Escrow Agent shall not be deemed to be the Beneficial Owner of any Excess Shares held by such Share Escrow Agent pursuant to a Share Escrow Agent Agreement, nor shall any such Excess Shares be aggregated with any other share of Capital Stock held by affiliates or associates of such Share Escrow Agent.

(d) “Capital Stock” shall mean shares (or any other basic unit) of any class or series of any voting security which the Corporation may at any time issue or be authorized to issue, that entitles the holder thereof to vote on any election, but not necessarily all elections, of directors. To the extent that classes or series of Capital Stock vote together in the election of directors with equal votes per share, they shall be treated as a single class of Capital Stock for the purpose of computing the relevant Ownership Limit or the right to amend these Articles of Incorporation.

(e) “Continuing Director” shall mean each member of the initial Board of Directors of the Corporation and any new member of the Board of Directors whose nomination for election to the board was approved by a vote of two-thirds of the directors still in office who were initial directors named in these Articles of Incorporation or whose nomination was approved by such directors.

(f) “Institutional Investor” means any Person if (but only if) such Person is:

(1) a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;

(2) a bank as defined in Section 3(a)(6) of the Exchange Act;

(3) an insurance company as defined in Section 3(a)(19) of the Exchange Act;

(4) an investment company registered under Section 8 of the Investment Company Act of 1940;

(5) an investment adviser registered under Section 203 of the Investment Advisers Act of 1940;

(6) an employee benefit plan, or pension fund which is subject to the provisions of the Employee Retirement Income Security Act of 1974 or an endowment fund;

(7) a parent holding company, provided the aggregate amount held directly by the parent, and directly and indirectly by its subsidiaries which are not persons specified in subsections (1) through (6) above, does not exceed one percent of the securities of the subject class such as common stock; or

(8) a group, provided that all the members are Persons specified in the subsections (1) through (7) above.

(g) “License Agreement” shall mean the license agreement between the Corporation and the Blue Cross and Blue Shield Association, including any and all addenda thereto, now in effect and, as it may be amended, modified, superseded and/or replaced from time to time, with respect to, among other things, the “Blue Cross” and “Blue Shield” name and mark.

(h) “Noninstitutional Investor” means any Person that is not an Institutional Investor.:

(i) “Ownership Limit” shall mean the following:

(1) Except as otherwise expressly provided in this Subsection (i), the Ownership Limit for any Noninstitutional Investor shall be that number of shares of Capital Stock one share lower than the number of shares of Capital Stock which would represent 5% of the Voting Power.

(2) Except as otherwise expressly provided in this Subsection (i), the Ownership Limit for any Institutional Investor shall be that number of shares of Capital Stock one share lower than the number of shares of Capital Stock which would represent 10% of the Voting Power.

(3) Except as otherwise expressly provided in this Subsection (i), the Ownership Limit for any Person shall be one share lower than that number of shares of Common Stock or other equity securities (or a combination thereof) which would represent 20% of the ownership interest in the Corporation.

(4) In the event the Corporation and Blue Cross and Blue Shield Association shall agree in writing, through an amendment of the License Agreement or otherwise, that an Ownership Limit of a higher percentage than that prescribed in clause (1), (2) or (3) shall apply, then the Ownership Limit shall be as specified in such written agreement.

(5) In the event any particular Person shall Beneficially Own shares of Capital Stock in excess of the Ownership Limit which would apply were it not for this clause (5) (the “Regular Limit”), such ownership shall not be deemed to exceed the Ownership Limit provided that (i) such Person shall not at any time Beneficially Own shares of Capital Stock in excess of the Regular Limit plus 1% and (ii) within thirty (30) days of the time when the particular Person becomes aware of the fact that the regular Limit has been exceeded, the particular Person reduces such Person’s Beneficial Ownership below the Regular Limit.

(j) “Person” shall mean any individual, firm, partnership, corporation, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of any such entity.

(k) “Schedule 13D” means a report on Schedule 13D under Regulation 13D of the Exchange Act as in effect on the date these Articles of Incorporation were filed with the office of the Indiana Secretary of State and any report which may be required in the future under any requirements which Blue Cross and Blue Shield Association shall reasonably judge to have any of the purposes served by Schedule 13D as in effect on the date these Articles of Incorporation were filed with the office of the Indiana Secretary of State.

(l) “Share Escrow Agent” shall mean the Person appointed by the Corporation to act as escrow agent with respect to some or all of the Excess Shares.

(m) “Transfer” shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

(n) “Voting Power.” The percentage of the voting power attributable to the shares of Capital Stock Beneficially Owned by any particular Person shall be equal to the percentage of all votes which could be cast in any election of any director which could be accounted for by the shares of Capital Stock Beneficially Owned by that particular Person. If in connection with an election for any particular position on the Board, shares in different classes or series are entitled to be voted together for purposes of such election, then in determining the number of “all votes which could be cast” in the election for that particular position for purposes of the preceding sentence, the number shall be equal to the number of votes which could be cast in the election for that particular position if all shares entitled to be voted in such election (regardless of series or class) were in fact voted in such election. If the Corporation shall issue any series or class of shares for which positions on the Board are reserved or shall otherwise issue shares which have voting rights which can arise or vary based upon terms governing that class or series, then the percentage of the voting power represented by the shares of Capital Stock Beneficially Owned by any particular Person shall be the highest percentage of the total votes which could be accounted for by those shares in any election of any director.

~~Section 9.15. Amendment of Article IX, Section 5.3(a) or Section 6.1. Any amendment, change or repeal of this Article 1X, or of Section 5.3(a) or 6.1 of these Articles of Incorporation, shall require the affirmative vote, at a meeting of the shareholders of the Corporation, of at least seventy-five percent (75%) of the votes entitled to be cast by the holders of the outstanding shares of all classes of Voting Stock (as defined in Section 8.4(k)) of the Corporation, considered for purposes of this Section 9.15 as a single class.~~

~~ARTICLE X~~

~~Initial Board of Directors~~

~~The name and post office address of the members of the first Board of Directors of the Corporation are as follows:~~

~~Name~~	~~Number and Street or Building~~	~~City, State Zip Code~~
~~L. Ben Lytle~~	~~120 Monument Circle~~	~~Indianapolis, Indiana 46204~~
~~Larry C. Glasscock~~	~~120 Monument Circle~~	~~Indianapolis, Indiana 46204~~
~~Susan B. Bayh~~	~~120 Monument Circle~~	~~Indianapolis, Indiana 46204~~
~~William B. Hart~~	~~120 Monument Circle~~	~~Indianapolis, Indiana 46204~~
~~Allan B. Hubbard~~	~~120 Monument Circle~~	~~Indianapolis, Indiana 46204~~
~~Victor S. Liss~~	~~120 Monument Circle~~	~~Indianapolis, Indiana 46204~~
~~William G. Mays~~	~~120 Monument Circle~~	~~Indianapolis, Indiana 46204~~
~~James W. McDowell, Jr.~~	~~120 Monument Circle~~	~~Indianapolis, Indiana 46204~~
~~B. LaRae Orullian~~	~~120 Monument Circle~~	~~Indianapolis, Indiana 46204~~
~~Senator Donald W. Riegle, Jr.~~	~~120 Monument Circle~~	~~Indianapolis, Indiana 46204~~
~~William J. Ryan~~	~~120 Monument Circle~~	~~Indianapolis, Indiana 46204~~
~~George A. Schaefer, Jr.~~	~~120 Monument Circle~~	~~Indianapolis, Indiana 46204~~
~~Dennis J. Sullivan, Jr.~~	~~120 Monument Circle~~	~~Indianapolis, Indiana 46204~~

ARTICLE IX~~I~~

Incorporator

The name and post office address of the incorporator of the Corporation are as follows:

Name	Number and Street or Building	City, State Zip Code
Anthem Insurance Companies, Inc.	120 Monument Circle	Indianapolis, Indiana 46204

ARTICLE X~~II~~

Miscellaneous Provisions

Section 10~~2~~.1. Amendment or Repeal. Except as otherwise expressly provided for in these Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

~~Section 12.2. Restriction on Acquisition of Ownership of 5% of More. Except for the acquisition by the Corporation of all of the outstanding capital stock of Anthem Insurance Companies, Inc. (“Anthem Insurance”), in connection with the conversion of Anthem Insurance from a mutual insurance company to a stock insurance company under the Indiana Demutualization Law (Ind. Code 27-15), during the five (5) year period commencing on the effective date of such conversion, no person or persons acting in concert (other than the Corporation, Anthem Insurance, or any other company that is directly or indirectly wholly owned by the Corporation, or any employee benefit plans or trusts sponsored by the Corporation or Anthem Insurance) may directly or indirectly acquire, or agree or offer to acquire, in any manner the beneficial ownership of five percent (5%) or more of the outstanding shares of any class of a voting security of the Corporation or Anthem Insurance, other than in compliance with Ind. Code 27-15-13-2.~~

~~Section 12.3. Redemption of Shares Acquired in Control Share Acquisitions. If and whenever the provisions of Ind. Code 23-1-42 apply to the Corporation, it is authorized to redeem its securities pursuant to Ind. Code 23-1-42-10.~~

Section 10.2. Voting as a Shareholder. The Chair~~man~~ of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer or any other officers designated by the Board of Directors shall have full power and authority on behalf of the Corporation to attend any meeting of shareholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting.

Section 10.3. Captions. The captions of the Articles and Sections of these Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe, or describe the scope or intent of any Article or Section hereof.

WELLPOINT.

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two electronic voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 16, 2011.

Vote by Internet

Vote by telephone

- Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.
- Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

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1. Election of Directors for a three-year term:

Nominee	For	Against	Abstain
1a - Angela F. Braly	☐	☐	☐
1b - Warren Y. Jobe	☐	☐	☐
1c - William G. Mays	☐	☐	☐
1d - William J. Ryan	☐	☐	☐

Proposal	1 Yr	2 Yrs	3 Yrs	Abstain
5. Advisory vote on the frequency of an advisory vote on compensation of our named executive officers.	☐	☐	☐	☐

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WELLPOINT

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ANNUAL MEETING PROXY CARD

Electronic Voting Instructions Available You can vote 24 hours by Internet a day, or 7 days telephone! a week! Instead voting methods of mailing outlined your proxy, below you to vote may your choose proxy. one of the two electronic VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. 11:59 Proxies p.m. submitted , Eastern by Daylight the Internet Time, or on telephone May 16, 2011. must be received by Vote Log by on to Internet the Internet and go to www.envisionreports.com/wlp Follow the steps outlined on the secured website. Within 1-800-652-VOTE USA, US territories (8683) on & a Canada, touch tone call telephone. toll free There is NO CHARGE to you for the call. Outside 1-781-575-2300 USA, US on territories a touch tone & Canada, telephone. call Standard rates will apply. Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. To vote as the Board of Directors recommends on all items listed below, sign, date and return this proxy card. A Election of Directors — The Board of Directors recommends a vote FOR each of the nominees. 1. Election of Directors for a three-year term: + For Against Abstain For Against Abstain For Against Abstain For Against Abstain 1a - Angela 1b - Warren 1c - William 1d - William F. Braly Y. Jobe G. Mays J. Ryan B Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3 (a - e) and 4 and 1 YEAR for Proposal 5. 2. To & Young ratify the LLP appointment as the independent of Ernst registered for 2011. public accounting firm 3. To WellPoint, approve Inc. amendments Articles of to Incorporation: 3a - Removing voting requirements supermajority for and restrictions transfer on of ownership stock, and voting number rights of of directors. shares 3b - Removing voting requirements supermajority for for removal certain of business directors and supermajority combinations and provisions. other 3c - Removing restrictions certain on ownership of shares. 3d - Deleting obsolete certain provisions. 3e - Deleting provisions other and obsolete making conforming changes. 4. Advisory compensation vote on of our the named executive officers. 5. Advisory frequency vote of an on advisory the vote our named on compensation executive officers. C Proposals — The Board of Directors recommends a vote AGAINST Proposals 6, 7 and 8. 6. If shareholder properly presented proposal at concerning the meeting, a feasibility to vote on study a for converting to nonprofit status. 7. If proposal properly to presented change our at jurisdiction the meeting, of to incorporation vote on a shareholder from Indiana to Delaware. 8. If proposal properly to presented separate the at the Chair meeting, and CEO to vote positions. on a shareholder

Annual Meeting of Shareholders Hilton Hotel, 120 West Market Street, Indianapolis, IN 46204 Tuesday, May 17, 2011 Registration and Seating Available at 7:30 a.m. Eastern Daylight Time Meeting Begins Promptly at 8:00 a.m. Eastern Daylight Time Please plan to arrive early as there will be no admission after the meeting begins. To attend the annual meeting, please present this admission ticket and photo identification at the registration desk upon arrival. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. PROXY VOTING INSTRUCTIONS FOR ANNUAL MEETING OF SHAREHOLDERS Tuesday, May 17, 2011 This PROXY is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on May 17, 2011. Your shares of stock will be voted as you specify. If you sign and date your proxy card, but do not provide instructions, your shares of stock will be voted FOR Proposals 1, 2, 3 (a - e), 4, 1 YEAR for Proposal 5 and AGAINST Proposals 6, 7 and 8. By signing this PROXY, you revoke all prior proxies and appoint John Cannon and Wayne S. DeVeydt, or either of them, as proxies, with the power to appoint substitutes, to vote your shares of stock of WellPoint, Inc. that you would be entitled to cast if personally present at the Annual Meeting of Shareholders, and all adjournments or postponements of the meeting. If you participate in the WellPoint 401(k) Retirement Savings Plan and you are invested in the Company Common Stock fund in your account, you may give voting instructions to Vanguard Fiduciary Trust Company, the plan Trustee, as to the number of shares of common stock equivalent to the interest in the Company Common Stock fund credited to your account as of the most recent valuation date coincident with or preceding the record date. The Trustee will vote your shares in accordance with your instructions received by 11:59 p.m., Eastern Daylight Time, May 15, 2011. You may also revoke previously given voting instructions by 11:59 p.m., Eastern Daylight Time, May 15, 2011, by filing with the Trustee either written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the Trustee. If you do not send voting instructions, the Trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions. Your voice is important. You are strongly encouraged to vote your proxy through the Internet or by telephone in accordance with the instructions on the reverse side. However, if you wish to vote by mail, just complete the reverse side of this card, sign, and date below and return in the enclosed envelope. If you wish to vote in accordance with the Board of Directors’ recommendations, you need not mark the voting boxes, only return a signed card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted. Electronic distribution of proxy materials saves time, postage and printing costs, and is environmentally friendly. For electronic distribution of proxy materials in the future, log on to www.envisionreports.com/wlp. Please mark your vote on the reverse side and date and sign below. D Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. E Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.